AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2005

                           REGISTRATION NO. 333-98651

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              CAPITAL BENEFITS, LLC
                         (f/k/a AmeriFirst Fund I, LLC.)
             (Exact name of registrant as specified in its charter)

         Florida                       6189                     16-1628844
--------------------------------------------------------------------------------
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employee
                            Classification Code Number)   Identification number)

                               2015 A Osborne Rd.
                            St. Marys, Georgia 31558
                                 (912) 882-8851
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                   John Tooke,
                              Capital Benefits, LLC
                               2015 A Osborne Rd.
                            St. Marys, Georgia 31558
                                 (912) 882-8851
                            Facsimile: (912) 882-9461

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Elliot H. Lutzker, Esq.
                               Robinson & Cole LLP
                          885 Third Avenue, Suite 2800
                            New York, New York 10022
                                 (212) 451-2906
                            Facsimile: (212) 451-2999

Approximate date of commencement of proposed sale to public: As soon as practicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                 SUBJECT TO COMPLETION - DATED NOVEMBER 3, 2005

PROSPECTUS

                        MAXIMUM -- $100,000,000 of Units
                         MINIMUM -- $2,500,000 of Units
                          MINIMUM INVESTMENT: $100,000

                          [LOGO] Capital Benefits, LLC

      The units offered by Capital Benefits, LLC (referred herein as "the Fund"), Florida limited liability company, represent membership interests. Capital Benefits, LLC's income will be generated from life insurance policies which we intend to purchase through licensed insurance providers, including our affiliate Asset Settlement Group, Inc. Capital Benefits, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to such regulation. No trading market currently exists or will exist for the units in this offering and transfer restrictions prevent assignment.

Net Proceeds            Price to              Selling               Proceeds to
to the Fund             Investors             Commissions(1)        Issuer
------------            ---------             --------------        ------------
Per Unit                $1,000                $100                  $900
Total Maximum           $100,000,000          $10,000,000           $90,000,000
Total Minimum           $2,500,000            $250,000              $2,250,000

                                                    (Footnote on following page)

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

An investment in Capital Benefits, LLC involves a high degree of risk. Units are only being offered to accredited investors who should not invest money that they need to live on. Prospective investors should consider the following factors, among others, set forth under "Risk Factors" commencing on page 15.

o     no guarantee of a return on investment

o     no guarantees in estimates of timing when the policy matures

o     lack of liquidity

o     no actual experience by John Tooke in the life settlements business

o dependence on John Tooke as controlling person of our manager, provider and underwriter for the proposed investment program

o     lack of operating history, assets or established financing sources

o independent physicians providing services to us do not personally examine the insured

o the proceeds have not been committed to any identifiable insurance policies

o conflicts between AmeriFirst Fund, our manager, provider and underwriter including, the payment of substantial fees and expenses, non arms-length agreements and competition for the time and services of John Tooke

o     no viable business if unable to generate an adequate return on investment

o substantial doubt raised by accountants as to our ability to continue as a going concern due to our being a development stage company which has not yet begun operations, nor raised funds to commence such operations

o lack of ownership interest in our manager and underwriter which are controlled by John Tooke

o 4% of the gross proceeds of this offering will be paid to our provider for origination fees; 4% of the gross proceeds to our manager to service the life settlements and the investors; and 2% of the gross proceeds of this offering will be paid as selling commissions to our underwriter, subject to reallocation

o limited ability to invest in insurance contracts if only the minimum is reached

o the incentive fee structure could result in our manager recommending riskier or more speculative investments

o     risks associated with the fact that we have no assets

o our investment policies and strategies may be changed without unitholder consent

o     investors will have to pay premiums once the Fund's money is exhausted

                            AMERIFIRST CAPITAL CORP.

                The date of this prospectus is ___________, 2005.

                                   ----------

Footnote to table on previous page

(1) Units will be offered and sold by broker-dealers registered with the Securities and Exchange Commission and licensed by the NASD to sell the units. Units may be sold by officers of the Fund who are sales representatives licensed by the NASD and will receive commissions where permitted. Our underwriter, AmeriFirst Capital Corp., may also engage other NASD broker-dealers and entities outside of the United States which are not licensed with the NASD to sell our units, provided such foreign entities are in compliance with their respective country's laws. Our underwriter will receive selling commissions at the time of purchase of life insurance policies equal to 2% of the gross proceeds of the sale of units by our underwriter. Our underwriter may also negotiate fees to be paid to selected dealers and foreign entities on units sold by them. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum fee permitted by the NASD.

We are offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of one hundred (100) units at $100,000, although our underwriter reserves the right to accept subscriptions of less than $100,000. All subscriptions are non-cancellable and irrevocable. The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp. The proceeds of this offering will be held in escrow with Wachovia Bank, National Association, 110 Office Park Drive, 2nd Floor, Birmingham, Alabama, 35223 until the $2,500,000 minimum amount is received, and promptly returned to investors, with interest, if the minimum amount is not received by June __, 2006, unless extended up until December __, 2006.

AmeriFirst, Inc., the holding company controlled by John Tooke, will pay at its own expense all organizational and offering expenses including without limitation, legal and accounting expenses, photocopy costs, selling expenses, and filing fees paid to the Securities and Exchange Commission and state securities commissions, estimated to be approximately $380,000.

                                   ----------

      Currently we intend to offer the units for sale in Georgia and New York. We will end this offering in these states on December __, 2006, unless extended until December __, 2007, or at such earlier time that all $100 million of units are sold. If we desire to extend this offering up until December __, 2007, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering.

      If we do not receive acceptable subscriptions for $2,500,000 or more of units by June __, 2006, unless extended up until December __, 2006, we will notify you in writing and the escrow agent will promptly return all subscription amounts together with interest earned while the funds were held in escrow to you and the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear at an average money market rate of approximately 1-2%, according to market rates. You will not be a member of the Fund while your funds are held in the subscription escrow account and you will only become a member once we accept your subscription and transfer your funds out of the subscription escrow and into the Fund's own operating trust account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We may terminate this offering at any time and refund any subscriptions that we have not accepted. Unless you are an insured who also purchases units offered in this offering, you will not know the identity of the insured.

                       WHERE YOU CAN FIND MORE INFORMATION

      We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our members annual reports containing audited financial statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

WHERE YOU CAN FIND MORE INFORMATION ...................................... -iii-

SUMMARY OF THE OFFERING...................................................     1

ORGANIZATIONAL CHART......................................................    13

INVESTORS' CASH FLOW .....................................................    14

RISK FACTORS .............................................................    15

FORWARD-LOOKING STATEMENTS ...............................................    33

INVESTOR SUITABILITY STANDARDS ...........................................    34

USE OF PROCEEDS ..........................................................    38

CAPITALIZATION OF CAPITAL BENEFITS, LLC ..................................    40

TERMS OF THE OFFERING ....................................................    40

SELECTED FINANCIAL DATA ..................................................    43

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION OF CAPITAL BENEFITS, LLC ..........................    44

BUSINESS .................................................................    46

DESCRIPTION OF THE UNITS .................................................    74

DESCRIPTION OF LIFE SETTLEMENT CONTRACTS .................................    81

OTHER OPERATING POLICIES .................................................    82

OUR MANAGER, PROVIDER AND UNDERWRITER ....................................    83

COMPENSATION OF OUR MANAGER, PROVIDER AND UNDERWRITER ....................    87

CONFLICTS OF INTEREST ....................................................    89

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................    91

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS AND MANAGEMENT .................................................    92

FIDUCIARY RESPONSIBILITIES OF OUR MANAGER ................................    92

MATERIAL TAX CONSEQUENCES ................................................    94

SUMMARY OF OPERATING AGREEMENT ...........................................   104

PLAN OF DISTRIBUTION .....................................................   109

INVESTMENT COMPANY ACT OF 1940 ...........................................   111

LEGAL PROCEEDINGS ........................................................   112

LEGAL OPINIONS ...........................................................   112

EXPERTS ..................................................................   112

ADDITIONAL INFORMATION ...................................................   113

FINANCIAL STATEMENTS .....................................................   F-1

EXHIBITS

A     Form of Subscription Agreement......................................   A-1

B     Amended and Restated Operating Agreement ...........................   B-1

                             SUMMARY OF THE OFFERING

      The following information is only a brief summary of the units being offered for sale in this prospectus. We recommend that you thoroughly read this prospectus. This summary is not as complete or accurate as the longer descriptions you will find in the main body of this prospectus.

Fund........................  Capital Benefits, LLC, is a Florida Limited
                              Liability Company, formed to engage in this offering. We are offering membership interests in the Fund which will entitle you to a fractional beneficial interest in the income to be generated from individual life insurance policies which we intend to purchase at a discount to face value to create a "pool." The Fund was formed to provide a return on investment to our investors. However, we will also provide financial benefits to medically impaired persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables (collectively, defined as "life settlements"). Under our operating agreement, attached hereto as Exhibit B, our existence ends on December 31, 2027, unless liquidated sooner. Our offices, as well as those of our provider, manager and underwriter, are located at 2015 A Osborne Rd., St. Marys, Georgia 31558; Tel: (912) 882-8851.

                              Each entity affiliated with the Fund has a different business plan, scope and purpose and is governed by different regulatory bodies. Our underwriter is registered with the NASD and its personnel are licensed securities personnel aside from administrative support. Our provider is physically located in Georgia and will be subject to different rules and regulations by the insurance or securities departments in each state in which it is regulated. Our manager is regulated by the State of Georgia and will provide management services to the Fund, our provider and our underwriter. However, our manager can also provide services to non-affiliated persons for a fee including competitors of our provider and the Fund, and is also licensed as a mortgage broker and a real estate broker in the State of Florida. Each entity is controlled by John Tooke, who has experience with selling mortgage backed and other securities, but has no actual experience purchasing and securitizing life settlements. He has researched the life settlements industry starting in April 2001 and conducted all organizational activities necessary for the Fund.

Provider ...................  The Fund was formed to purchase life insurance policies from licensed providers, including Asset Settlement Group, Inc., a Delaware corporation formed by John Tooke. Our provider will originate policy purchases either directly from the insured, when it is licensed or not required to be licensed, from other providers, or from a broker network. Our provider has agreed in writing to assign all policies which it purchases to the Fund, except those it may sell to unaffiliated third parties and/or affiliates not engaged in a public offering of securities, but having similar objectives of the Fund. Our provider will be managed by one person who has been hired for policy origination. Our provider is currently in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of Securities and Business Regulation. Before our provider can purchase policies in the State of Georgia, it must also comply with the rules and regulations currently being implemented by the Insurance Commissioner for the State of Georgia. Our provider will seek to comply with the insurance laws of the states in which it purchases and/or sells policies which regulate such purchases and/or sales.

                              Our Provider has entered into consulting agreements with four unaffiliated medical review service companies to determine estimated life expectancies. In addition, we have contracted with 21st Holdings, LLC, an affiliate of one of the four medical review service companies, to monitor or track the medical status and location of an insured and file the claim to the insurer once a policy has matured.

Manager/Servicer ...........  The manager of the Fund is AmeriFirst Financial
                              Services, Inc., a Delaware corporation formed by John Tooke. Our manager will be responsible for making all investment decisions on behalf of the Fund and dealing directly with members of the Fund. In addition, our manager currently intends to service the insurance policies purchased by the Fund, however, our manager may decide to outsource any or all non-financial services to a third party. Approximately 12 experienced employees have been hired by our manager and provider and their parent company, AmeriFirst, Inc., to handle these responsibilities. Investment decisions for the Fund will be made by the management of our manager who has substantial prior experience with securities, but not with life settlements. The service function will be managed by a software developer, in-house legal staff, accounting staff, insurance review, insurance analyst, policy administration, computer and data processing personnel, customer service, medical administration and administrative assistants. We have not entered into any other agreements with a third party servicer.

Use of Proceeds ............  The gross proceeds of the offering will be used to: purchase life insurance policies for less than the face amount of the policy, pay the referring broker's fee, establish the premium trust account and the balance to pay for all services required in connection with the policies, including all related fees and all sales commissions on the units offered in this offering.

Return on Investment........  We are offering proportionate interests in the income to be generated primarily from individual life insurance policies which we will purchase to create a pool. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of medically impaired persons of all ages, and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. The pool of life insurance policies will range from face values of $25,000 to $2.5 million or more. Life settlements help relieve the financial burden of medically impaired persons who are often faced with enormous stress resulting from loss of employment and extraordinary medical expenses.

                              The pool should provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy. We will attempt to purchase insurance policies at a discount to face value based on our estimates of life expectancies. The discount is directly connected with life expectancy and will increase along with estimated life expectancy. A two-year life expectancy may have a relatively small discount of perhaps 10%, while a 10-year life expectancy may have a 50% discount. The amount of the discount to the insured is negotiated and varies depending upon the nature of the life insurance policy, the stability of the insurer, prevailing interest rates, the estimated premiums to be paid by our manager for the policy over the expected life of the insured, the insured's estimated life expectancy and certain other costs of the life settlement. Approximately 20 states require a minimum amount to be paid to an insured. We will attempt to create a pool of life insurance policies in which our manager generally does not intend to purchase any life insurance policy which based on the estimated life expectancy would not provide a return to investors of at least 8% interest compounded annually. However, the estimated rate of return on investment is not a guaranteed rate of return and the hypothetical figures presented throughout the prospectus are based on estimated life expectancies. However, if the insured lives longer than the estimated life expectancy, the return on investment would be lower than 8%, as set forth under "Business--Description of Return on Investment."

                              Only when we acquire the proceeds from life insurance policies will you receive a distribution consisting of your proportionate share of such proceeds. The estimated rate of return is based on our investing and returning to you the gross proceeds of this offering together with a return on your gross investment. The gross proceeds will be used to purchase life insurance policies, pay the referring broker's fee, establish the premium trust account with the Law Office of Joseph C. Miller, P.A., with the balance to pay all fees associated with the purchase, including our underwriter's selling commission which will be paid at the time of purchase. See "Business - Description of Return on Investment -- Estimated Life Expectancy" Table for a hypothetical example of how returns on investment will be calculated.

                              The actual return to investors is paid only when the Fund is paid by the insurance carrier after the actual date the insurance policy matures. Since the pool of insurance policies will have different maturity dates, an investor in the Fund receives an undetermined cash flow. Upon cash payment of insurance proceeds to the Fund, a distribution will be paid generally on the fifth day of the following month to members consisting of your proportionate share of such proceeds. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. The actual return on investment to members is determined by subtracting the discounted amount paid for each policy purchased (including all fees paid), as well as any capital calls paid, and payments to the premium trust account, from the face value of such policy when the policy matures. When all insurance policies have matured, the Fund's existence will end. We cannot guarantee you the full return of your investment.

                              The actual overall rate of return to all members can only be determined when all policies have matured at the end of the Fund. The return will be increased to the extent that there is an account balance and interest earned in the premium trust account at the end of the Fund's existence which will be distributed to the members. The actual overall rate of return may be adversely affected by, among other things, (i) policies maturing after the estimated life expectancy; (ii) delays in tracking or disbursement of claims at maturity by the insurance company; (iii) delays in investing gross proceeds of this offering resulting in investors receiving 1-2% interest in the operating trust account, as opposed to the estimated rate of return from the dollars invested in insurance policies; (iv) any capital calls (e.g., if the premium trust account fund has been exhausted); (v) payments from the premium trust account; (vi) payments from the servicing reserve account; and (vii) policies that terminate, lapse or the refusal or inability of the insurance carrier to pay the claim when the policy matures.

                              The estimated rate of return, the blended rate of return, the actual rate of return on investments in life insurance policies and the actual overall rate of return are projected using an annual compounded interest rate.

                              See the Fund's operating agreement attached as Exhibit B to this prospectus and "Summary of the Operating Agreement" in this prospectus for the precise definition of "pro rata share."

Minimum and Maximum
Offering ...................  We must receive a minimum of $2.5 million from investors before funds will be released from the subscription escrow account at Wachovia Bank and we can begin our operations and acquire the first life settlements. Each investor must subscribe to purchase units in denominations of $1,000 for a minimum of one hundred (100) units or $100,000 and integral multiples of $1,000 in excess of such minimum denomination. Our underwriter reserves the right to accept subscriptions of less than $100,000.

                              If the minimum amount of subscriptions has been timely received, then, with two days prior notice, the escrow agent shall release to the Fund, funds equal to units in the same principal amount. The funds shall be put in the Fund's operating trust account where it will earn money market rates until the purchase of life settlement policies. Prior to the purchase of life settlement policies, funds equal to the purchase price of policies available for purchase, and broker fees, where required, will be transferred into our provider's trust account. In addition, funds equal to the premiums based on life expectancy of the insured will be placed in the premium trust account. Each of the trust accounts, as shown in the "Investors' Cash Flow" table on page 14, shall be maintained at the Law Office of Joseph C. Miller, P.A.

                              After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days of receipt. If we do not receive and accept $2.5 million in subscriptions by June __, 2006, unless extended up until December __, 2006, we will notify investors in writing that we are terminating this offering, and your funds, together with the interest or other income earned thereon will promptly be returned to you by the escrow agent. Until we receive a total of $2.5 million, any payments received from you or other subscribers will be held in an interest-bearing escrow account. All subscriptions are non-cancellable and irrevocable during this period. After we issue the first $2.5 million or more in units, we intend to continue to offer and sell the units until December __, 2006, unless extended up until December __, 2007, or, such earlier time that a total of l00,000 units for $100 million are sold. In the event that the entire $100 million of units are sold, our underwriter will receive $2.5 million in sales commissions at the time of purchase of life insurance policies.

                              Currently we intend to offer the units for sale in Georgia and New York. If we elect to extend this offering up until December __, 2007, each of these states requires us to file the appropriate documents with such state's securities commission and we will provide investors in those states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to investors and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish our underwriter and selected dealers, if any, with copies to distribute to all persons who have received this prospectus either directly from our underwriter, a selected dealer or from a foreign entity. See "Plan of Distribution."

Permitted Fees .............  Origination Fee. The fee to be paid by the Fund to
                              Asset Settlement Group, Inc., our provider, or an unaffiliated provider in the secondary market, will be approximately 4% of the gross proceeds of this offering. This is exclusive of fees, which our provider or the insured is obligated to pay to the referring broker selling the insured's policy to our provider.

                              Our Manager's and/or Servicer's Fees. The fees to be paid by the Fund to our manager, who also currently intends to service the policies, will be approximately 4% of the gross proceeds of this offering. We believe that the fees paid to our manager are consistent with fees paid to third parties. If we outsource to a third party we will enter into a servicing agreement. The services to be provided by our manager/servicer include the following steps: (a) due diligence review, which includes evaluating the terms of each policy and of all medical records of the insured; (b) obtaining the estimated life expectancy of the insured from a medical review service company, which has contracted with independent medical specialists; (c) closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured; (d) servicing the insurance policies on an ongoing basis, and (e) monitoring the life status of the insured through a contracted affiliate of one of our medical review service companies. See "Compensation of Our Manager, Provider and Underwriter."

                              Underwriter's Selling Commissions. The fee to be paid to our underwriter, AmeriFirst Capital Corp., will be approximately 2% of the gross proceeds of the units sold by our underwriter. This fee will be paid to our underwriter upon the Fund's purchase of life insurance policies. Our underwriter may also negotiate fees to be paid to selected dealers and foreign entities on units sold by them where permitted. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum fee permitted by the NASD.

                              Aggregate Fees To Be Paid to Affiliates of
                              AmeriFirst, Inc. The fees which will be paid to AmeriFirst, Inc., (through our provider, our manager and our underwriter) the holding company, whose equity is owned by John Tooke (41%), Irving Strickstein (22.42%), Denise Mugerdichian Lachman (22.42%), and O. Lee Tawes, III (14.16%) are
                              described above in this section and total 10% of the gross proceeds of this offering. Our manager, provider and underwriter reserve the right to reduce and/or increase the fees stated above which they receive on certain policies, so long as the aggregate fees paid to them (exclusive of non-affiliated broker-dealers) do not exceed 10% of the gross proceeds of this offering. The policies purchased and fees paid will depend on market conditions, providing investors with a competitive rate of return, certain state statutes which require a minimum amount to be paid to the policy holder, the market based fee required by the referring broker and by the terms and conditions of the insurance policy together with the estimated life expectancy and the amount trusted into the premium trust account which is determined by using the formula of the estimated life expectancy of the insured plus an additional 2 years beyond such estimated life expectancy.

                              If the minimum, $2,500,000, the midpoint $50 million and the maximum $100 million proceeds are raised, our underwriter would receive $50,000, $1,000,000 and $2,000,000, respectively, of selling commissions; our provider and our manager would each receive fees of $100,000, $2,000,000 and $4,000,000, respectively. Therefore, the aggregate maximum fee of 10% of the gross proceeds payable to affiliates of AmeriFirst, Inc. will be approximately $250,000, $5,000,000 and
                              $10,000,000.

Premium Trust Account ......  The Fund shall hold in trust at the Law Office of
                              Joseph C. Miller, P.A. an amount generally equal to the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured plus an additional two years beyond such estimated life expectancy. Upon final liquidation of the Fund, the remaining premium trust account balance shall be transferred to our members on a proportionate basis with all accrued interest thereon.

Conflicts of Interest ......  Certain relationships exist among the Fund, our provider, our underwriter, our manager and John Tooke, who through a Delaware holding company, AmeriFirst, Inc., controls each such entity, which could result in various conflicts of interest including, but not limited to, payment of substantial fees and expenses regardless of whether the insured dies within the estimated life expectancy, purchase of life insurance policies from our provider, non arms-length agreements, competition for the time and services of John Tooke and the lack of separate representation. See "Conflicts of Interest."

Membership Interests........  You will not be a member of the Fund while your funds are held in escrow and you will only become a member once we accept your subscription and transfer your funds out of the subscription escrow and into the Fund's operating trust account upon completion of the minimum offering. Your rights as a member are described in the Fund's operating agreement, attached hereto as Exhibit B, and are also governed by Florida law.

Units ......................  The units will represent membership interests in the Fund which will represent fractional beneficial interests in the income to be generated primarily from a pool of life insurance policies. The units do not represent interests in, or obligations of, our manager, our provider, or any affiliate thereof. The units are not insured or guaranteed by any federal or state governmental agency.

Cash and Trust Accounts.....  All funds shall be maintained in separate trust accounts maintained for the benefit of members at The Law Office of Joseph C. Miller, P.A., Jacksonville, Florida. After the completion of the minimum offering, funds that have not yet been used to purchase life insurance policies and to pay policy premiums will be deposited by our manager in an interest-bearing operating trust account. The first account is the operating trust account in which funds are transferred to our provider's trust account to purchase life insurance policies; the second is the premium trust account to make premium payments; and the third is the provider's trust account through which the insurance policies are purchased and in certain instances the referring broker's fee is paid. Investors will be entitled to a pro-rata share of the short-term interest (expected to be market rates of 1-2% according to market fluctuation) earned in the operating trust account. See "Investors' Cash Flow" chart on page 14.


Material Tax Consequences ..  The Fund will elect to be taxed as a partnership for federal income tax purposes and for purposes of any state or local tax if such election is recognized by the state and local taxing authorities. Accordingly, in the opinion of our counsel, Robinson & Cole LLP, which is reflected in the discussion herein under "Material Tax Consequences," the Fund will not be taxed as a corporation and will not be subject to tax other than as a partnership. Most, if not all of the return paid to you from the interest we earn on the life settlements will be taxed as ordinary income to you if you are subject to federal income tax. However, if we have more than 100 members and the membership interests are "publicly traded" as that term is used in the Internal Revenue Code (and defined under "Material Tax Consequences" in this prospectus), then the Fund will be taxed as a corporation and therefore, will incur double taxation. In the opinion of our counsel, the Fund should not be taxable as a publicly traded partnership. Our operating agreement provides that no transfer will be permitted if it results in our being a publicly traded partnership. Finally, our counsel has opined that the Fund should not be treated as a "tax shelter" for Federal Income Tax purposes and that participation in the Fund should not constitute a reportable transaction for Federal Income Tax purposes. Under partnership tax rules, you will report on your federal income tax for each year during which you are a partner, your distributive share of the Fund's items of income gain, loss, deduction and credit of the partnership, irrespective of whether you receive a cash payment.

Risk Factors ...............  An investment in the Fund involves a high degree of risk. You should consider the risk factors commencing on page 15 including, among others:

                              o no actual experience by John Tooke in the life settlements business

                              o     lack of operating history, assets or
                                    established financing sources

                              o no viable business if unable to generate an adequate return on investment

                              o dependence on John Tooke as controlling person of our manager, provider and underwriter for the proposed investment program

                              o no trading market for securities will exist and transfer restrictions prevent assignment

                              o conflicts between the Fund, our manager, provider and our underwriter including, but not limited to, non arms-length agreements and competition for the time and services of John Tooke

                              o substantial fees to be paid to affiliates of the Fund for origination and servicing of life insurance policies may create conflicts of interest among such parties

                              o investors will have to pay premiums once the Fund's money is exhausted

Investor Suitability
Standards ..................  To purchase units you must meet the requirements set forth in the definition of an accredited investor in Regulation D under the Securities Act of 1933. See "Investor Suitability Standards."

Limited Right to Resell ....  There will be no public market for resale of the units. To resell or transfer your units in a private transaction, you must first obtain the approval of our manager, which it is not required to grant. In addition, our manager may not approve a resale, if as a result, the Fund would become a "publicly traded partnership" or which would otherwise cause the Fund to be taxable as a corporation or which will violate any federal or state securities laws.

Limited Right to Withdraw ..  You may only withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the face amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager. Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from gross proceeds and capital contributions.

Distribution to Members ....  Following the maturity of a life insurance policy and payment of proceeds to the Fund the Manager shall reimburse itself for any advances made, fund any deficiency in the premium trust account and then pay or accrue to members their proportionate share of the proceeds.

Reports to Members .........  Once every year the financial statements of the
                              Fund will be audited by independent public accountants and the statements will be made available to members. Additionally, a semi-annual members' statement and an annual members' tax statement will be sent to each member. Our quarterly, annual and other reports that we file with the SEC will also be accessible to you at the SEC's public reading rooms or on the SEC's website. See "Summary of Operating Agreement--Reports and Records."

To Purchase Units ..........  To purchase units, you must complete and sign the subscription agreement, attached as Exhibit A to this prospectus, and deliver it to our underwriter or the selected dealer or foreign entity who has solicited your investment, together with your payment for the number of units as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. Our acceptance of your subscription is effective when the subscription agreement is signed by our manager.

      The units offered are subject to cancellation or modification of this offering without notice. Our manager reserves the right, in its discretion, to reject subscriptions in whole or in part for the purchase of units offered in this offering, notwithstanding the tender of payment by check or otherwise.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our manager. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the units, or an offer or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

      The Fund will be taxed as a partnership and your tax information will be furnished to you on Form K-1, a partner information return. These returns, which we will distribute to you, will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                              ORGANIZATIONAL CHART
                              --------------------

                       Entities That Provide Services To:

                              Capital Benefits, LLC

               ---------------------------------------------------
                                AmeriFirst, Inc.
                        (Delaware) Parent Holding Company
                     41% of the equity owned by John Tooke,
                      Chief Executive Officer and Director
                       22.42% owned by Irving Strickstein,
                  22.42% owned by Denise Mugerdichian Lachman,
               and 14.16% owned by O. Lee Tawes, III, Shareholders
               ---------------------------------------------------
                 |                     |                    |
                 |                     |                    |
-------------------------  -------------------------  -------------------------
  AmeriFirst Financial     AmeriFirst Capital Corp.       Asset Settlement
     Services, Inc.                (Florida)                Group, Inc.
       (Delaware)           Underwriter of the Fund          (Delaware)
  Manager of the Fund                                   Provider of the Fund
                           A wholly-owned subsidiary
A wholly-owned subsidiary     of AmeriFirst, Inc.     A wholly-owned subsidiary
   of AmeriFirst, Inc.                                   of AmeriFirst, Inc.
                                  John Tooke,
   Brittany M. Ellis,       Chief Executive Officer      Brittany M. Ellis,
  President, Secretary           and Director                President,
      and Director                                      Secretary, Director
-------------------------  -------------------------  -------------------------

                                     [LOGO]
                            CAPITAL BENEFITS, L.L.C.

                              INVESTORS' CASH FLOW

                                                                  -------------------------
-------------------------         -----------------               Provider Trust Account              -----------------------
   Subscription Escrow             Operating Trust   Contracts                                               Insured
         Acount                        Account      <------------ o Funds to purchase life  Pay at
                         ------->                    Received       insurance policies     ---------> o Controlled by The
o Minimum $2.5 Million.            o Controlled by                  and in some states      Closing     Law Offices of Joseph
                                      Manager.      ------------>   fee for broker.                     C. Miller, P.A.
o Controlled by Wachovia.                            Funds
-------------------------         -----------------               o Controlled by Wachovia.           -----------------------
                                          |                       -------------------------
                                          |
                                   Pay at Closing
                                          |
                                          |
                    -------------------------------------------
                    |                                         |
                    |                                         |
                   \ /                                       \ /
      -----------------------------             ----------------------------
         Premium Trust Account                       Manager's Account

      o Annual premiums for the                 o Fee for manager is 4% of
        estimated life expectancy                 the gross proceeds of this
        of the insured plus an                    offering.
        additional two years beyond
        such estimated life                     o Controlled by Manager.
        expectancy.
                                                ----------------------------
      o Controlled by Manager.                                |
                                                              |
      -----------------------------                           |
                                                              |
                                                              |
                                                              |
                    ------------------------------------------|-------------------------------------------
                    |                                         |                                          |
                    |                                         |                                          |
                   \ /                                       \ /                                        \ /
      -------------------------------          --------------------------------              -------------------------
               Fees Paid:                        Fee for unaffiliated medical                  Fee for broker in the
                                                   review service companies                        broker network
      o Underwriter - 2% of gross
        proceeds and up to 10% when            o $225-$250 per evaluation, plus              o 4-8% of face amount of
        combined with other selected             $15 per month to monitor                      life insurance policies,
        dealers and foreign entities.                                                          estimated at $10.1
                                               o Controlled by Manager.                        million on maximum
      o Provider - 4% of the gross                                                             proceeds.
        proceeds of this offering.             --------------------------------
                                                                                             o Controlled by Manager.
      o Controlled by Manager.
                                                                                             -------------------------
      -------------------------------

                                  RISK FACTORS

      You should be aware that an investment in the Fund involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before purchasing units. We also caution you that this prospectus includes forward-looking statements that are based upon our beliefs and assumptions and on information currently available to us. You should carefully consider the following risk factors and other information in this prospectus before purchasing units.

Risks Related to Our Business and Industry

We may not have a viable business because of our lack of an operating history.

      The Fund and our provider were incorporated in 2002, and together with our manager have no operating history. At June 30, 2005, the Fund had no significant assets. During the year ended December 31, 2004, the Fund determined that deferred offering costs in the amount of $342,661 was deemed to have no future benefit. Accordingly, the deferred offering costs were written off. Furthermore, the life settlements industry is relatively new. There can be no assurance that life settlements will remain a viable industry or that the Fund will be able to compete in this industry. See "Business - Competition."

There is little, if any, precedent for a public company engaged in the life settlements industry.

      There are very few, if any, public companies engaged in the life settlements industry. Therefore, there are no models for potential investors to view in which to compare the proposed operations and future performance of the Fund. The estimated rate of return on investment is based on the insured's estimated life expectancy and is not a guaranteed rate of return. There is no basis for comparison for the hypothetical figures presented under "Use of Proceeds," "Business--Description of Return on Investment," and throughout the Prospectus.

The inability of providers to purchase policies will have a material adverse effect on the Fund.

      The Fund will depend upon our provider and other licensed providers for the acquisition of life insurance policies on behalf of the Fund, either directly from the insured when it is licensed or not required to be licensed, or from a broker network. There can be no assurance that the Fund will be able to purchase a sufficient amount of insurance policies to utilize the entire gross proceeds which may be raised from this offering of units. In addition, we may have to pay broker's selling commissions to unaffiliated broker-dealers upon the sale of units. This would adversely affect the Fund's return on investment if there were delays in purchasing insurance policies with such net proceeds. If Asset Settlement Group, Inc. were to cease acting as our provider of insurance policies, this would be expected to have a material adverse effect on the Fund's ability to purchase life insurance policies until it would be able to establish relationships with non-affiliated providers.

We may not have a viable business because of our inability to generate an adequate return on investment.

      The purchase price of life insurance policies to be paid to the insureds is determined by market conditions of supply and demand and by various state regulations. In addition, the various fees when added together are substantial and that, in turn, also reduces the potential yield to the Fund. There is no precedent for the Fund to know whether it will be able to balance such objectives while still being able to compensate the various entities providing services to the Fund.

      In order to generate an adequate return on investment, the various related entities providing services to the Fund may reduce their fees on certain policies. However, if there are not enough policies available to provide an adequate return on investment and compensate the various entities, the Fund may have to terminate its operations.

The loss of services of John Tooke could adversely affect the business and operations of our manager and underwriter.

      John Tooke is the chief executive officer of our underwriter, and controlling shareholder of our manager, underwriter and provider. Mr. Tooke has no actual experience in the purchase of life settlements, although he has researched the industry since at least April 2001. An investment in the Fund is substantially dependent on the efforts and expertise of John Tooke. Until such time as the Fund establishes an operating history he is currently irreplaceable. Our underwriter has a non-compete provision in its employment contract with John Tooke. Neither the Fund nor any of its affiliated entities maintains key man life insurance on John Tooke's life and the loss of his services would be expected to adversely affect the Fund's business and its affiliated entities' ability to perform their duties and obligations in connection with this offering. While other officers of AmeriFirst, Inc., the parent company of our manager, underwriter and provider, have significant business experience to carry on the operations of the Fund, there can be no assurance the Fund will be able to recover from Mr. Tooke's loss and continue its operations. See "Our Manager, Provider and Underwriter."

Our manager has no prior track record relating to the sale of life settlements.

      We are relying on our manager to conduct our business. Our manager has not commenced operations and we cannot present a track record for our manager. John Tooke, the controlling shareholder of our manager, has experience with the placement of investor funds in mortgage backed financing. While Mr. Tooke's prior performance in real estate may give some indication of the future performance of the Fund, any relevant prior performance of Mr. Tooke's experience is more than 10 years old and not in his possession. Mr. Tooke has no experience selling life settlements and thus, there is no prior performance data available.

Members are relying entirely on our manager to direct the Fund without independent review.

      You will have no right or power to take part in the operations of the Fund except through the exercise of your limited voting rights described in the Fund's operating agreement. However, the investment and operating policies of the Fund may change without a vote of members. You should not purchase units unless you are willing to trust our manager to direct the Fund.

      We do not have any of our own employees or facilities and are relying completely on those of our manager, our provider and our underwriter. Our manager is our sole manager and we have no ownership interest in our manager. Nobody has the responsibility of making an independent review for us of our manager's performance of its duties.

Our manager has limited assets and will primarily fund its operations from fees it earns in the purchase of life settlements.

      Our manager has nominal capitalization and intends to fund its operations from fees it earns in life settlements. If our manager is unable to meet its obligations to the Fund in order to enable the Fund to continue its operations, the Fund's members may be required to vote to replace our manager. In such an event, the Fund may be required to make a capital call upon members in order to continue the Fund's operations without interruption. See "Description of Units--Capital Calls."

Conflicts of interests may arise among our manager, our provider, our underwriter, the Fund and John Tooke, which could adversely affect the operations of the Fund.

      The selection, purchase and servicing of our policies are controlled by our manager, all of whose stock is owned by AmeriFirst, Inc., a Delaware holding company, 41% of whose equity stock (including 45.6% of the voting stock) is owned by John Tooke. Our manager will purchase policies on behalf of the Fund through our provider, Asset Settlement Group, Inc., which is also owned by AmeriFirst, Inc. either buying directly from the insured, when it is licensed or not required to be licensed, from other providers, or utilizing a broker network. While our manager has agreed to act within the best interest of the Fund and its members, the potential value of the Fund's portfolio of policies will be affected by our manager's selection of policies. Our provider will have conflicts between its duty to the Fund and its own interests. Our provider has agreed to sell policies it purchases to the Fund. However, our provider may sell, the life insurance policies it purchases to non-affiliates (one such agreement is signed) and affiliated companies not engaged in a public offering of securities, but that have similar objectives of the Fund. Accordingly, our provider may have conflicts of interest in determining which client will purchase the life insurance policy purchased by our provider. As beneficial owner of our manager, circumstances may arise from time to time which make it more advantageous to AmeriFirst, Inc., and, in turn, John Tooke, to act in the best interest of either our manager or our provider, rather than in the best interest of the Fund and its members.

      The Fund will not have its own staff and we are completely dependent upon our manager for management, administration and servicing the policies. Our manager believes it has a sufficient staff to be capable of discharging its responsibility to us. However, there may arise a time in which we are handling a high volume of policies, and our manager may not be able to service the policies on a timely basis. Any delays in servicing our policies could have an adverse effect upon our operations.

      Our manager, provider and underwriter will receive substantial fees in connection with the transactions described herein. Our manager and provider will each receive their fees based on the gross proceeds of this offering, regardless of whether the insured dies within the estimated life expectancy, whereas the investors' return on investment will depend on the insured dying within his estimated life expectancy. Although we believe that such fees are reasonable, these fees are not the result of arm's length negotiations and may create conflicts of interest among such parties. See "Use of Proceeds," "Compensation of Our Manager, Provider and Underwriter" and "Conflicts of Interest."

Our inability to accurately predict estimated life expectancies would adversely affect our financial results and may lead to payment delays or losses.

      The Fund's operations and financial results are dependent on the ability of our manager, with the assistance of unaffiliated medical review service companies to conduct medical reviews through independent physicians, to accurately predict the estimated life expectancies of the insureds. Life expectancy is a significant factor in our determination of the purchase price of an insurance policy. Insureds can live significantly beyond the predicted life expectancy. Unanticipated delays in the collection of policies, whether caused by underestimating an insured's life expectancy, or otherwise, could have a material adverse effect on the Fund's financial results and will reduce your rate of return. See "Business - Description of Return on Investment."

      Inaccurate forecasting of an insured's life expectancy by our manager could result from, among other things:

      o advances in medical treatment resulting in deaths occurring later than forecasted;

      o     inaccurate diagnosis or prognosis on medically impaired insureds;

      o     improved living habits resulting in better health; or

      o     fraud or misrepresentation by the insured.

We may not have a commercially viable business as a result of competition from other life settlement companies.

      The market for the purchase of life settlements is highly competitive. There are few substantial barriers to prevent new competitors from entering this market. The Fund expects to face additional competition from existing competitors and new market entrants in the future. As a result, we may not be able to compete on a commercially viable basis. Many competitors may have substantially greater financial, technical and marketing resources, longer operating histories, greater name recognition and more established relationships in the industry than the Fund is expected to have. As a result, some of these competitors may be able to:

      o     develop and expand their service offerings more rapidly;

      o take advantage of institutional financing and other financing opportunities more readily;

      o devote greater resources to the marketing and sales of their service; and

      o     adopt more aggressive pricing policies.

      We may face additional competition from benefits offered by insurance companies. Other companies could choose to enter the Fund's target market and devote greater resources and capital to the acquisition of insurance policies from insureds. In addition, many major insurance companies now offer medically impaired policyholders "accelerated benefits" options with their existing or newly-acquired policies which provide a way for medically impaired policyholders to draw on their life insurance benefits before death. The life insurance industry may become more aggressive in offering such benefits to medically impaired persons and senior citizens, although we believe insurance companies have generally offered accelerated death benefits on terms more restrictive than the terms of life settlements. See "Business--Competition."

Regulation as an investment company may terminate the Fund.

      While the Fund may be considered similar to an investment company, it does not intend to register as such under the Investment Company Act of 1940. Accordingly, the provisions of such Act, which, among other matters, require investment companies to have a majority of disinterested directors and regulate the relationship between the investment advisers and the investment company, will not be applicable in the opinion of Robinson & Cole LLP which is included as an exhibit to the registration statement of which this prospectus forms a part. If the Fund is deemed to be an investment company, our manager may terminate the Fund and distribute its assets which will affect the Fund's profitability. See "Investment Company Act of 1940."

We may not be able to recover accounting losses recorded on acquisition of life settlements.

      Pursuant to Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance," acquired policies will be recorded at their cash surrender value and not at the amount of cash paid for the policy. This treatment will have a negative impact on our balance sheet as well as our statement of operations, because we will incur an immediate loss on the acquisition of a life settlement contract. There is a risk that we may not be able to recover the losses recorded on the acquisition of life settlements contracts.

The Fund has no proprietary information or rights to give us a competitive advantage.

      Except for information represented by the existing business relationships of the Fund's management, the Fund will have no protected or proprietary information. This means that the Fund will not enjoy a competitive advantage on any protected basis over other potential industry entrants or over existing life settlement companies. The Fund is applying to register its name or a depiction thereof, under the federal trademark laws to enjoy protected "brand" recognition for the securities offered in this offering.

Risks Related to this Offering

You may experience a loss in excess of your initial investment.

      The Fund will purchase life insurance policies based on the estimated life expectancy of the individual policy holder. If the insured lives beyond the estimated life expectancy, the return on investment can become as low as the initial investment and investors may experience a loss in excess of their initial investment. This would occur if the premium trust account is exhausted and/or there are insufficient proceeds from any maturing life insurance policies. The Fund would have to make a capital call from all investors to prevent policies from lapsing. Once the capital calls exceed the return an investor is to receive, the overall return would be less than an initial investment and you may experience a loss in excess of your initial investment.

Our underwriter's lack of experience could adversely affect the business and operations of the Fund.

      Our underwriter is a newly formed broker-dealer with no prior operating experience. Furthermore, the management of our underwriter have no experience in the offer and sale of units relating to life settlements. Our underwriter may also engage other NASD broker-dealers and foreign dealers who agree to abide by the NASD's rules to sell our units. However, neither we, nor our underwriter, has identified any brokers or dealers which will participate in this offering and neither of us has any agreement, arrangement or understanding with any such broker or dealer.

A reduced supply of life insurance policies could adversely affect your rate of return.

      Changes in the economy and other changed circumstances may result in a reduced supply of life insurance policies and could result from, among other things:

      o improvement in the economy, generating higher investment returns to individuals from their investment portfolios;

      o improvements in health insurance coverage, limiting the need of insureds to use the funds received to pay the cost of their medical treatment;

      o a change in law that requires our manager to apply more stringent credit standards in purchasing life insurance policies; or

      o the introduction into the market of less reputable third party brokers who submit inaccurate information to our provider on behalf of insureds.

If our provider is not licensed or able to comply with state insurance laws, we must purchase policies from brokers, none of which are obligated to sell to us.

      Our provider is required to be licensed in those states requiring a license before it can be permitted to purchase life insurance policies. In addition, it must comply with the laws of each state which regulates the purchase and/or sale of insurance policies. Our provider is currently in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of Securities and Business Regulation. Before our provider can purchase policies in the State of Georgia, it must also comply with the rules and regulations currently being implemented by the Insurance Commissioner for the State of Georgia. Our provider will seek to comply with the insurance laws of the states in which it purchases and/or sells policies which regulate such purchases and/or sales.

      Our provider may not be able to comply with every state's laws, or to renew or prevent revocation of a previously issued license or approval. The Fund is able to purchase policies in all 50 states from licensed providers. Our provider is able to purchase life settlements in 35 states but is not permitted to do business in Florida, Washington and Kansas, to date, and may be unable to obtain or maintain a required license or otherwise comply with the insurance or securities laws of other states. Our provider intends to apply for a license in the above states and in the event our provider is not licensed or approved to do business in particular states, the Fund will directly purchase policies referred by other licensed providers.

Newly issued life insurance policies carry special risks which could decrease the return on your investment.

      An insurance company may contest the payment of a death benefit or cancel the life insurance policy should the insured die within a certain time period or under certain conditions, or should the policy have been obtained fraudulently. Typically, the time period in which an insurance company can contest an insurance policy is two years. In the event that an insurance company successfully contested a policy and did not pay death benefits, the Fund would incur a loss, which would decrease your return on investment. Examples of reasons to cancel a policy would be if the insured did not truthfully answer a question on the policy application, or if the insured commits suicide within the two-year contestability period. The Fund intends to only purchase life insurance policies, which are beyond their contestability periods. See "Business --- Evaluating the Insured and the Insurance Policy."

General risks of types of policies purchased.

      Our portfolio will consist mainly of the following types of life insurance policies: whole life insurance, universal life insurance, variable adjustable life insurance, Retired Federal Employees Group Life Insurance (FEGLI) and term policies.

      o Whole life insurance offers protection for the life of the insured based on a fixed premium payment. Policies may provide coverage on a single life or joint lives, either first to die or survivorship. The greatest risk lies with the purchase of whole life contracts from insureds who may outlive their estimated maturity dates.

      o Adjustable whole life and combination whole life/term rider policies can have limited guaranteed protection periods, or in the case of combination policies, the term portion decreases. In both cases, dividends are used to extend the coverage period or purchase paid-up whole life to replace the decrease in the amount of term insurance. The dividends are not guaranteed and the risk is that the insurance carrier would fail to make a dividend payment.

      o Flexible premium universal life and variable adjustable life policies are designed to mature or expire at age 95 and beyond for specific amounts. Policies may provide coverage on a single life or joint lives, either first to die or survivorship. Insurance costs may become prohibitive at higher ages and there is the possibility of the insured outliving the coverage.

      o The only group life insurance which the Fund intends to purchase is Retired Federal Employees Group Life Insurance (FEGLI) policies which provide coverage for the life of the insured without any termination or decrease in death benefits. Our manager will need to reimburse the insured on a quarterly or semi-annual basis for premium payments as payroll deduction is the only mode available. There is a risk that either the government could discontinue this insurance program and terminate the policy or the premiums could increase significantly. Either of these factors could adversely affect the Fund's investment performance.

      o Term policies are issued for a specific period and generally expire without a death benefit at ages from 90 to 100. The risks are that premiums become prohibitive and the possibility of the insured outliving the coverage.

If only the minimum funds are raised, we will not create a diverse pool of life insurance policies and your rate of return will be lower.

      Our ability to reduce risk by creating a pool of life insurance policies will be limited by the amount of funds we raise. If only the minimum $2.5 million is raised, we will be able to acquire only a few insurance policies and your return on investment may be low if we do not predict accurately the life expectancies of the insureds. Also, we would not necessarily be able to follow the diversification requirements and strategies described under "Business - General Description of Different Types of Insurance Policies to be Purchased by the Fund and Investment Strategies." The pool of life insurance policies will have different maturity dates and you will receive your proportionate share of an indeterminate cash flow.

We may lack funds to pay policy premiums and you may need to make capital calls to prevent the lapse of policies.

      The Fund will establish a premium trust account with The Law Office of Joseph C. Miller, P.A. with proceeds of this offering generally equal to the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured plus an additional two years beyond such estimated life expectancy, which is believed to be appropriate and necessary to cover anticipated premiums owed. However, if a policy lapses, the Fund will suffer a loss equal to the purchase price of the insurance policy. If the premium trust account is depleted for any reason, there is no other reserve fund (e.g., a sinking fund) and the Fund will not be able to pay premiums on outstanding policies.

      If the Fund is unable to make any premium payments or meet any other operating expenses to preserve the Fund, our manager has the ability to borrow up to six (6) months of estimated operating expenses from the premium trust account. These funds must be repaid from the proceeds of matured policies or from a capital call. Our manager will make a capital call (of up to 6 months of premiums or operating expenses) where our members will need to make a proportionate capital contribution to the Fund. In addition, our manager may make a capital call on an individual member with respect to any state tax amounts that the Fund may be obligated to pay on behalf of such Fund member. A capital call will not result in higher revenue for the Fund. Such a contribution would result in lower returns to you. If enough additional capital is not contributed to cover additional premiums required, the individual policy on the insured's life will lapse. If less than all of the members contribute to the capital call, those members who contribute to the capital call will receive a premium to be determined by our manager of the membership interest attributable to the defaulted capital contribution. Those who do not contribute to the capital call will have a reduced membership interest in the Fund and their return on investment will be reduced. See "Description of the Units - Capital Calls."

We can only estimate and cannot guarantee your rate of return.

      Your actual overall rate of return can only be determined at the maturity of the individual policies. We can only estimate and cannot predict or guarantee your rate of return. The estimated rate of return is based on the insured's estimated life expectancy. This estimate is based on medical and insurance underwriting and actuarial tables. Factors affecting the accuracy of our estimate include the experience and qualifications of the medical personnel estimating the life expectancy, the nature and progress of the insured's illness and the future developments in treatments and cures. If an insured passes away before the estimated life expectancy, the actual rate of return will be more than the estimated rate of return, but if the insured dies after the estimated life expectancy, the actual rate of return will be less than the estimated life expectancy. The actual rate of return may also be adversely affected by delays in payment or non-payment by carriers, delays in purchasing policies, capital calls and policies that terminate or lapse. In addition, we are attempting to securitize a diverse pool of medical impaired persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. There is little, if any, precedent as a public company so there can be no meaningful historical data regarding the life expectancies of an undetermined pool. We have no historical data regarding losses experienced with life settlements and/or delays experienced in collecting amounts due under life insurance policies. See "Business - Description of Return on Investment."

Your rate of return may be lower than expected if the third party information we receive to predict life expectancy is not accurate.

      Your rate of return is highly dependent on our ability to predict accurately the life expectancy of the insured. In a pool of life insurance policies, we cannot monitor the insured's medical progress on our own. The Fund and our manager must rely on third party information to assess the accuracy and validity of life insurance policy information. We must rely on third party medical and actuarial information when estimating the life expectancies of the insureds. We will rely on life expectancy estimates of independent physicians who may not have sufficient data available.

We will depend on third party information to predict estimated life expectancies.

      The independent physicians on whom we will rely to assist us in estimating the life expectancies of the insureds who are medically impaired do not personally examine any of the insureds. The independent physicians working for the medical review service companies with whom we have contracted will rely instead on the insured's medical records and the reports provided to them by the attending physician with whom they can communicate, as well as on certain actuarial assumptions. See "Business - Description of Return on Investment."

Cures and advances in medical treatments for medically impaired will reduce your rate of return and the number of persons seeking life settlements.

      The development of a cure for, or vaccine against, medical impairment, or the development of new drugs or other treatments which extend the life expectancy of individuals with such illnesses could have a material adverse effect on your rate of return. In addition, such medical developments would likely reduce the number of individuals seeking life settlements. Substantial reductions in the cost of treating people who are medically impaired, including reductions from the development of less costly treatments, may also reduce the number of individuals seeking life settlements.

Our working capital reserves may not be adequate to meet our obligations.

      We intend to maintain small working capital reserves to meet our obligations, including operating expenses. We will, however, maintain a premium trust account to pay life insurance premiums. If we do not have adequate cash reserves, you could suffer a loss of your investment unless we make a capital call. In the event our manager cannot or does not pay our operating costs, it will be necessary to borrow funds, and there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result may require us to liquidate our investments and abandon our activities unless we are able to successfully raise the necessary funds in a capital call.

We will depend on a broker network, but will have no contractual rights to policies.

      Our provider can only purchase policies referred by other providers or sourcing brokers unless it becomes a licensed broker and/or purchases an interest in a broker. No sourcing broker is under a contractual agreement to refer policies to our provider, and none is prohibited from referring policies to our competitors. Sourcing brokers tend to be relatively small independent businesses with limited capital resources. Therefore, no assurance can be given that relationships with sourcing brokers can be established or that existing sourcing brokers will remain in business. In the event that our provider is not licensed in various states or our provider's relationships with the sourcing brokers are not established or cease and we do not have beneficial relationships with non-affiliated providers, our operations would be adversely affected.

We will have limited assets other than insurance policies.

      The Fund does not have any assets nor will it purchase any insurance policies prior to completing this offering. The Fund will not be permitted to have any assets other than interests in life insurance policies and temporary investments. Therefore, you must rely on policies beneficially owned by the Fund maturing and paying proceeds in order to receive distributions.

The failure of an insurance company to pay proceeds will reduce distributions to you.

      The value of the collateral of the Fund, which are assignments of life insurance policies and beneficial interests in the proceeds of such policies, is directly dependent upon the financial stability of the life insurance companies. While the Fund intends to purchase life insurance policies only from life insurance companies rated A- or better by A.M. Best, an established insurance company may fail or not have enough money to pay the Fund the proceeds upon the death of the insured. The number of life insurance company insolvencies has been increasing in recent years, mainly due to poor investment results, inadequate underwriting or reinsurance, a lack of diversified investments and fraud. If the insurance company that has issued a policy acquired by the Fund becomes bankrupt or otherwise defaults in payment to the Fund, the Fund would have less income to make distributions. Most states have insurance guaranty funds to help liquidate the obligations of a terminated insurance company, but there can be no assurance that those funds will be adequate in any one instance.

Delays in payment and non-payment of policy proceeds will reduce your potential profits and distributions.

      A number of arguments may be addressed by former beneficiaries under a life insurance policy or by the insurance company issuing a policy to deny or delay payment to the Fund of the proceeds of a policy following an insured's death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Delays for any reason in the Fund's collection of the face value of a life insurance policy following the death of the insured could have an adverse effect on the Fund's profits and distributions. If the death of an insured cannot be verified and no death certificate can be produced, the insurance company may not pay the proceeds of a policy until after the passage of a statutory period (usually five to seven years) for the presumption of death without proof.

Negative effect of increase in interest rates will reduce our profitability.

      Changes in interest rates and expectations about changing interest rates will affect the Fund's business. The Fund's profitability is dependent to a significant degree on the difference or the spread between the cost of the life settlements and the face value of its portfolio of policies. An increase in interest rates may affect the price that our manager is willing to pay for the life insurance policies. Any substantial increase in interest rates will result in either a decrease in the purchase price that our manager is willing to pay for insurance policies or a lower spread. If the Fund's purchase prices were to become significantly lower than its competitor's purchase prices, the number of policies available to the Fund could decrease. In addition, due to current and proposed regulations in several states which provide minimum purchase prices for life insurance policies, our manager may be unable to decrease its purchase prices to fully account for the increase in interest rates.

Our compliance with minimum purchase price requirements may significantly reduce our profitability.

      Approximately 19 states have adopted and others are considering the adoption of legislation that regulates the minimum purchase prices to be paid for life settlements. The Fund and our manager will comply with any and all legislation enacted. Compliance with minimum purchase price requirements may significantly reduce the Fund's profitability and ability to make distributions. Because minimum purchase price requirements may prevent the Fund from earning an acceptable profit margin on the life settlements in its portfolio, such requirements may force the Fund not to purchase life insurance policies in states imposing such restrictions.

Delays in purchasing life settlements will reduce our profitability and the return to investors.

      The gross proceeds raised from this offering will be invested in low risk eligible investments until utilized to purchase life settlements. Such investments are expected to provide an estimated rate of return of 1-2% per annum, or a substantially lower rate of return than the Fund anticipates can be obtained through our procurement of life settlements. Therefore, the Fund believes that any delays in investing funds allocated to the purchase of life settlements will reduce our profitability and the return to the members.

Our inability to track the insured may adversely affect the Fund's financial performance.

      After the Fund has purchased a life settlement from a policy owner, the provider must monitor or "track" the insured until he passes away and obtains documents establishing the insured's death in order to collect under the life insurance policy. Our manager will require each insured to furnish information that should enable adequate tracking and that obligates such insured to inform our medical review service company periodically of changes in his health status, and immediately notify our manager of any change in the insured's residence. Nevertheless, there is a risk that an insured with whom the provider has entered into a contract may become "missing," or that there may be a delay in ascertaining that an insured has passed away or in obtaining required documentation needed to claim the insured's death benefit. Either could have a material adverse effect on the Fund's financial performance. Where permitted by law, our manager has hired a consultant, 21st Holdings, LLC, an affiliate of 21st Services, one of our medical review service companies, to track each insured on a monthly basis. However, some states further limit the frequency with which the Fund through its tracking firm may contact the insured or obtain his medical records.

Possible costs relating to and delays attributable to government regulation will reduce our profitability.

      The provider will be required to comply with the laws of each state which regulates the purchase of life insurance policies as described in this prospectus. In addition, our underwriter is registered with the NASD and is regulated by the NASD.

      The life settlements industry has been tainted by fraud. Accordingly, industry groups including the National Association of Insurance Commissioners
(NAIC) and the North American Securities Administrators Association (NASAA) perceived there to be an industry void and passed a Viatical Settlements Model Act and subsequent Guidelines Regarding Viatical Investments. A summary of the provisions of the Viatical Settlements Model Act appear in this prospectus under the heading "Business-Government Regulation of Life Settlements." In addition to the states which adopt the NASAA guidelines, other states which license insurance purchases follow many of the provisions of the Viatical Settlements Model Act. Since the Securities and Exchange Commission does not regulate life settlements, except in an offering such as this one in which the policies are securitized, some states treat the sale of life settlements to individuals as the sale of securities and require registration in such states.

      In any event, we will comply with any and all applicable rules and regulations. At present, we have no reason to believe that we will not be able to comply with the regulatory and licensing requirements of any particular jurisdiction. There can be no assurance that in the future there will not be periods when we are not in compliance with state regulations. Most states regulate life settlements through their insurance departments, while some states regulate life settlements through securities administrations. As the Fund enters the marketplace in states having such regulations, it will incur significant compliance costs. See "Business-Government Regulation of Life Settlements."

We may be unable to prevent certain fraudulent activities including clean-sheeting.

      One of the fraudulent practices in the life settlements industry has been referred to as "clean-sheeting." This is when either an insured or his agent submits an original application for insurance containing false or misleading information. The Fund does not intend to purchase any life insurance policy prior to the end of the time period in which an insurance company can contest a policy or during the suicide period for which an insurance company does not have to pay the claim, both of which are typically two years. Notwithstanding that fact, in the event of fraud, if an insurance company will refuse to pay the claim on a policy which the Fund purchases, the members would lose part of their investment which would adversely affect the rate of return of the Fund.

      Notwithstanding the Fund's above stated policy, there can be no guarantee to protect investors from "clean-sheeting." Accordingly, the Fund has established a written internal anti-fraud policy and an education program for the Fund's employees (we state earlier that the fund has no employees and relies on our provider, manager, etc.) to perform proper due diligence to ensure that clean-sheeting and other fraud has not been committed. If the Fund's employees suspect possible fraud in the application for an insurance policy or in the insured's medical records, they will not purchase such policy and are instructed to report such impropriety to the appropriate insurance authorities. See "Business-Government Regulation of Life Settlements."

Our failure to comply with federal or state securities laws could have a material adverse effect on the Fund.

      Almost all state securities regulators have begun to regulate interests in life settlements as securities. Some state securities regulators have taken the position that the sale of an interest in a life settlement is an "investment contract" that falls within the definition of a "security" under state securities acts. Some state legislatures have amended state securities acts to specifically add viatical settlements to the definition of a "security."

      With respect to federal law, the D.C. circuit, as well as certain other circuits, held that interests in viatical and other life settlements are not securities because profits do not derive predominantly from the efforts of people other than the investors themselves. S.E.C. v. Life Partners, Inc., 87 F.3d 536 (D.C. Cir. l996). However, by our forming a pool of insurance policies and offering an undivided interest in the pool, rather than reselling the life insurance policy itself, we believe the units offered in this offering would be deemed to be a security. Our failure to comply with applicable federal or state securities laws may have a material adverse impact on the Fund. Securities regulators may impose civil fines or penalties on the Fund and, under certain circumstances, may require it to make a rescission offer to some or all of its investors, as a result of which the Fund's financial position could be materially adversely affected.

Privacy laws and other factors may limit the information the Fund receives about the insured.

      Federal and state privacy laws may limit the information the Fund receives about the insured after your investment, such as the insured's current medical condition. In addition, other factors, such as the insured's unwillingness to cooperate, may limit the information the Fund receives after your investment.

Being a beneficiary of a policy and not also an owner carries special risks.

      The person who buys a life insurance policy is the owner of the policy and decides who the beneficiaries of the policy will be, that is, who will receive the death benefit when the owner dies. If the owner sells that policy to our provider who then assigns it to the Fund, the investors become the owners and therefore, are entitled to receive the death benefit when the insured dies. Some states however, will only allow a provider to directly purchase a life insurance policy and become the owner of the policy, where the Fund would become an irrevocable beneficiary of the policy.

Group policies carry special risks.

      A group policy insures the members of a specific group of people, usually the employees of a company. The biggest risk for someone who invests in a group policy is that the policy can be terminated by the employer or the insurance company. The Fund intends to only purchase group policies of retired Federal Employees Group Life Insurance (FEGLI).

Sale and transfer of the units is severely restricted and may cause you to forego use of your invested funds.

      You are not permitted to sell your units and you will only be permitted to withdraw your investment from the Fund commencing one year after you are accepted as a member in the Fund at a 15% discount to the principal amount of your investment. Accordingly, you must be prepared to forego your use of the invested funds until we return your investment to you. We cannot make any distributions to you prior to the maturity of any life insurance policy which will affect your liquidity. The timing and frequency of distributions will depend on the size and scope of the pool of life insurance policies. Transfer of the units is restricted by the operating agreement. You may not transfer the units:

      o to persons who do not meet the investor suitability requirements described in this prospectus;

      o unless the transfer is approved by our manager in its sole discretion; or

      o in violation of the securities laws or if the transfer would cause the Fund to be a publicly traded partnership.

You cannot revoke your subscription and will not have use of your invested funds.

      Once you sign the subscription documents and forward such documents together with payment for a unit, you will not be able to revoke your subscription. The offering period can be held open until June __, 2006, unless extended, without any subscriptions being accepted if subscriptions in the amount of the minimum offering are not achieved before then. Accordingly, if you subscribe before we close on the minimum offering, your subscription amount will be held in escrow, earning a low rate of return and will not be available to you.

No public market exists for the units and transfer restrictions prevent assignment of the units.

      There is no public market for the units. Therefore, it may not be possible for you to liquidate your investment in the Fund. In addition, you cannot privately sell, gift, pledge or otherwise transfer your units without the prior written consent of our manager. See "Terms of the Offering -- Restrictions on Transfer; Permitted Transferees." Although you will be permitted to withdraw your investment at a 15% reduction to the principal amount of your investment (less any distributions paid to you) commencing one year after you are accepted as a member of the Fund, you will not be able prior to such one year period to sell your units promptly in the event of a financial emergency or at the price you want and you may not be able to use your units as collateral for a loan. You should purchase the units only with the intent of holding the units until we return your investment to you.

Risk of fraud by insureds may adversely affect our operating results.

      Although we are required to conduct certain due diligence in advance to buying a life insurance policy, there is a risk that we will be defrauded. Among other types of fraud that may exist, an insured may misrepresent the status of his health, may fail to disclose all beneficiaries or may sell a policy to more than one purchaser. In the event that brokers submit inaccurate life settlement information to our provider, we may not be able to uncover the presence of defects through our due diligence. There will be no provisions in the life settlement contracts for any repurchases of policies owned by the Fund and we may incur losses as a result of such breaches of warranties. If the Fund is subject to such fraud, our operating results would be expected to be adversely affected.

Some decisions will be approved, whether or not you agree, by less than all members of the Fund.

      You may be outvoted by other members of the Fund on some key decisions. Set forth below are actions that require the approval of members, but, except as indicated, do not require unanimous approval. There may accordingly be significant changes in our capital structure or management of which you do not approve.

      o Amendment to the operating agreement requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, except for (i) admission of additional members on the terms this offering, which does not require the approval of the members, or (ii) changes that would increase your liabilities or decrease your interest in the Fund's income, gains or distributions, and (iii) early termination of the Fund, which require approval of all the members.

      o Removal of our manager in the case of commission of a felony, gross negligence or willful misconduct requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, or removal of our manager after our manager has received distributions from the Fund that equal 125% of the aggregate expenses incurred by our manager, provider and underwriter requires the approval of members whose capital accounts exceed two-thirds of all members' capital accounts.

      o Approval of the recapitalization, sale of substantially all of the Fund's assets, restructuring of the Fund or merger of the Fund with or into another entity, that in each case adversely affects the members requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

      o Election of a successor manager, after a manager has been removed or has resigned requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members. See "Summary of Operating Agreement."

Our manager can dissolve the Fund at any time, even if the insurance policies are sold below cost.

      Our manager can dissolve the Fund at any time. You could lose a significant part of your investment if our manager decides to terminate the Fund when many of the insurance policies are still outstanding. Our manager will sell the insurance policies to be able to distribute cash to the members and it may have to sell the insurance policies at significant losses.

Tax Risk Factors

General tax risks.

      Before you make a decision to invest in the Fund, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Material Tax Consequences" which is the opinion of our counsel, Robinson & Cole LLP. The tax consequences mentioned in this prospectus are general in nature. Each potential investor should consult with his/her/its own tax professional to assess the tax impact of an investment in the Fund.

If we lose our "partnership" status we would be taxed as a corporation and deductions otherwise available won't be deductible.

      Our counsel, Robinson & Cole LLP, has given the opinion under "Material Tax Consequences," that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation subject to the publicly-traded partnership rules discussed below. Counsel notes that a partnership will be taxed as an association taxable as a corporation if we have more than 100 members and were a publicly traded partnership. In such event, we would be taxed on our taxable income at rates of up to 35% for federal income tax purposes and would thus incur double taxation. It is counsel's opinion that if the provisions in the Fund's operating agreement are enforced, they would prevent us from being a publicly traded partnership and we will be subject to tax as a partnership. All items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.

The IRS may challenge our allocations of income, gain, loss, and deduction.

      The Fund's operating agreement provides for the allocation of income, gain, loss and deduction among the members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you. In the opinion of counsel, however, the allocation of the Fund's tax attributes in the Fund's operating agreement has substantial economic effect and should be respected.

You may be taxed on income which exceeds the cash distributions made to you.

      In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income.

      Although we have been advised by our tax counsel that we should be taxed as a partnership for federal income tax purposes, some jurisdictions in which we may do business may impose an entity based tax on our operations. Also, many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

      All losses from "passive activities" are generally not deductible by a non-corporate taxpayer, a Subchapter S corporation or a personal service corporation, except against income derived from "passive activities" of the tax payer. "Passive activities" are those business activities in which a taxpayer does not materially participate. A member's investment in the Fund would be treated as a "passive activity" for purposes of this limitation. Accordingly, so long as the member maintains his investment in the Fund, such member's share of the Fund's losses will not be deductible against his salary, active business income, income from dividends, interest, royalties, and capital gains from non-business properties. However, Fund losses, if any, generally will be deductible from such a member's gain and income from the Fund or from other passive activities.

You may deduct losses only to the extent of amounts "At Risk."

      Under section 465 of the Internal Revenue Code, losses from certain activities may be deducted by a taxpayer only to the extent to which the taxpayers is "at risk" in the activity. Accordingly, the "at risk" rules will apply to a member's share of the losses from the Fund. Each member initially will be "at risk" only to the extent of the amount of capital that he contributes to the Fund. In future years, such amount will be increased to the extent the member recognizes income from his investment in the Fund or contributes additional cash to the Fund, and reduced to the extent he has deducted losses or receives cash distributions from the Fund. See "Material Tax Consequences - Limitations on Deductibility of Losses."

You will receive partner information tax return on Form K-1 which could increase the complexity of your tax return.

      The partner information tax returns on Form K-1 which we will distribute to you will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could", "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue", or "opportunity", the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                         INVESTOR SUITABILITY STANDARDS

      You should only purchase units if you meet one of the standards of an accredited investor (as set forth below), desire a relatively long term investment, and are prepared to forego use of the invested funds until the Fund returns your investment. We have established these standards for two reasons:
(1) to exclude investors who clearly do not have the necessary liquidity to place funds in a long-term investment that cannot be readily sold, and (2) to exclude investors who clearly do not have sufficient assets to afford a loss of a significant portion of their investment.

Minimum Investor Suitability Standards

      You may only purchase units if you meet one of the following standards of an "accredited investor," as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended:

(i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in
      Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

(ii) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(iii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(iv)  a director or executive officer of the Fund; or

(v) a natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000; or

(vi) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(vii) a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (i.e., directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment); or

(viii) entity in which all of the equity owners are accredited investors.

      We do not intend to qualify this offering in all states, and you will not be permitted to purchase units if you reside in a state in which this offering is not qualified.

      You will be required to represent in writing to us that you or the fiduciary account for which you are purchasing meet the applicable investor suitability standards.

      We do not intend to offer units to owners of Individual Retirement Accounts, employee benefit plans or charitable foundations, and other tax-exempt organizations since virtually all of our income will be unrelated business taxable income and taxable to them.

      Our underwriter and any other participating broker-dealers will make certain that every prospective investor complies with the investor suitability standards. We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member. We will require investors to represent that such standards are met before agreeing to any transfer of the units, including the resale of units.

Minimum Purchase Amount

      The minimum investment we will accept is $100,000 for 100 units, although we reserve the right to accept initial subscriptions of less than $100,000. We may accept subscriptions in excess of $100,000 in increments of $1,000. Your return will depend on the size of your investment.

Subscription Agreement Warranties

      If you choose to purchase units, you will be submitting to us a signed subscription agreement with power of attorney and you will pay the purchase price of the units to the escrow agent until the completion of the minimum offering and thereafter directly to our underwriter. Payment should be made by check or by wire transfer in accordance with the subscription agreement instructions.

      The subscription agreement is included in full as Exhibit A attached to this prospectus. The subscription agreement requires you to make representations to us and our manager about your knowledge of the Fund, your financial ability to invest and your understanding of the investment procedures. The following is a short description of some key representations:

      o You acknowledge that your subscription may be rejected in whole or in part by our manager in its sole and absolute discretion, and that this offering may be terminated at any time by our manager.

      o In making this investment you are relying only on the information contained in this prospectus.

      o You or the fiduciary account for which you are purchasing is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

      o You understand that there will be no public market for resale of the units and you cannot privately sell, gift, pledge or otherwise transfer the units without the prior written consent of our manager, and therefore, it may not be possible for you to liquidate your investment in the Fund.

      o You acknowledge that you have been advised to read the "Risk Factors" set forth in this prospectus commencing on page 15.

      o You understand that an investment in the Fund may involve tax consequences and you acknowledge that you must retain your own professional advisor to evaluate the tax and other consequences of an investment in the Fund.

      o You understand that counsel representing the Fund, our manager and provider, does not and will not represent you in any respect.

      The purpose of the representations is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. Our manager, on behalf of the Fund, intends to rely on the representations in accepting your subscription. In any claim or action against our manager or the Fund, our manager and the Fund may use the representations against you as a defense or basis for seeking indemnity from you. Notwithstanding that fact, by executing the subscription agreement an investor is not waiving any rights he has under the Securities Act of 1933, as amended.

Subscription Procedure

      If you want to purchase units, you should complete the subscription agreement. A copy of the subscription agreement will be provided by our underwriter, selected dealer or foreign entity that offered you the units. You should return the subscription agreement and full payment for the units being purchased to such dealer, who will tell you whether to make your payment to

"Wachovia Bank, as Escrow Agent" or, to "Capital Benefits, LLC". You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp., whose address is 2015 A Osborne Road St. Marys, Georgia; telephone number (912) 882-8851.

      We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. If we accept your subscription agreement, you will be the owner of the units and a member of the Fund. We will mail to you a countersigned subscription agreement evidencing your membership interest in the Fund. By signing the subscription agreement and power of attorney, you are giving our manager the authority to sign the operating agreement of the Fund on your behalf and to sign amendments to the operating agreement which either do not require your consent, or to which your consent was given. Our manager is also given the authority to sign on your behalf in your capacity as a member of the Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.

      Neither our underwriter, nor any other securities brokerage firm, will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                 USE OF PROCEEDS

      In the event that maximum offering proceeds are received, the Fund will receive gross proceeds of $100,000,000. In the event that minimum offering proceeds are received, the Fund will receive gross proceeds of $2,500,000.

      The following table summarizes the estimated principal uses of gross proceeds received from the sale of the units, assuming the minimum and maximum amount is received:

                                                   Amount of Proceeds
                                                --------------------------
                                                Minimum           Maximum
                                                Offering          Offering
                                                --------          --------

Purchase of life insurance policies (1)       $  1,748,000      $ 69,924,000

Provider's fees (2)                                100,000(3)      4,000,000(3)

Manager's fees (4)                                 100,000(3)      4,000,000(3)

Premium Trust Account (5)                           50,000         2,000,000

Broker's fees (6)                                  252,000(3)     10,076,000(3)

Sales commissions (7)                              250,000        10,000,000
                                              ------------      ------------
                Total . . . . . . . . . . .   $  2,500,000      $100,000,000
                                              ============      ============

----------
      (1) With the gross proceeds from the sale of the units, we will purchase policies, at a discount to face value, which will usually be negotiated between the broker on behalf of the insured and the provider. The price paid to an insured for a life insurance policy is based primarily on market conditions, statutes and the estimated life expectancy of the insured and the estimated premiums payable by the Fund over the expected life of the insured. Generally, the shorter the life expectancy of the insured, the greater the price paid for the policy. We will attempt to create a pool of life insurance policies in which our manager generally does not intend to purchase any life insurance policy which based on the estimated life expectancy would not provide a return to investors of at least 8% interest compounded annually. The estimated rate of return on investment is not a guaranteed rate of return and the hypothetical figures presented throughout the prospectus are based on estimated life expectancies. However, if the insured lives longer than the estimated life expectancy, the return on investment would be lower than 8%, as set forth under "Business--Description of Return on Investment."

      We have researched the life settlement companies currently operating on a non-securitized private basis. Much of our industry research was done through our four medical review companies, as well as through other providers and brokers. The costs to purchase life insurance policies are based on actual estimates we have found in the industry. While we have not lined up specific policies to purchase, we have determined, solely for purposes of this calculation, that the minimum and maximum gross proceeds described in the above table may be used to purchase $3,148,615 and $125,944,584 face amount of life insurance policies, respectively.

(2) We will pay to our provider, or to an unaffiliated provider, for origination of each policy, a fee equal to 4% of the gross proceeds of this offering.

(3) The estimated fees in the above table are based on the minimum $3,148,615 and maximum $125,944,584 face amount of life insurance policies set forth in Note (1), above.

(4) We will pay to our manager, as servicer, or to a third party for servicing such policy, a fee equal to 4% of the gross proceeds of this offering.

(5) Represents the initial funds deposited into a premium trust account towards the payment of the annual premiums for policies to be purchased by the Fund for the estimated life expectancy of the insured, plus an additional two years beyond the estimated life expectancy.

(6) The referring brokers will be paid a market based fee which we estimate to be between 4% and 8% of the face amount of the policies and we have assumed a fee of 8% in the above table.

(7) We intend to pay to our underwriter at the time of purchase of insurance policies a selling commission of 2% of the gross proceeds of the number of units sold by our underwriter. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum fee permitted by the NASD. Broker-dealers, other than AmeriFirst Capital Corp., will be paid upon acceptance of the investor as a member of the Fund unless the broker-dealer agrees to defer payment.

      Our manager, provider and underwriter reserve the right to reduce and/or increase the fees stated above which they receive on certain policies, so long as the aggregate fees paid to them (exclusive of non-affiliated broker-dealers) do not exceed 10% of the gross proceeds of this offering.

      See "Business - Description of Return on Investment" for a hypothetical example of the purchase of a life insurance policy by the Fund.

      A minimum of $2.5 million must be raised in this offering prior to the funding or acquisition of the first life settlement. The Fund expects to purchase life settlements from our provider, who will purchase policies, either directly from insureds or by utilizing a broker network or from other licensed providers. However, neither us nor our provider has any commitments or agreements to acquire any life insurance policies.

      Funds held by us that have not yet been used to purchase life insurance policies will be deposited in interest-bearing bank accounts, with The Law Office of Joseph C. Miller, P.A., Jacksonville, Florida, money market funds or used to purchase short-term U.S. Treasury bills. These funds will earn interest at short-term interest rates. Our present intention is to have money market accounts, paying overnight money market rates of approximately 1-2% according to market fluctuations. The first account, the provider's trust account, will be used to purchase life insurance policies. The second account is the premium trust account used to pay premiums on all policies purchased by the Fund. The third account is the operating account through which fees and operating expenses are paid. Investors will be entitled to a proportionate share of the short-term interest earned, including interest earned on your funds while they were held in the subscription escrow account prior to the first closing.

                     CAPITALIZATION OF CAPITAL BENEFITS, LLC

      The following table sets forth the capitalization of the Fund as of November 1, 2005, and as adjusted to give pro forma effect to the sale of the minimum and maximum amount of units offered in this offering after deducting up to 10% sales commissions which will be paid to our underwriter, selected dealers and foreign entities.

                            Actual        As Adjusted for        As Adjusted for
                                         Minimum Offering       Maximum Offering
                                         ----------------       ----------------
 Capital Contributions        --            $2,250,000             $90,000,000
   from Unit Members

                              TERMS OF THE OFFERING

      This offering is made only to persons that meet the investor suitability standards described in this prospectus. The minimum subscription we will accept is one hundred thousand dollars ($100,000) for one hundred units, and units will be issued in higher initial denominations in multiples of $1,000, although our underwriter reserves the right to accept subscriptions of less than $100,000.

Minimum-Maximum Offering

      Units will be offered and sold by sales representatives licensed by the NASD Inc. to sell the units and similar securities, or entities outside of the United States which are not licensed with the NASD provided such foreign entities are in compliance with their respective country's securities laws. Our sales representatives are employed by our underwriter, AmeriFirst Capital Corp., which is registered with the NASD as a broker-dealer. However, units may also be sold by our sales representatives employed as officers of the Fund, who are sales representatives registered with the NASD and who will receive commissions where permitted. Currently, we intend to offer the units for sale in Georgia and New York. We will end this offering on December __, 2006, unless extended up until December __, 2007, or at such earlier time that all $100 million of units are sold. All subscriptions are non-cancellable and irrevocable.

      If we desire to extend this offering up until December __, 2007, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. All subscriptions will be held in a subscription escrow account at Wachovia Bank, National Association, 110 Office Park Drive, 2nd Floor, Birmingham, Alabama 35223, which will serve as escrow agent until the $2.5 million minimum amount is received. If we do not receive acceptable subscriptions for $2.5 million or more of units by June __, 2006, unless extended up until December __, 2006, the escrow agent will return all subscription amounts together with interest earned while the funds were held in escrow to you and to the other subscribers. You will earn interest on the funds held in the subscription escrow account as soon as your funds clear. You will not be a member of the Fund while your funds are held in the subscription escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release any funds of subscriptions rejected by us. We may terminate this offering at any time and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish our underwriter and selected dealers and foreign entities, if any, with copies to distribute to all persons who have received this prospectus either directly from our underwriter or from a selected dealer.

Subscription Agreements

      By executing a subscription agreement, an investor unconditionally and irrevocably agrees to purchase a unit with the denomination shown thereon on a "when-issued basis." Accordingly, upon executing a subscription agreement, an investor is not yet an owner of the units or a member of the Fund. Units will be deemed issued when the subscription agreement is accepted by our manager. Subscription agreements are non-cancellable and irrevocable. Subscription funds are non-refundable for any reason, unless the $2.5 million minimum amount of units are not sold or our manager decides not to accept the subscription.

      Our manager reserves the right at any time to cease soliciting for the sale of the units and to stop accepting subscription agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason of this offering.

Restrictions on Transfer; Permitted Transferees

      There will be no public market for the resale of the units. In addition, you cannot privately sell, gift, pledge or otherwise transfer your unit without the prior written consent of our manager. Our manager is required to withhold consent if the sale or transfer of the unit or our admission of the intended purchaser or transferee of the unit as a member would:

      o cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, or for any other reason; or

      o violate or cause the Fund to violate federal or state securities law.

      Notwithstanding the foregoing, you may withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the principal amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager. Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from net proceeds and capital contributions.

      In addition, our manager may, in its sole discretion, withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, our manager may require a legal opinion from our lawyer that the sale or transfer does not violate federal or state securities laws or cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes. In addition, our manager intends to require reasonable documentation of the sale or transfer, acceptance by the purchaser or transferee of the operating agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the unit for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as a purchaser of the units. We will require that such standards are met before agreeing to any transfer of the units, including the resale of the units.

      You may transfer your right to receive distributions and allocations of profits and losses and other economic benefits under the Fund's operating agreement to the following persons:

      (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

      (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

      (iii) if you invest through a trust, the beneficiaries of the trust; or

      (iv)  another member.

      Our manager is not required to admit such transferee as a substitute or additional member of the Fund.

      A notice substantially in the form set forth below will be set forth in the subscription agreement distributed to all unitholders, including units that are issued in connection with a permitted sale or transfer.

THIS UNIT MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE FUND'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE FUND'S OFFICES.

                             SELECTED FINANCIAL DATA

      The selected financial data presented below has been derived from our audited financial statements except for the unaudited information which was derived from our unaudited condensed financial statements:

STATEMENTS OF OPERATIONS DATA:

                                                                                                             The
                                                                                                            Period
                                                  Cumulative                Three                            from       Cumulative
                                                  from April                Months                          April 22,   from April
                                                   22, 2002     Three       Ended                             2002       22, 2002
                                         Six       Inception    Months     December   Year       Year      (Inception)  Inception
                          Six Months    Months      through      Ended     31, 2003   Ended      Ended       through     through
                          Ended June  Ended June   June 30,    December   Transition December   September   September    December
                          30, 2005     30, 2004      2005      31, 2002     Period   31, 2004   30, 2003    30, 2002     31, 2004
                         (Unaudited)  (Unaudited) (Unaudited) (Unaudited) (Audited)  (Audited)  (Audited)   (Audited)   (Audited)
                         -----------  ----------- ----------- ----------- ---------- ---------  ---------   ---------   ---------
Revenues from
Policies Held in Trust    $   --     $    --     $    --     $   --     $    --     $    --     $    --     $   --     $    --

Expenses                    52,044      59,331     268,382       --        32,485      91,703      57,767     34,382     216,337

Impairment charge             --          --       342,661       --          --       342,661        --         --       342,661
                          --------   ---------   ---------   --------   ---------   ---------   ---------   --------   ---------

Net Loss                   (52,044)    (59,331)   (611,043)      --       (32,485)   (434,364)    (57,767)   (34,382)   (558,998)

Member's (Deficiency)

Equity - Beginning         (43,256)    315,434        --      (34,382)    313,350     315,434     (34,382)      --          --
Contribution of
Capital                     49,169      40,175     564,912       --        34,569      75,675     405,499       --       515,743
                          --------   ---------   ---------   --------   ---------   ---------   ---------   --------   ---------

Member's (Deficiency)
Equity - Ending           $(46,131)  $ 296,278   $ (46,131)  $(34,382)  $ 315,434   $ (43,255)  $ 313,350   $(34,382)  $ (43,255)
                          ========   =========   =========   ========   =========   =========   =========   ========   =========

BALANCE SHEET DATA:

                                       June       December   December  September
                                     30, 2005     31, 2004   31, 2003  30, 2003
                                    (Unaudited)  (Audited)   (Audited) (Audited)
                                    -----------  ---------   --------- ---------

Cash                                 $    203    $    254    $   --     $   --

Deferred offering costs                  --          --       326,509    326,509
                                     --------    --------    --------   --------
Total Assets                         $    203    $    254    $326,509   $326,509
                                     ========    ========    ========   ========

Accrued expenses                     $ 46,334    $ 43,509    $ 11,075   $ 13,159

Commitments and contingencies

Member's Deficiency
(Deficit) Equity Accumulated
During the Development Stage          (46,131)    (43,253)    315,434    313,350
                                     --------    --------    --------   --------
Total Liabilities and
Member's Deficiency                  $    203    $    256    $326,509   $326,509
                                     ========    ========    ========   ========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION OF CAPITAL BENEFITS, LLC

Twelve Month Plan of Operations

      As of June 30, 2005, December 31, 2004 and 2003, the Fund had $203, $254 and $326,509, respectively, of assets (which included $326,509 of deferred financing costs as of December 31, 2003). At December 31, 2004, the Fund determined that the deferred financing costs had no future benefit and accordingly, the Fund wrote off the deferred financing costs. This amount is shown as an impairment on the statement of operations in the Fund's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004. Total liabilities of $218,100 as of September 30, 2002 owed by the Fund for organizational and offering expenses to AmeriFirst, Inc., the holding company controlled by John Tooke, were forgiven by AmeriFirst, Inc. on February 13, 2003, and recorded as contributed capital. This occurred pursuant to the Restated Expense Agreement dated December 23, 2003 between the Fund and AmeriFirst, Inc., under which AmeriFirst, Inc. agreed to pay at its own expense all organizational and offering expenses of this offering, including without limitation, legal and accounting expenses, photocopy costs, selling expenses and filing fees paid to the SEC and state securities commission. Accordingly, the Fund will receive all proceeds from this offering.

      The Fund had total liabilities of $46,334 and $43,509 as of June 30, 2005 and December 31, 2004, respectively, consisting of professional fees. As a result of the foregoing, the Fund had total members' deficiency of $46,131 and $43,253 at June 30, 2005 and December 31, 2004, respectively, as compared with total liabilities and members' equity of $326,509 at December 31, 2003. Total contributed capital from April 22, 2002 (Inception) through June 30, 2005, was $564,912. During the next 12 months, if we raise at least $2,500,000, we plan to purchase a pool of life insurance policies, created by the purchase of insurance policies at a discount from the face amount of the policies from medically impaired persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. Upon raising $2.5 million and the release of such funds from escrow, our manager will create a pool of life insurance policies. The Fund will offer the units until June __, 2006, unless the $2,500,000 is not received by then, and unless extended up until December __, 2006.

      Our auditors have included an explanatory paragraph in their report dated April 5, 2005, a copy which is included in this prospectus, as there is substantial doubt as to the Fund's ability to continue as a going concern. The ability of the Fund to continue as a going concern is dependent upon the success of the Fund to raise the $2,500,000 minimum subscription needed within the specified time pursuant to the Fund's operating agreement. The financial statements do not include any disclosures that might be necessary should the Fund be unable to continue as a going concern.

      John Tooke, Chief Executive Officer of our underwriter and controlling shareholder of our manager and provider, has extensive experience in investment banking and selling mortgage backed securities. Although he has no actual experience in purchasing life settlement policies, he has researched the life settlements industry since at least April 2001 and conducted all organizational activities necessary for the Fund. Our manager intends to service the insurance policies with experienced employees it has hired, as described below. However, our manager may outsource any or all of the non-financial services of servicing the life insurance policies to an unaffiliated third party servicer to assist us in reviewing each policy, closing the purchases of such policies, monitoring life status of the insureds and filing death benefit claims. Our provider has entered into agreements with four unaffiliated organizations to conduct its medical due diligence review (See "Business - Medical and Insurance Due Diligence Review") to determine estimated life expectancies and with one of such companies to track the status of the insured. Neither the Fund, nor our manager, provider or underwriter has entered into any other arrangements, agreements or understandings with any third parties to act as our servicer. If it did enter into such an agreement, the Fund would be dependent upon the services of third parties for its overall success.

      We do not anticipate hiring any employees or acquiring any fixed assets such as office equipment or furniture, or incurring material office expenses during the next twelve (12) months since we will be utilizing the personnel and office equipment of our manager, provider and their affiliate, AmeriFirst, Inc. As of November 1, 2005, our manager and its affiliate, AmeriFirst, Inc., employed a total of 11 persons, including John Tooke, chief executive officer, a software developer, in-house legal staff, accounting staff, insurance review, insurance analyst, medical administration, policy administration, computer and data processing personnel, customer service and administrative assistants. For purposes of calculating the foregoing number of aggregate employees, John Tooke, an employee of AmeriFirst, Inc. and our Underwriter was regarded as one employee. Our manager occupies space at the Fund's offices in St. Mary's, Georgia. This facility is equipped with office furniture, telephones, fax machines, photo copiers, multiple computers in a server system and whatever else will be needed to operate. See "Business-Our Servicer" for additional information on our back-up computer system. The fees which we will pay our manager as compensation will be in lieu of all other payments for operating expenses. See "Compensation of Our Manager, Provider and Underwriter."

      The Fund has not committed itself to purchase any life insurance policies, and has not entered into any arrangements or other transactions other than with our underwriter of this offering and other affiliates, and four unaffiliated medical review service companies, the latter of which are terminable without penalty after 90 days. We do not intend to incur any indebtedness at the commencement of our operations, although we may later establish a line of credit for future use.

      On February 9, 2004, the Fund changed its fiscal year end from September 30th to December 31st.

Critical Accounting Policy

Recognition for Purchased Life Insurance Policies

      We will record our investment in life insurance policies pursuant to Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance" ("FTB 85-4"). FTB 85-4 requires the amount to be realized (the policy's cash surrender value) under the insurance contract to be recorded as an asset. The change in cash surrender value during the period will be recorded as an adjustment of premiums paid in determining the expense or income to be recognized for the period.

      The purchase price for life insurance policies (which includes all related acquisition costs) is expected to be higher than the cash surrender value. We will record the cash surrender value of the policy as an asset and not the amount of cash invested in such policy. This accounting policy will have a negative effect on our balance sheet and an operating loss will be recorded on the initial purchase of the policy. We expect operating losses during the early life of the Fund until the benefits under such policies become payable. This accounting policy should have no effect on the Fund's cash flows and estimated rate of return per individual insurance policy.

                                    BUSINESS

General

      The Fund was organized to offer membership interests which will represent fractional beneficial interests in the income to be generated primarily from individual life insurance policies which we intend to purchase at a discount to face value to create a "pool." The Fund will provide financial benefits to medically impaired persons of all ages and to senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables, in exchange for ownership of their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The amount paid for an insurance policy is negotiated by our provider or other providers based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured, providing investors with a competitive rate of return, certain other costs of the life settlement, certain state law minimum purchase requirements and what our manager advises the provider is the maximum amount budgeted.

      The provider will identify on behalf of the Fund insurance policies that fit the criteria for our manager to review. The provider will purchase policies either directly from the insured, when it is licensed, or not required to be licensed, from other providers, or from a broker network, and assign them to the Fund.

      A typical client will contact a broker after being diagnosed medically impaired from persons of all ages or a senior citizen policyholder, who is age 65 and older. This person desires to obtain as much money as possible from their life insurance policy today to assist him in financial expenses during his remaining years.

      Our provider is only permitted to purchase life insurance policies through licensed brokers unless it becomes licensed as a broker. The broker will obtain information on the insured including copies of his medical records and a copy of the insurance policy. The broker is paid his commission by the policyholder or by the provider in states where required to do so. The broker will contact a number of companies in order to get the highest bid for its client. We will attempt to establish strong broker relationships across the United States. We will succeed only if we are able to establish our reputation of fast turnaround time in processing an application and are able to successfully complete and fund transactions on a timely basis.

      We currently intend to service the insurance policies directly with the experienced staff our manager has hired. However, if the staff is unable to effectively handle the volume of work or our manager otherwise decides it does not wish to service the insurance policies, our manager may outsource any or all non-financial services to an unaffiliated third party servicer. Our provider has contracted with four unaffiliated third party medical review service companies, described below, to conduct its medical due diligence review, to monitor or "track" the lives of the insureds, and file claims for proceeds when the insured passes away on behalf of investors. Other than these four agreements, no arrangements, agreements or understandings have been made, as of the date of this prospectus, with any third party to act as the Fund's servicer.

      Our manager will service the insurance policies which will involve: (a) conducting a due diligence review, which includes evaluating the terms of each policy and of all medical research of the insured, (b) obtaining the estimated life expectancy of the insured from a medical review service company which has contracted with independent medical specialists, (c) closing the transaction, which includes obtaining releases of prior beneficiaries, designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured, (d) servicing the policies on an ongoing basis, and (e) monitoring the life status of the insured.

      The fee to be paid by the Fund to our provider, or another provider, will be 4% of the gross proceeds of this offering. The fee to be paid by the Fund to our manager, which intends to service the Fund's policies, but may outsource any or all non-financial services to an unaffiliated third party, will be equal to 4% of the gross proceeds of this offering. In the event we outsource non-financial services to a third party, the fees of 4% of the gross proceeds of this offering will be paid to such third party rather than to our manager. Our manager, provider and underwriter reserve the right to reduce the fees which they receive on certain policies and to reallocate the fees among them not to exceed 10% of the gross proceeds of this offering, exclusive of the fees paid to non-affiliated broker-dealers.

Related Parties Involved in this Offering

      AmeriFirst Financial Services, Inc., our manager, Asset Settlement Group, Inc., our provider, and AmeriFirst Capital Corp., our underwriter, are three separate entities involved in the offer and sale of the units in the Fund, as described below. Each entity affiliated with the Fund has a different business plan, scope and purpose and is governed by different regulatory bodies. Our underwriter is licensed by the NASD and its personnel are licensed securities personnel aside from administrative support. Our provider is physically located in Georgia and will be subject to different rules and regulations by the insurance or securities departments in each state in which it is regulated. Its business will be to purchase policies on behalf of the Fund, except for it may sell life insurance policies to non-affiliated companies not engaged in a public offering of securities. Our manager will provide management services to the Fund, our provider and our underwriter. However, our manager can also provide services to non-affiliated persons for a fee including competitors of our provider and is also licensed as a mortgage broker and a real estate broker.

      All of the capital stock of our manager, provider and underwriter is owned by AmeriFirst, Inc., a Delaware holding company, of which John Tooke owns 45.6% of its voting common stock. Accordingly, each of our manager, provider and underwriter is controlled by John Tooke, who is also the chief executive officer and a director of our underwriter. Mr. Tooke has experience with selling mortgage backed securities and other securities, but has no actual experience purchasing and securitizing life settlements. He has researched the life settlements industry starting in April 2001 and conducted all organizational activities necessary for the Fund.

      Our manager is responsible for making all investment decisions on behalf of the Fund and dealing directly with investors in the Fund. In addition, our manager currently intends to act as servicer of the insurance policies acquired by us from our provider. Our manager has contracted with four medical review service companies to conduct medical evaluations and determine life expectancies of prospective insureds. Our manager will not engage in the insurance business except as permitted. See "Business --Our Manager" and "Our Servicer."

      Our provider will originate policy purchases either directly from the insured, when it is licensed or not required to be licensed, or from other providers, or from a broker network and assign them to the Fund. Our provider will comply with the laws of each state in which it intends to conduct life settlement business which regulates the purchase and/or sale of life insurance policies. Certain states permit the provider or its affiliates to have an ownership interest in the referring insurance broker. Although we have no agreement or understanding to acquire an interest in a referring insurance broker we may acquire an interest in the future. Employees of our provider involved in the purchasing of the policies will not engage in the offering of units of the Fund. See "Business---Our Provider."

      Our underwriter is solely responsible for the offer and sale of units in the Fund. However, units may also be sold by officers of the Fund who are sales representatives licensed by the NASD and by other selected dealers who will receive commissions where permitted. Entities outside of the United States and not licensed with the NASD may also be permitted to sell our units and receive commissions, provided such foreign brokers are in compliance with their respective country's securities laws.

The Life Settlements Market

      The life settlements market is an extension of the viatical market that became popular in the late 1980s. Then, the focus was on buying policies of terminally ill people (particularly AIDS patients) who had a life expectancy of less than two years and needed money before their death. The focus has expanded to currently include senior citizens with a limited life expectancy who have insurance policies they no longer need or who require more liquidity. Historically, the only option available for people who either did not want or could not afford to pay premiums on a policy was to surrender it for cash value. Life settlement firms will pay significantly more than the cash surrender value.

      Another option available to senior citizens is to use their accelerated death benefit option on their policy if it is an option. See "Competition." While these are not for every policyholder, they are a valuable option. According to Senior Market Advisor, senior advisors should be aware of the benefits of the life settlements. Seniors in the United States hold life insurance policies worth nearly half a trillion dollars, according to insurance industry experts. More than $100 billion of this amount is eligible for sale as life settlements.

      Seniors may have purchased large insurance policies when they had young families and then, when they reached older age and their children became adults, no longer needed the life insurance coverage that was necessary when they were younger. In many cases, seniors might simply have stopped paying premiums and allowed their policies to lapse. Senior settlements relieve seniors of the obligation to pay insurance premiums, which on some types of policies may be quite high for older insureds, and permit them to obtain a portion of their policy limits to use while they are alive.

      According to the National Center for Health Statistics and Center for Disease Control in a report issued August 6, 1999, Americans have a longer life expectancy in the twenty-first century due to the advancements in medical technology and treatment. However, despite our remarkable progress, heart disease and stroke remain leading causes of disability and death, especially in older adults and seniors. In addition, declines in heart disease and stroke mortality mask important differences in rates of decline by race/ethnicity, sex, socioeconomic status and geographic region. Also, according to American Cancer Society, Surveillance Research, 2002, cancer is the second leading cause of death in the United States, exceeded only by heart disease. Although many trends have been positive, trends for some important indicators have not improved substantially, have leveled off, or are reversing.

The Fund

      The Fund was formed in the State of Delaware in April 2002 and reincorporated in Florida in September 2002. We changed our name to Capital Benefits, LLC on May 24, 2005. We plan to engage solely for the restricted, limited purpose of purchasing life insurance policies from our provider and other licensed providers, who will purchase such policies either directly from the insured, when the provider is licensed as a broker or is not required to be licensed, or by using other providers or from a broker. The Fund has no operating history and has only nominal capital and will not have any assets prior to the commencement of this offering. John Tooke, the chief executive officer of our underwriter, controlling shareholder of our manager, provider and underwriter, may be deemed to be a founder and/or promoter of the Fund. Mr. Tooke has not received and will not receive anything of value from the Fund, although our manager, provider and underwriter, all of which Mr. Tooke has an ownership interest, will receive substantial fees from the proceeds of the offering. See "Compensation of Our Manager, Provider and Underwriter."

      The provider will enter into life settlement contracts, as described above, with the insureds. In accordance with the terms of such agreements, the provider will (a) transfer, assign, and convey to the Fund all of our provider's right, title and interest in and to the insurance policies, or (b) in states which prohibit an assignment of the insurance policy to anyone other than a provider, the provider will be the owner and the Fund will hold an irrevocable beneficial interest in the policy, and (c) take all actions that are required under state law to establish the Fund's ownership interest in and to the insurance policies. See "Description of Life Settlement Contracts."

Our Provider

      The Fund was formed to purchase life insurance policies from licensed providers including Asset Settlement Group, Inc. If the provider is licensed as a broker it may purchase policies directly from an insured. Our provider was formed in the State of Delaware in August 2002 and is in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of Securities and Business Regulation. We changed our name to Asset Settlement Group, Inc. on June 14, 2005. It will comply with the insurance and/or securities laws of all states which regulate the purchase and/or sale of life insurance policies. Our provider has three employees, no operating history and only nominal capital. Our provider will purchase insurance policies on behalf of the Fund, although it may also sell policies to non-affiliated companies (see below) and/or affiliates not engaged in a public offering of securities, but that have similar objectives of the Fund. Our provider's address is 2015 A Osborne Road, St. Marys, Georgia 31558. Its telephone number is (912) 882-8851.

      Our provider intends to be a nationwide specialty financial services company that purchases insurance policies from medically impaired persons of all ages and senior citizens, age 65 and older with estimated life expectancies based solely on actuarial tables, in order to aggregate the policies into a pool of policies, as we are offering here. Our provider intends to enter into agreements to purchase insurance policies directly from insureds where it is licensed as a broker or not required to be licensed, from other providers, or from a nationwide network of life settlement brokers. Many states require an insured to be represented by an independent third party or a broker. Since most states also require brokers to be licensed, the names of these brokers are readily available. Our provider intends to establish its reputation through strategies of compliance, integrity and due diligence.

      We will make payments for the purchase of policies from our provider's trust account, maintained at The Law Office of Joseph C. Miller, P.A., as trustee, located at 13400 Sutton Park Drive South, Suite 1102, Jacksonville, Florida 32224. The insured will receive a settlement check or wire transfer upon closing of the life settlement. The Fund, through our manager, will pay our provider for its services.

      Brokers are typically paid a market based fee which we estimate to be between 4% and 8% of the face value of the policy. Either our provider or the insured will pay the broker for negotiating the sale of the insurance policy upon the funding of the policy. This is exclusive of the fees which the Fund will pay to our provider. Our provider does not intend to pay referral fees to doctors, lawyers or other professionals to whom our provider is prohibited by applicable law from paying a referral fee and will not do business with referral sources which our manager does not believe to be reputable. Brokers and certain other referral sources also handle other administrative functions, such as collecting applications from potential clients and collecting medical and insurance records.

      On February 25, 2005, our Provider and AmeriFirst, Inc. entered into an agreement with an unaffiliated third party whereby our provider will identify, purchase and sell to such party, on a non-exclusive basis, individual life insurance policies that provides for the payment of a cash death benefit, subject to the terms and condition set forth in such agreement. Under the agreement, our provider is required to present policies to such third party for its consideration on either a first-come first-serve basis, or utilize another method that must be disclosed to, and agreed upon with, such third party in advance. The unaffiliated third party only desires to purchase certain policies that fit within specific life insurance policy guidelines and specifications as set forth in the agreement. Our provider, based on its own analysis will determine whether or not a policy fits within those guidelines and present the policy analysis to the third party for final approval for purchase.

Our Manager

      Our manager of our Fund will be AmeriFirst Financial Services, Inc. Our manager was initially formed in the State of Delaware in September 2002 and is qualified to do business in Georgia. Our manager's office is in St. Marys, Georgia. AmeriFirst, Inc., a Delaware holding company, 45.6% of whose voting stock is beneficially owned by John Tooke, owns all of the capital stock of our manager. Our manager currently intends to service the insurance policies and investors directly by its staff of 11 persons, including those persons employed by its provider and its affiliate, AmeriFirst, Inc., as of November 1, 2005. However, our manager may outsource any and all non-financial services, as set forth below, to an unaffiliated third party. Our manager's responsibilities on behalf of the Fund will include identification of potential policy purchases through our provider and a nationwide of unaffiliated life settlement brokers. Our manager will have sole fiduciary responsibility over all investor funds once obtained from the escrow agent and thereafter directly from investors and the purchase of life settlements.

      Under the Fund's operating agreement, our manager may be removed for cause (as defined in the Fund's operating agreement), for default (as defined in the Fund's operating agreement), or otherwise after our manager has received distributions that equal or exceed 125% of the aggregate expenses of this offering, including sales commissions. Such removal without cause may be effected by the members holding at least 2/3 in interest of the Units.

Our Servicer

      Our manager intends to act as servicer and service the life insurance policies directly, but it may outsource any or all non-financial services to a third party. As of the date of this prospectus, we have no agreements, arrangements or understandings with any third party to act as our servicer, although our manager has contracted with four unaffiliated medical review service companies to determine estimated life expectancies and monitor the lives of the insureds. Our manager and its affiliate employed 11 persons as of November 1, 2005, to initially conduct such operations. Our manager would need to hire additional employees, or outsource non-financial services, if we acquire a large number of life insurance policies or is otherwise warranted. Current employees include a software developer, in-house legal staff, accounting staff, insurance review, medical review, policy administration, computer and data processing personnel, customer service and medical administration.

      Our servicer, who is also our manager, has a computer system which consists of a web server, mail server, database server, two firewalls, network attached storage, an integrated T-1 for our web server, and an integrated T-1 for servers. Our servicer uses DVD backup that is taken off the premises in a fire safe to back up our programs and information concerning the individual insureds and policyholders. Windows XP workstations are located throughout the offices attached to the servers.

      Our servicer will track on a daily basis the status of the Fund and the members' interests in the Fund. Investors will be able to monitor their investment on a daily basis through the Fund's Internet web site which they can access using a pass-code. Investors will see the financial statements of the Fund every quarter.

      The fee which will be paid by the Fund to our servicer, who is also our manager, is equal to 4% of the gross proceeds of this offering. In the event that we determine to use the services of an unaffiliated third party, we expect to enter into a servicing agreement. Servicing the insurance policies involves monitoring the life status of the insured, tracking the maturing of the policy and filing claims for proceeds when the policy matures.

      Our manager shall set aside 1% of the manager's fee, up to a maximum of $250,000, received by our manager as a servicing reserve fund intended to be used as a reserve set aside for the Fund, in the event there are insufficient funds available to service the insurance policies purchased by the Fund. Upon final liquidation of the Fund, the servicing reserve fund remainder balance shall be distributed back to our manager.

      Upon the closing of our provider's purchase of the policy, our servicer will evaluate and process the life settlements. Our provider will then assign the insurance policies, without recourse, to the Fund. Our provider will execute an assignment of the life insurance policy to the Fund where permitted, or otherwise name the Fund as irrevocable beneficiary of such insurance policy.

      Our manager will undertake to service and administer the insurance policies and to collect payments due under the insurance policies in accordance with customary and usual servicing procedures and it shall have full power and authority, acting alone or through any party properly designated by it to do, so any and all things in connection with such servicing and administration which it may deem necessary or desirable. Our manager is authorized and empowered, unless such power and authority is revoked by the Fund on account of the occurrence of a default by our manager, to execute and deliver, on behalf of the Fund for the benefit of its members, any and all instruments of satisfaction or cancellation, or of part or full release or discharge, and all other comparable instruments, with respect to the insurance policies. Our manager will obtain any powers of attorney and other documents reasonably necessary or appropriate to enable our servicer to carry out its servicing and administrative duties.

      Our manager is not obligated to use separate servicing procedures, offices or employees for servicing the insurance policies from where it may service other insurance policies, if any; provided, however, that our servicer is at all times required to be able to accurately reflect the status of collections and shall maintain separate accounts. Our servicer is not required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the insurance policies.

      Our manager's business will involve the following principal steps which are described in further detail below:

      o due diligence review, which includes evaluating the terms of each policy and of all medical records of the insured and reviewing insurance and final underwriting for proposed policies;

      o obtaining the estimated life expectancy of the insured from an independent medical review service company, which has contracted with independent medical specialists;

      o closing the transaction, which includes obtaining releases of all beneficiaries and an insurance policy assignment and recording of the Fund as beneficiary, or irrevocable change of beneficiary, as well as payment of the purchase price of the policy;

      o monitoring the life status of the insured through a contracted affiliate of a medical review service company; and

      o     collecting the policy proceeds following the policy's maturity.

In addition, our manager will also provide the following functions:

      o review financial analysis of each policy and its relationship to the aggregate pool of policies;

      o     audit integrity of financial model on a periodic basis;

      o     maintain data on pool characteristics;

      o     audit premium calendar database; and

      o     prepare reports as agreed.

Evaluating the Insured and the Insurance Policy

      The due diligence review process is designed to obtain accurate information regarding both the insured and the life insurance policy (a) to determine whether our provider will offer to purchase the policy and, if so, the price it will offer and (b) to ensure that certain criteria are met to minimize challenges by former beneficiaries or by an insurance company for payment of the face value of the policy.

      The insurance review is our process of evaluating life insurance policies and their suitability for purchase. Our provider will obtain an insurance policy directly from the insured when it is licensed as a broker or when states do not require a broker's license, or from other providers, or from a broker network. Our provider will utilize our manager, as our servicer, to execute the following procedures to verify that it purchases a complete insurance policy.

      The insurance review process includes:

      o review of the broker's application for required identification and personal information for the insured;

      o examination of company records for previous policies on the life of the insured;

      o review of all insurance applications associated with the policy and comparison of answers to any medical questions;

      o     ensuring the insurance company rating is A- or better;

      o examination of the policy to make sure it is complete, including, among other things, that it is non-contestable and not a group policy (other than a Retired Federal Employees' Group Life Insurance, FEGLI);

      o     determination of the amount of death benefit available for purchase;

      o     thorough review of the insurance contract terms;

      o trusting sufficient premiums to fund the policy death benefit until the maturity date;

      o     verification of coverage by the insurance company or administrator;

      o ensuring the file is complete before forwarding to the bidding department; and

      o     granting final approval for purchase once the bid has been accepted.

      The purpose of the insurance review is to ensure the amount of benefit purchased will be available to the Fund upon maturity for distribution to its members. In accomplishing this goal, the insurance review declines policies with unacceptable risks and accepts only policies of the highest quality.

      Once a potential insured or broker contacts our provider, an application and consent form permitting our provider to obtain medical and insurance coverage information of the insured will be sent to the potential client. All information obtained by our provider in connection with policy purchases, including the identities of the insureds, will be held in confidence and access thereto will be restricted by our provider to its employees and other representatives. Upon receipt of the completed application, it will be reviewed to determine the overall medical status and a preliminary estimated life expectancy. The file will also be reviewed to determine whether the beneficiary can be changed to the Fund rather than the insured or his family, and whether the insurance company which issued the policy is of a credit quality deemed acceptable by our manager.

      If it appears from the application that the policy is one the Fund would be interested in purchasing, our provider will obtain from the broker the insured's attending physician's medical information which usually includes several years' worth of laboratory reports and physicians' notes and a written letter of competency signed by the attending physician. Our manager will forward such documentation to an independent medical review service company, consisting of a panel of specialists. Our provider has contracted with four different unaffiliated third party organizations to provide independent medical consulting as described below. In evaluating the life expectancy of the insured, the medical consultant will review the file and other information forwarded by our provider. We will make a decision to bid on the life insurance policy based, in part, on the review of the medical review service company. See "Risk Factors - We will depend on third party information to predict estimated life expectancies," and "Business--Medical Due Diligence Review."

      Simultaneously, our provider, using the insured's consent form, will obtain verification of insurance coverage and other policy information from the insurance company, the employer or the group administrator. The insurance documents will be reviewed to determine the type of policy, and any provisions which may effectively reduce the face value of the policy, (i.e., loan against the policy), and to ensure, among other things, that:

      o the policy under consideration is past any contestability periods, (i.e., the periods during which the insurance company may deny payment for various reasons, including suicide and a misstatement of material fact);

      o all current primary beneficiaries are willing to execute releases with respect to any present or future claims they may have with respect to the policy;

      o the Fund is able to obtain ownership of or became the irrevocable beneficiary of the policy and the associated policy proceeds. Our provider will not purchase a policy if a minor is a named beneficiary at the time of purchase. Our provider will also review the policy premium schedule and determine whether the policy contains a disability waiver of premium rider which impacts future premium payments. Our provider will attempt to ensure that the policy is compatible with the Fund's portfolio in terms of cash on hand. The review process for the insurance documents generally will take one to three weeks, depending on the extent of cooperation received from third parties; and

      o our provider will not purchase policies of insureds who are not residents of the United States or whose insurance companies are not domiciled in the United States.

      Some of the documentation gathering described above, including collection of necessary medical, personal and insurance information, may be performed prior to submission of the application to our provider, but the determination of the insured's life expectancy and compatibility with investment criteria, review of insurance documents and determination of legal and contractual issues will be made by our manager.

Medical Due Diligence Review

      Our provider intends to utilize the services of four unaffiliated medical review service companies, named below, to conduct a medical evaluation of medically impaired persons of all ages prior to our provider purchasing the life insurance policies. These firms were selected on the basis of the quality of their services, background of experienced underwriters and their panel of medical specialists. However, each agreement is for initial terms generally not to exceed one year and can be replaced by our provider at its discretion at any time. Each firm uses a panel of physicians consisting of many specialties including, but not limited to, oncology, geriatrics and infectious diseases. These specialists all have extensive backgrounds in clinical practice and/or research.

      Depending on the insured's medical condition, the life expectancy review is accomplished through independent reviewing physicians. The life expectancy review includes a review of the insured's medical records and related forms. The insured's medical records may be furnished by the sourcing broker or requested by our provider.

      The following medical records will be used by our servicer and/or our medical review service companies in their medical review process of evaluating the insured:

      o progress notes from the primary care provider and physician specialists;

      o     laboratory results;

      o     x-ray reports and other diagnostic tests;

      o     surgical reports;

      o     communications with insured's attending physicians;

      o     hospital admit/discharge summaries;

      o     pathology reports;

      o     previous and current therapy/treatment;

      o     lifestyle risk factors;

      o     functional impairments; and

      o     psychological parameters.

      The above components are necessary to establish an accurate overall view of the health status of the insured. After this evaluation is reviewed, our manager then decides if the policy meets the Fund's objectives.

      Continuous insight into new medical advancements, treatments and medications is important for the medical review process. We will incorporate this information into each medical file reviewed and it is a vital part of maintaining the high standards necessary for our medical review department.

Medical Consulting Services

      Our provider entered into three separate consulting agreements with medical service companies. These companies include 21st Services of Minneapolis, Minnesota, AVS, LLC, of Kennesaw, Georgia and Examination Management Services, Inc. ("EMSI") of Irving, Texas (collectively, the "Consultants"). Our manager had entered into a fourth agreement with Fasano & Associates, Inc. of Washington, D.C. which we expect to be replaced by a new contract with our provider. The Consultants have no relationship to the Fund or its affiliates or to the insureds themselves or the brokers representing the insureds. Each agreement is on a non-exclusive basis for initial terms of between 90 days and 18 months. The Consultant is paid between $150 and $260 for each evaluation. The terms of such relationships are industry standard and were negotiated on an arm's length basis. Each agreement is substantially the same, and each has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each of our medical consulting service companies has extensive experience in the life settlement industry. Fasano & Associates is a consulting practice that began in 1990 and incorporated in 1997. Their group of underwriters and medical directors have experience in all aspects of the underwriting function. They maintain a network panel of practicing medical specialists providing quality standards and determination for life settlement evaluations. The three founding principals of 21st Services have more than 20 years combined experience in financial modeling, life expectancy evaluation, insurance underwriting, post-purchase portfolio management, and compliance. They gained their experience while working for one of the first institutionally funded viatical purchasing companies, which is still in business today. In 1998,

21st Services created 21st Diagnostics that introduced a statistically based model to provide life determinations for the senior clients in the senior settlement market. It is the first comprehensive model of its kind in the life insurance settlement industry. They maintain a national of practicing medical specialists who are leading field researchers and attend major conferences where medical advances are discussed and evaluated. Many of these physicians have authored books, articles and research publications used in the medical field and life insurance underwriting industry. AVS, LLC, (f/k/a/ American Viatical Services) created in 1994 to provide third party medical evaluations for the terminally ill and senior citizens, employs two physicians, one Ph.D. in immunology, 3 RN's and support personnel. They currently employ 10 professionals to provide evaluation and tracking services. Examination Management Services Inc. (EMSI) has a 30 year history as a leading provider of medical information, risk management and investigation services to the insurance, legal, clinical and business communities. EMSI offers local, national and international services through 230 paramedical offices staffed by over 5,000 paramedical professionals and 1,000 physicians. These offices encompass a service area that includes over 15,000 cities and rural areas in the United States, Guam and Puerto Rico.

      The Consultants are experienced medical review companies used by our manager for evaluating and determining an estimated life expectancy. The Consultants have state of the art medical underwriters and a panel of medical physicians who rely on extensive clinical and research experience to make their determinations of estimated life expectancy. The specialists include cardiologists, oncologists, hospice specialists, geriatric specialists, infectious disease specialists and internists. Many of the physicians hold positions as medical directors of major institutions. The Consultants provide a comprehensive review of medical records and a mortality profile on the medically impaired individuals of all ages. Our manager is to submit life settlement files, including all medical and other information needed to produce a life expectancy estimate. Our manager must warrant that the information is accurate and complete. The Consultant is permitted to contact attending physicians of the insured to obtain clarification or verbal updates, but does not examine or speak directly with the insured. Life expectancy estimates may be based on underwriting mortality tables converted into life expectancy by using statistical studies and clinical judgment or by a combination of the foregoing.

      Factors influencing each Consultant's determination or an insured's life expectancy may include the specialist's own clinical experience, peer review, rigorous analysis of medical journals, library, non-public information concerning clinical trials, investigational new drugs, and statistical information.

      The medical review process involves conducting an evaluation of available medical records. The medical review service will not confirm the existence of a terminal illness. It will only evaluate to estimate a life expectancy. Similarly, the medical review companies will base an estimated life expectancy on seniors with a diagnosed chronic illness which would contribute to a lesser life expectancy than a healthy person of that age. The eligibility for the Fund's purchase will then be established.

Purchase of Policies

      If our manager determines that the policy meets the Fund's criteria, including due diligence review and investment criteria, our manager will instruct our provider to make an offer to the insured or to the broker representing the insured to purchase the policy. The purchase price will be based upon the face value of the policy, our medical review service company's estimate of the insured's life expectancy, the premiums estimated to be paid under the policy over the insured's estimated life expectancy, and certain other costs of the policy. If the insured or broker accepts the offer, purchase documents are prepared from forms generated by our manager's management information system. The documents include a life settlement contract, a consent to change of beneficiary and authorization to release medical information of the insured, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The process by which our provider will purchase the policies on behalf of the Fund and accordingly enter into a life settlement contract is set forth in detail beginning on page 81 under "Description of Life Settlement Contracts."

      The Fund will become the owner of an individual policy, or absolute assignee of the insured's rights in a group policy, by filing a change of ownership or absolute assignment form and an irrevocable change of beneficiary form with the applicable insurance company, employer or plan administrator. Following receipt of appropriate acknowledgment of the receipt of such changes, a closing occurs and funds are disbursed as directed to the insured. Our manager anticipates that the closing process will take one to three weeks and the entire purchase process, from application to closing will take from four to eight weeks. Our provider will provide a rescission option through which the insured may, for any reason, return the disbursed funds and any premium payments made by the Fund in the interim, and be unconditionally released from the life settlement contract. The rescission period is at least 15 days from receipt of the purchase price and is longer (i.e., 30 days), if required by applicable law. See "Business -- Government Regulation of Life Settlements."

Monitoring

      When the funds from this offering are released from the subscription escrow account, a premium trust account will be established with The Law Office of Joseph C. Miller, P.A. to pay the premiums during the life of the insureds. The funds held in the premium trust account are expected to generally equal the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured plus an additional two years beyond such estimated life expectancy. We will attempt to pay premiums up front when possible or establish a bank draft for automatic payment to avoid frequent monitoring of the premium trust account. At all times, however, an internal accountant will monitor the premium trust account to maintain required balances. We are also developing a custom software application to house information regarding the policies, insureds, brokers, agents, money market accounts and any other aspect that needs to be monitored internally.

      We will also attempt to maximize returns on investment by increasing the death benefit where the insurance policy permits benefit increases. The insured will be regularly monitored to obtain timely information concerning the insured so that proceeds may be collected as promptly as possible following the maturity of the policy.

      Our manager will monitor the policy to ensure it does not lapse because of a failure to timely pay premiums. Some protection against the failure to pay premiums is provided by statutory or policy provisions that require insurance companies to provide written notice before terminating a policy for failure to pay premiums. As owner of record of the policy, or as absolute assignee of all of the insured's rights under the policy, the Fund generally receives such notice directly.

      Our provider has contracted with an independent third party, 21st Holdings, LLC, an affiliate of 21st Services, one of our medical review service companies, which will be responsible for monitoring or "tracking" the insureds' whereabouts and/or ongoing medical condition. They will monitor the insureds through their attending physician's office when possible. They will make quarterly calls to the insured's physician to determine when the insured was last seen or the insured's next scheduled appointment. All records will be kept in the insured's file and on a monthly basis all updates will be sent to our manager for its files. If the insured does not regularly visit his physician then his personal references will be contacted and if they cannot be reached, then the insured itself will be contacted unless precluded by state or federal rules or regulation. 21st Holdings, LLC will also be responsible to notify the insurance company of the insured's death and will file the claim for benefits. Representatives of our provider in our Georgia office will receive all notices of change in status of the insurance policy, a change in premium payments, annual statements, or any reduction in death benefits. For all of the above services of monitoring the insured, 21st Services will be paid a one-time set up fee of $15.00 and monthly fee of $15.00 for each life settlement policy until the policy matures.

Collection of Policy Proceeds

      Once a policy matures, Consultant which is monitoring the life status of the insured will file a request for a copy of the death certificate in the appropriate governmental office. Often the insured's family or companion will also submit a copy of the death certificate to the insurance company. The Consultant will then file the death certificate with the insurance company and request payment of the policy proceeds. The Consultant will monitor the collection status until the Fund receives the face value of the policy. Monitoring the collection status will be assisted by our servicer's management information system, which will reflect the filing of the death certificates, the filing of claim forms with the insurance companies by our servicer and provide for a status update until the claims have been paid. Insurance companies have an incentive to pay promptly on policies because most states require insurance companies to pay interest on claims which take more than 30 days to settle. Actual collections will generally occur within 30 to 55 days following the maturity of the policy. However, in certain states (i.e., New York), actual collections may take a longer period of time due to delays in processing of documents by insurance companies.

Effects of Applying Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance" ("FTB No. 85-4")

      For illustrative purposes only, set forth below is a hypothetical example of the effects of application of FTB No. 85-4 on the Fund's Balance Sheet and Statement of Operations (which is based upon current market conditions that exist):

Assumptions:

      o     $100,000 investment into Capital Benefits, LLC by outside investors

      o Purchase a 100% interest in a $100,000 face amount universal whole life insurance policy for $52,095

      o At acquisition date the cash surrender value of the policy is $4,000 or 4% of face amount of the policy, based upon a typical whole life policy in place for 10 years

      o Insured is a 50 year old who is medically impaired with a life expectancy of three years

      o     Acquisition costs of $19,113

      o Monies have been deposited in trust in the amount of $5,000 for the future payment of premiums

      o     $3,175 paid to manager and servicer at the time of the closing

                                                            Opening    Adjusted
                                                            Balance     Balance
                      Balance Sheet                          Sheet       Sheet
                      -------------                         -------    --------

                         Assets

         Cash                                              $100,000    $ 20,617
         Investment in life insurance policies (1)                        4,000
         Premium trust account (2)                                        5,000
         Manager and servicer fee (3)                                     3,175
                                                           --------    --------

         Total Assets                                      $100,000    $ 32,792
                                                           ========    ========

             Liabilities and Member's Equity

         Liabilities                                       $     --    $     --
         Member's Equity                                   $100,000      32,792
                                                           --------    --------

         Total Liabilities & Members' Equity               $100,000    $ 32,792
                                                           --------    ========

                Statement of Operations
                -----------------------
         Revenues                                                      $     --
                                                                       --------

         Acquisition costs (4)                                           19,113
         Cost of life insurance policy,
           net of cash surrender value                                   46,507
                                                                       --------

         Total expenses                                                $ 65,620
                                                                       --------

         Net loss                                                      $(65,620)
                                                                       ========

----------
(1)   Amount of Cash Surrender Value of policy

(2)   Funds to be used to pay future premiums*

(3) Manager and servicer fee estimated at $3,175 payable at acquisition of the policy

(4) Includes referring broker's fee -- $8,000, provider's commission for origination -- $3,175, and underwriter's selling commissions -- $7,938 consisting of up to a combined 10% selling commission to be paid to our underwriter, other selected dealers and foreign entities*

      *See "Description of Return on Investment" below.

Description of Return on Investment

      We are offering proportionate interests in the income to be generated primarily from individual life insurance policies, which we will purchase to create a pool. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of medically impaired persons of all ages and senior citizens, age 65 and older with estimated life expectancies based solely on actuarial tables. The pool of life insurance policies will range from face values between $25,000 and $2.5 million or more. In addition, the pool should provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy.

      We will attempt to purchase insurance policies at a discount to the face value of the policy based on our estimates of life expectancies. The discount is directly connected with life expectancy and will increase along with estimated life expectancy. A two-year life expectancy may have a relatively small discount of perhaps 10%, while a 10-year life expectancy may have a 50% discount. The amount of the discount to the insured is negotiated based on market conditions and statutes and varies depending upon the nature of the life insurance policy, the stability of the insurer, prevailing interest rate, the estimated premiums to be paid by our manager for the policy over the expected life of the insured, the insured's estimated life expectancy and certain other costs of the life settlement. Approximately 20 states require a minimum amount to be paid to an insured. We will attempt to create a pool of life insurance policies in which our manager generally does not intend to purchase any life insurance policy which based on the estimated life expectancy would not provide a return to investors of at least 8% interest compounded annually. However, the estimated rate of return on investment is not a guaranteed rate of return and the hypothetical figures presented throughout the prospectus are based on estimated life expectancies. However, if the insured lives longer than the estimated life expectancy, the return on investment would be lower than 8%.

      Only when we acquire from insurance carriers the proceeds after maturity of insurance policies will you receive a distribution consisting of your proportionate share of such proceeds. After the policy is underwritten and medical and actuarial tables are examined, our manager will estimate the maturity of the policy. The estimated rate of return on the purchase price of a life insurance policy: is inclusive of all fees connected with the purchase; reflects our underwriter's selling commission which will be paid at the time of purchase, and payments made to the premium trust account. The actual rate of return can only be determined when the Fund is paid by the insurance carrier after the policy matures. The actual return on investment to investors is determined by subtracting the discounted amount paid for each policy purchased (including all fees and policy premiums paid or held in trust), as well as any capital calls paid, and payments to the premium trust account from the face value of such policy when the policy matures.

      The actual overall rate of return to all members can only be determined when all policies have matured at the end of the Fund. We cannot guarantee you the full return of your investment. The return will be increased to the extent that there is an account balance and interest earned in the premium trust account at the end of the Fund which will be distributed to the members. The actual overall rate of return may be adversely affected by, among other things;
(i) policies maturing after the estimated life expectancy; (ii) delays in tracking or disbursements of claims at maturity by the insurance company, (iii) delays in investing gross proceeds of this offering resulting in investors receiving 1-2% interest in the operating trust account, as opposed to the estimated rate of return from gross proceeds invested in insurance policies,
(iv) any capital calls (e.g., if the premium trust account have been exhausted),
(v) payments from the premium trust amount; and (vi) policies that terminate, lapse or the refusal or inability of the insurance carrier to pay the claim, when the policy matures.

      The estimated rate of return, the blended rate of return and the actual rate of return on investments in life insurance policies and the overall rate of return are projected using annual compounded interest rates.

      For illustrative purposes only, set forth below is a hypothetical of how a $79,383 investment might be used to purchase a 100% interest in a $100,000 face amount of a universal life insurance policy from a 50 year old medically impaired insured with a three-year life expectancy. If a $100,000 policy is purchased for $79,383 inclusive of all fees, and if the insured were, in fact, to pass away in three years, the aggregate return on investment would be $20,617, or a return on investment of 8% interest compounded annually.

      The estimated rate of return on investment is not a guaranteed rate of return and the hypothetical figures presented throughout the prospectus are based on estimated life expectancies. Accordingly, if the insured lives one year beyond the estimated life expectancy of three years, or a total of four years, then the rate of return is 5.26% interest compounded annually for the four years. If the insured lives two years beyond the estimated life expectancy of three years, or a total of five years, the rate of return is 4.73% compounded annually for the five years. The longer the insured lives beyond the estimated life expectancy the greater the likelihood that the Fund will exhaust the premium trust account and need to make a capital call. See "Risk Factors - We may lack funds to pay policy premiums and you may need to make capital calls to prevent the lapse of policies."

         Expenditure                                                  Amount
         -----------                                                  ------

Payment to seller (1)                                                $52,095

Broker's fee (2)                                                     $ 8,000

Deposit to premium trust account (3)                                 $ 5,000

Provider's origination fee (4)                                       $ 3,175

Manager's and servicer's fee (5)                                     $ 3,175

Selling commissions (6)                                              $ 7,938
                                                                     -------
                  Total:                                             $79,383
                                                                     =======

----------
(1) Payment to Seller. The price paid to an insured for a life insurance policy is based primarily on the life expectancy of the insured and the estimated premiums payable by the Fund over the expected life of the insured. Competitive bidding (i.e., offers made on the same policies by other life settlement companies) also influences the percentage of the face value that will be paid for the policy. Generally, the shorter the life expectancy of the insured, the greater the price paid for the policy. This is an arm's length negotiation between the buyer and seller and depends generally on market conditions. In management's opinion the information upon which this example is based uses reasonable current market assumptions. The above example meets the minimum payment of 50% to the insured, based on certain states' requirements; however, approximately 30 states do not set any minimum amount which must be paid to an insured. See "Government Regulation of Life Settlements" below.

(2) Broker's Fee. Either our provider or the insured will pay the broker for negotiating the sale of the insurance policy. Broker's fees are based on market conditions and we currently estimate to be between 4% and 8% of the face amount of the policy. Vermont is currently the only state which limits broker's fees to 2% of the amount paid to the insured while other states say it must be a reasonable fee. However, we have assumed the maximum 8% fee for purposes of the above table. Although we have no agreement or understanding to acquire an ownership interest in a broker, certain states permit a provider or its affiliates to have an ownership interest and we may acquire such an interest in the future.

(3) Deposit to Premium Trust Account. The funds in the premium trust account, which will be used exclusively to pay policy premiums, are expected to generally equal the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured for each of the three-years life expectancy in the above example plus an additional two years beyond such estimated life expectancy. Such funds held in trust will be invested by the manager in interest bearing bank accounts, money market funds, or used to purchase U.S. Treasury Bills.

(4) Provider's Origination Fee. The fee to be paid to the provider, which may be our provider or another provider in the secondary market, will be equal to 4% of the gross proceeds of this offering.

(5) Our Manager's and/or Third Party Outsourcing Fees. The fees to be paid to our manager, who intends to service the policies and monitor the insureds on behalf of the Fund, will be negotiated and determined by our manager, and will equal 4% of the gross proceeds of this offering. Services provided by our manager will include: due diligence and policy review, independent medical review for estimating the life expectancy of the insured, closing costs, which include legal fees, administering the policy and the investors and monitoring the life status of the insured. Our Manager shall set aside 1% of the Manager's fee, up to a maximum of $250,000, received by our Manager as a servicing reserve fund intended to be used as a reserve set aside for the Fund, in the event there are insufficient funds available to service the insurance policies purchased by the Fund.

(6) Selling Commissions. We intend to pay to our underwriter, at the time of purchase of insurance policies, a selling commission of 2% of the gross proceeds of the number of units sold by our underwriter. Our underwriter may also negotiate fees to be paid to selected dealers and foreign entities on units sold by them. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum fee permitted by the NASD. To the extent we pay other selected dealers and foreign entities more than 2% selling commissions, less funds will be available for the purchase of life insurance policies and other allocations although our manager and provider shall each receive fees equal to 4% of the gross proceeds of the offering. Broker-dealers, other than our underwriter, AmeriFirst Capital Corp., will be paid upon acceptance of the investor as a member of the Fund unless the broker-dealer agrees to defer payment.

      Our manager, provider and underwriter reserve the right to reduce and/or increase the fees stated above which they receive on certain policies, so long as the aggregate fees paid to them ( exclusive of non-affiliated broker-dealers) do not exceed 10% of the gross proceeds of this offering.

General Description of Different Types of Insurance Policies to be Purchased by the Fund and Investment Strategies

      Our portfolio will consist mainly of the following types of life insurance policies: whole life insurance, adjustable whole life, universal life insurance, variable adjustable life insurance, Retired Federal Employees' Group Life Insurance (FEGLI) and term policies as described in detail below.

      o Whole Life (including joint and survivorship): Whole life insurance offers protection for the life of the insured based on a fixed premium payment. Policies may provide coverage on a single life or joint lives, either first to die or survivorship.

      o Retired Federal Employees Group Life Insurance: The only group life insurance which the Fund intends to purchase is Retired Federal Employees Group Life Insurance (FEGLI) policies which provide coverage for the life of the insured without any termination or decrease in death benefits. An absolute assignment will be made so that the Fund will be the only person able to make changes on the policy or terminate the policy. Our manager will need to reimburse the insured for premium payments, on a quarterly or semi-annual basis as payroll deductions are the only mode available and an insured will be required to mail pay stubs to the Fund.

      o     Adjustable Whole Life and Combination Whole Life/Term Rider:
            Adjustable whole life and combination whole life/term rider policies can have limited guaranteed protection periods, or in the case of combination policies, the term portion decreases. In both cases, dividends are used to extend the coverage period or purchase paid-up whole life to replace the decrease in the amount of term insurance.

      o Flexible Premium Universal Life and Variable Adjustable Life (including joint and survivorship): Flexible premium universal life and variable adjustable life policies are designed to mature or expire at 95 and beyond for specific amounts. Policies may provide coverage on a single life or joint lives, either first to die or survivorship.

      o Term Policies (must be convertible or exchangeable): Term policies are issued for a specific period and generally expire without a death benefit at ages from 90 to 100. We will purchase only those policies with coverage periods at least three times the insured's life expectancy. All term policies must be convertible or exchangeable, without medical evidence and reinstatement of contestability or suicide provisions.

      Our manager intends to follow the following policy origination guidelines in purchasing life insurance policies through our provider depending on the type of life insurance policy purchased, as described above. An explanation of the A.M. Best ratings appears following the guidelines set forth below.

Policy Origination Guidelines

      Our provider or an unaffiliated provider will follow the criteria described below when originating policies. The number and scope of life insurance policies in the pool that we intend to create will increase with the amount of proceeds we obtain. Our goal is to create a diverse pool of life insurance policies owned by medically impaired persons of all ages and senior citizens, age 65 and over to be determined by medical and insurance underwriting and based on actuarial tables. In any event, our manager which is controlled by John Tooke will have sole discretion to oversee these strategies. We intend to use the following strategies.

      o All insurance carriers in the Fund covering the life settlements must be rated A- or better by A.M. Best as discussed in further detail below.

      o We will not invest more than twenty percent of the proceeds of the Fund in policies from any one insurance company. To the extent that we sell less than

            $100 million of units, at any given time we will use our best efforts to, but may not be able to stay in line with these strategies.

      o We will only purchase policies where the estimated life expectancy of the insured is between two and ten years.

      o We will only purchase policies beyond the contestable and suicide periods.

      o We will require an outside medical review to establish the estimated life expectancy for all medically impaired insureds. Also, for policies over $500,000, we will require two medicals and will use the longer life expectancy from the two estimates.

      o We will not purchase more than twenty percent of the policies from one specific type of illness (i.e., lung cancer, colon cancer, coronary artery disease or pulmonary artery disease, etc.). We will also not purchase more than forty percent of the policies from one category of a primary illness (i.e., cancer, heart disease, ALS, etc.). To the extent that we sell less than $100 million of units, at any given time we will use our best efforts to, but may not be able to stay in line with these strategies.

      o The maximum policy size for medically impaired insureds of all ages and seniors, age 65 and older with a life expectancy based solely on actuarial tables, is $3.0 million dollars.

      o We will not purchase Universal Life policies that terminate before the insured is age 95 or Term policies that terminate prior to age 95 and cannot be converted or exchanged to extend the death benefit to age 95. All Universal Life and Term policies must have a coverage period of a minimum of two and a half times the insured's estimated life expectancy based on their age at the time the policy is purchased by the Fund until the termination date of the policy, or a minimum coverage period of 10 years prior to the termination date of the policy, whichever is greater.

A.M. Best's Ratings

      The objective of the A.M. Best rating system is to provide an overall opinion of an insurer/insurance company's ability to meet its obligations to policyholders.

      According to A.M. Best, their company ratings are based on three main factors used to measure an insurer's financial strength and ability to meet obligations to policyholders, as compared with industry composites. The factors are:

            1.    Balance Sheet Strength
            2.    Operating Performance


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

            3.    Business Profile

      Balance sheet strength is determined by measurement of growth in underwriting, ratio of premiums written to capital and surplus, capital adequacy ratio, ratio of capital and surplus to liabilities, ratio of re-insurance expenses to capital and surplus funds, annual change in capital, capital structure of holding companies, quality and appropriateness of reinsurance, adequacy of policy reserves, quality and diversification of assets and various liquidity tests.

      Operating performance is centered around the insurer's profitability from insurance operations, using various tests such as benefits paid as a percentage of net premiums, commissions and expenses incurred as a percentage of net premiums written, and return on equity.

      Business profile issues analyze the diversification of an insurer as to how the book of business is spread geographically, by product and distribution. In addition, A.M. Best analyzes the insurer's market position, management, revenue composition, insurance market risk, and event risk.

      The range of A.M. Best ratings are as follows:

         A.M.             Best Ratings
         -----------------------------
         A++, A+          Superior
         A, A-            Excellent
         B++, B+          Very Good
         B, B-            Fair
         C++, C+          Marginal
         C, C-            Weak
         D                Poor
         E                Under Regulatory Supervision
         F                In Liquidation
         S                Rating Suspended

      An A.M. Best rating may be lowered or withdrawn entirely by A.M. Best if, in its judgment, circumstances so warrant.

      Ratings of A+ to A++ are assigned to insurance companies which have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a very strong ability to meet their ongoing obligations to policyholders. Ratings of A- to A are assigned to insurance companies which have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a strong ability to meet their ongoing obligations to policyholders.


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

Competition

      Our manager believes potential insureds distinguish life settlement companies based on three principal factors:

      o     price;

      o     response time; and

      o sensitivity and professionalism in dealing with the insured and his friends and relatives.

      A life settlement company typically determines the price that it is willing to pay for a life insurance policy principally based upon its estimate of the life expectancy of the insured and the present value of such policy discounted at a rate as determined by such life expectancy. Response time is affected by our provider's internal ability to meet demand, the cooperation received from the potential client's insurance company and the insured's doctor and, ultimately, our provider's access to capital to fund its purchase of a policy.

      Our manager believes that approximately 50 to 60 life settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. The increased competition has contributed to higher purchase prices and lower original estimated annual rates of return.

      Most insurance companies also offer some form of accelerated death benefits to holders of their policies that are medically impaired, but the costs thereof vary substantially among such companies. A recent article appearing on The Northwestern Mutual Life Insurance Company website, states that while insurers began developing accelerated death benefits only a few years ago, today more than 200 companies offer people that are medically impaired accelerated benefits, protecting over 18 million policyholders. As with any new product, there are substantial variations in design, cost and coverage. According to "Gay Money Magazine," accelerated benefits or acceleration often requires a special rider on your life insurance policy in order to pay part or all of the policy face amount directly through separate life settlement companies from the insurer if your doctor signs a statement certifying the insured's life expectancy is less than 6 or 12 months. Also, most insurers allow acceleration on only part of policy, often only 25-50%. This is a reflection of this industry's assumption that life insurance is for those left, not the living. Of course, this varies among insurers.

      An article from insure.com on April 17, 2001, states that most companies require that the insured's life expectancy be 12 months or less from the time the insureds applies for accelerated death benefits. Most policies specify that the insured has a "dread disease" such as a heart attack, life-threatening cancer, stroke, coronary artery bypass surgery or kidney failure. Some policies charge the insured a higher premium for the option of accelerating your death benefit. However, there are others that charge only if the benefit is accelerated, while others do not charge at all. Most life insurance companies limit the amount of the insured's death benefit he can accelerate, either by restricting the percentage of his death benefit or the dollar amount that the insured can receive.

      Our manager believes that insurance companies, on an industry-wide basis, have not aggressively participated in the market for medically impaired and senior citizen life settlements or related products or services primarily because of the undeveloped nature of the market and the potential for public relations problems for the insurance industry resulting from insurance companies redeeming policies for less than the death benefit promised to their policyholders.

      Given the restrictions typically imposed on the availability of accelerated death benefits, life settlements have, to date, been an attractive alternative to accelerated death benefits for insureds. Life settlements can also offer some people that are medically impaired the opportunity to pursue lifelong goals while they are still relatively healthy. Although our manager believes that insurance companies may continue to be reluctant to enter the life settlement market they may reduce their restrictions applicable to accelerated death benefits, may begin to provide life settlements directly or through separate settlement companies or may offer other competing products or services on a broader basis.

      Our manager believes that the Fund will be well-positioned within the life settlements industry to compete. The Fund intends to establish a reputation in the industry for providing life settlements in a professional, efficient and responsible manner. In addition, our manager believes that it will be able to establish relationships with other providers which will provide it with a competitive advantage. Our manager also believes that the confidentiality afforded the insureds by having their policies beneficially owned by the Fund, which will not disclose any confidential information, will be an additional incentive for them to do business with our provider rather than sell their policies to persons who will hold the policies directly and know confidential information. Finally, if this offering is successful, the proceeds from this offering will allow our provider to have significant financial flexibility in such a fragmented market since it will have more resources which will allow it to purchase more insurance policies at more favorable prices than if it was only purchasing policies on an individual basis for one investor rather than for a pool of investors.

Government Regulation of Life Settlements

      We will monitor the progress of new legislation and regulations in each state in which we purchase policies. However, given the emerging nature of life settlement regulations, there may be periods in which we may not be in compliance, or are unable to comply with the effective provisions of each applicable, statute and regulation.

      The Viatical Settlements Model Act was developed by the National Association of Insurance Commissioners (NAIC) to encourage states to adopt uniform standards to regulate the life settlements industry. Life settlements are regulated by state laws of either the departments of insurance or securities departments. A number of states have adopted the NAIC Model Act and others have implemented certain provisions of the NAIC Model Act in the regulations they have


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

enacted. Accordingly, a generic form of life settlement contract, which includes much of the NAIC Model Act, has been filed as an exhibit to the registration statement of which this prospectus forms a part. Set forth below are all material provisions of the NAIC Model Act, as well as any material state variations, as follows:

      o requires life settlement providers, brokers or investment agents to be in compliance with state insurance laws in the state of residence of the seller, and specifies the requirements for obtaining a license, where applicable, and circumstances under which state regulators may refuse to issue, suspend or revoke a license.

      o requires that life settlement contracts and related disclosure statements be submitted and approved by the state insurance regulator prior to use.

      o requires the licensee to file an annual statement with each state's insurance regulator and gives the regulator flexibility regarding the form and content of that statement. The reporting requirements for Texas are believed to be the most extensive and require an annual report of all life settlement transactions in Texas, and a separate complete and accurate annual report of all life settlement transactions for all states in the aggregate. The reports shall contain the information set forth in paragraphs as follows: for each life settlement contracted during the reporting period; the date the settlement contract was signed by all necessary parties; insurance carriers name, age, life expectancy in months, insured's state of residence, face amount of policy, net death purchased, estimated total premium to keep policy in force for total life expectancy or not applicable because the policy is paid up or no premiums are due. Net amount paid to the owner, source of policy, type of policy, age of the policy at the time of contract, primary diagnostic code at time of settlement contract, type of funding, status as of ending date, death if applicable; sold if sold, appoint if appointed to another provider or broker. Where death occurred, unique identifying number, date contract signed, age and life expectancy, insured's state or residence, net death benefit collected, total amount of premiums paid, net amount paid to owner, primary diagnostic code, date of death, difference between the actual number of months the insured lived after the date the contract was signed, and total life expectancy used by the reporting provider, name and address of each provider, representative, or broker, from which the reporting provider was referred a policy; name and address of any person from which the reporting provider was referred a policy for which a fee was given for referral; name and address of each provider or broker to whom the reporting provider referred a policy; number of policies reviewed and rejected, secondary market purchases as percentage of total policies purchased, name and address of any person whom our provider utilizes to perform medical evaluations of any kind relating to life settlors, the name and address or any provider or broker that our provider utilizes to track a life settlor's health status after a settlement contract has been signed by all necessary parties, and payment has been made to the owner, or to indicate tracking performed by in house employees. The report shall not include any confidential information. For


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

            those states which require financial responsibility, our provider's net capital will have to be verified each year and a bond kept in place.

      o prohibits any person, including the licensee, in the context of a life settlement transaction, with the knowledge of an insured's identity, from disclosing that identity or the insured's financial or medical information, to any person, unless an exception applies, such as when such information is directly related to and necessary to be disclosed for the completion of the life settlement contract following the death of the insured.

      o maintains broad procedures where state insurance regulators can examine and investigate licensees in the life settlement business and requires licensees to keep all records for a period of 5 years.

      o requires disclosure of information to the insured, including, but not limited to: (i) disclose to insured that his or her medical, financial or personal information, as given to the life settlement provider or broker, may be disclosed to others in order to effectuate the life settlement, (ii) possible alternatives to life settlement contracts, (iii) implications of proceeds received from the life settlement (i.e. creditors rights to proceeds, any effect on insured's eligibility to receive some form of governmental benefit, taxes on proceeds), (iv) name, address and telephone number of the life settlement provider, and (v) the amount and method of calculating the broker's compensation.

      o requires disclosure of information to potential investors (not including investors who are accredited investors, a financing entity, a special purpose entity, a related provider trust or a licensee under the NAIC Model Act), including, but not limited to:
            (i) annual rate of return, (ii) the risks involved in this investment, including no returns will be received until the insured dies and investor will lose all benefits or received substantially reduced benefits if the insurer goes out of business during the term of the life investment, (iii) type of policy being purchased, its current status and any additional benefits in the policy, (iv) whether the policy is contestable, and (v) information with respect to monitoring the insured's condition and the frequency of such monitoring.

      o list general rules relating to the procedure for entering into a life settlement contract, and provisions regarding advertising and fraud.

      Approximately 19 regulated states have enacted statutes or adopted or proposed regulations that establish minimum purchase prices to be paid to the insured according to the insured's life expectancy. Those 17 states include Arkansas, Oregon, Mississippi, North Carolina, Tennessee, Washington, Minnesota, Wisconsin, Virginia, Iowa, Nebraska, Louisiana, Alaska, Oklahoma, Montana, Maine and Vermont. These states generally provide that if the life expectancy is 0-6 months, at least 75-85% (but generally 80%) of the face amount of the policy must be paid; 6-12 months, at least 65-80% (generally 70%) must be paid; 12-18 months, at least 65-75% must be paid; 18-24 months, at least 60-70% must be paid; 24-30 months, at least 50%-


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

60% must be paid; 30 months or longer, at least 50% must be paid. Many of these states reduce the required amounts to be paid for insurance carriers lower than the 4 highest A.M. Best ratings.

      Most states have statutes that regulate conducting a life settlement business. Many states regulate the life settlement business through their respective departments of insurance, while others, regulate through their respective securities departments. Our provider is currently in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of Securities and Business Regulation. Before our provider can purchase policies in the State of Georgia, it must also comply with the rules and regulations currently being implemented by the Insurance Commissioner for the State of Georgia. Our provider will seek to become licensed where required and/or otherwise comply with the laws of all states in which it purchases and/or sells policies which regulate such purchases and/or sales. However, our provider may not be able to obtain a license in every state when required, or to renew or prevent revocation of a previously issued license or approval. The Fund is able to purchase policies in all 50 states from licensed providers. Our provider is able to purchase life settlements in 35 states but is not permitted to do business in Florida, Washington and Kansas, to date, and may be unable to obtain or maintain a required license or otherwise comply with the insurance or securities laws of other states. Our provider intends to apply for a license in the above states and in the event our provider is not licensed or approved to do business in particular states, the Fund will directly purchase policies referred by other licensed providers.

      Although we are not aware of any judicial authority interpreting whether the life settlement business constitutes conducting an insurance business, some states may consider life settlements to be an insurance company and preclude the Fund, which is not an insurance company, from operating in those states. See "Risk Factors--Possible costs relating to and delays attributable to government regulation will reduce our profitability."

      Most states require each life settlement company to develop a written anti-fraud policy, along with an anti-fraud training and education program. AmeriFirst, Inc. has established such a written policy and has developed a training program to educate its employees about the danger of fraud and how to prevent it, along with a procedure to report any suspected fraud that the employee may encounter in the normal course of business. If the insurance review or medical review indicates any material discrepancies that have not been adequately explained, then the policy must be a "non-bid," and the information must be immediately forwarded to the Fund's compliance department. Once reported to the compliance department, incidents of possible fraud will be reviewed, and if appropriate, reported to the applicable state Department of Insurance.

Employees

      As of November 1, 2005, our manager and its affiliate, AmeriFirst, Inc., employed 11 persons, all of whom are full-time employees. They each include, John Tooke, the founder and principal of the Fund, a software developer, in-house legal staff, accounting staff, insurance review, insurance analyst policy administration, computer and data processing personnel, customer service, medical administration and administrative assistants. None of our manager's employees is covered by a collective bargaining agreement. Of the 11 employees, our provider employed one person to handle policy origination, and our underwriter employed 3 persons in


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

broker-dealer operations. For purposes of calculating the foregoing number of employees of each entity, John Tooke, an employee each of our manager, AmeriFirst, Inc., and our underwriter, has been regarded as one employee.

Facilities

      The Fund does not have its own employees or offices. The employees of our manager and provider and their parent, AmeriFirst, Inc., will carry out our operations at their offices or will outsource and oversee the services performed by a third party servicer.

      Our manager, underwriter and AmeriFirst, Inc. lease their executive offices, located at 2015 A Osborne Road St. Marys, Georgia; telephone number
(912) 882-8851. The lease is between AmeriFirst, Inc. and a non-affiliate for 60 months ending on March 31, 2010 at a current monthly rental of approximately $3,938 increasing to $4,135 in the fourth and fifth years. The facility consists of approximately 4,726 square feet of office space. The Fund's principal office is located at this Georgia office.

Legal proceedings

The Fund is not currently subject to any legal proceedings.

                            DESCRIPTION OF THE UNITS

The Fund's Assets

      The units issued in connection with this offering represent fractional membership interests in the Fund. The units in the aggregate will represent a 100% interest in the Fund's assets up until the final maturity dates. Each unit will represent the right to receive your proportionate share of proceeds from collections attributable to payments by insurance companies pursuant to the insurance policies. See "Description of the Units -- Investor Accounts and Allocation of Collections." The Fund's assets will consist primarily of:

      o     an irrevocable beneficial interest in the insurance policies;

      o     monies due or to become due under the insurance policies;

      o monies received from insurance companies in payment of the insurance policies;

      o monies on deposit in bank accounts of the Fund or other permitted investments as described under "Use of Proceeds," inclusive of interest earned or accrued on the funds deposited in said accounts; and

      o all right, title, and interest with respect to the insurance policies, including, but not limited to, an assignment of such policies where permitted or designation as irrevocable beneficiary, and any supporting documentation or agreements related to the insurance policies.

      Distributions will be made by check mailed or electronic deposit to each of the members as it appears on the register maintained by the Fund, or its designee.

      All cash payments of insurance proceeds to the Fund, including accrued interest thereon, received between the 26th day of one month through the 25th day of the following month, shall be paid to members on the fifth day of the second following month (the "Determination Date"). All cash proceeds received after the 25th day of the month shall be paid to members on the fifth day of the second following month. For example, proceeds paid on matured policies between January 26th and February 25th shall be paid on March 5th, but those received by the Fund on February 26th shall be paid on April 5th. Distributions will only be made following months in which insurance proceeds are received on matured policies. When there are no cash proceeds received by the Fund, interest for the money market fund will continue to accrue until paid in a month when insurance proceeds are received. The final payment on any unit, however, subject to deduction of applicable withholding taxes, will be made only upon presentation and surrender of such unit at the office or agency specified in the notice of final distribution to members. The Fund will provide such notice to registered members not later than the 5th day prior to the final distribution.

The Units

      The units will be issued in the minimum denomination of $1,000 with an initial minimum investment of one hundred units, or $100,000; however, our underwriter reserves the right to accept initial subscriptions of less than $100,000, and integral multiples of $1,000 in excess thereof equal to the original principal amount for which each investor subscribed to purchase. The Fund shall have five (5) days from the tender of a subscription agreement to accept or reject an investor's funds promptly following each closing date of this offering. The Fund shall deliver countersigned subscription agreements and any evidence of book entry of the units to the members against payment to the Fund of the subscription proceeds for such units.

Registration, Transfer and Exchange of Units

      Our manager shall cause a listing of the units to be kept at the office or agency to be maintained by the transfer agent and registrar in which, subject to such reasonable regulations as it may prescribe, the transfer agent and registrar shall provide for the registration of the units and of transfers and exchanges of the units. Our manager is initially appointed the transfer agent and registrar, but shall be permitted to resign as transfer agent and registrar upon 30 days written notice to the Fund, in which event, the Fund shall appoint a successor transfer agent and registrar.

      Upon surrender for registration of transfer of any unit at any office or agency of the transfer agent and registrar for this purpose, the Fund shall execute, and our manager shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new units in authorized denominations of like aggregate principal amount. The transfer agent and registrar will maintain at its expense, an office or offices or agency or agencies where units may be surrendered for registration of transfer or exchange.

      Every unit presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the transfer agent and registrar duly executed by the member thereof or his attorney duly authorized in writing. No service charge to the member shall be made for any registration of transfer or exchange of units, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of units. All units surrendered for registration of transfer or exchange shall be cancelled in a manner satisfactory to our manager and the transfer agent and registrar.

      Prior to presentation of a unit for registration of transfer, our manager, the transfer agent and registrar and any agent of any of them may treat the person in whose name any unit is registered as the owner of such unit for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Fund, our manager, the transfer agent and registrar, nor any agent of any of them, shall be affected by any notice of the contrary.

      Our manager shall make all withdrawals, deposits and payments and shall have revocable power to transfer funds among investor accounts and make distributions to members from the operating trust account.

List of Members

      Our manager will furnish or cause to be furnished by the transfer agent and registrar, if other than our manager, to the Fund within five business days after receipt by our manager of a request therefore from the Fund, in writing, a list in such form as the Fund may reasonably require, of the names and addresses of the members as of the most recent record date for payment of distributions to members. Members holding an aggregate amount of not less than 10% of the units then outstanding may apply in writing to our manager that they desire to communicate with other members with respect to their rights under the Fund's operating agreement. If such request is accompanied by a copy of the communication which such applicant proposes to transmit, then our manager, after having been adequately indemnified by such applicant for its costs and expenses, shall afford or shall cause the transfer agent and registrar if other than our manager, to afford such applicant access during normal business hours to the most recent list of members held by our manager. The list shall be as of a date not more than 45 days prior to the date of receipt of such applicant's request and shall give our manager notice that such request has been made, within five business days after the receipt of such application. Every member, by receiving and holding units, agrees with our manager that neither our manager, the transfer agent and registrar, if other than our manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the members, regardless of the source from which such information was obtained.

Investor Accounts and Allocation of Collections

      The Fund's assets shall include investor accounts which consist of the operating trust account, premium trust account and a provider trust account, each of which shall be established and maintained by our manager or provider with The Law Office of Joseph C. Miller, P.A. for the benefit of the members only upon the completion of the minimum offering and the release of funds.

      Operating Trust Account. The operating trust account shall be established by the Fund and maintained by our manager as a segregated, interest bearing money market trust account and it shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the members and shall be subject to distribution in accordance with the Fund's operating agreement. The operating trust account shall contain collections attributable to insurance policies and funds on hand from this offering to purchase life insurance policies, transfer funds to the premium trust account and provider trust account and pay fees to our manager, provider and underwriter. All funds will be deposited into the operating trust account after the minimum offering is completed. Notwithstanding that fact, if a broker-dealer other than our underwriter requests payment of selling commissions at the time of acceptance of an investor as a member of the Fund such fees will be paid then.

      Provider Trust Account. The provider trust account shall be established by our provider and maintained by our servicer as a segregated, interest bearing trust account through which the insurance policies are purchased and in certain instances the referring broker's fee is paid. The funds deposited by the Fund in this account shall be used by our provider and/or other non-affiliated providers to purchase life insurance policies from the insured, when applicable pay the broker's fee to the insured's broker and pay any other fees assumed with the purchase.

      Premium Trust Account. The premium trust account shall be established by the Fund and maintained by our manager as a segregated interest bearing trust account. It shall bear a description clearly indicating that the funds deposited therein are held in trust solely to pay premiums for all policies purchased by the Fund. The amount of premium payments set aside for each policy shall generally be equal to the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured, plus an additional two years beyond such estimated life expectancy. Upon liquidation of the Fund, the remaining premium trust account shall be transferred in whole to members of the Fund together with accrued interest thereon.

      Distributions from Investor Accounts. Our manager shall have the revocable authority to make withdrawals and distributions from, or transfers between, the investor accounts. Funds on deposit in the operating trust account, premium trust account, and provider trust account may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short-term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any life insurance policy from an insured. Our manager shall hold for the benefit of the members the negotiable instruments or securities, if any, evidencing the permitted investments from the time of purchase until the time of sale or maturity. Subject to the maturity restrictions set forth above, the Fund shall instruct the trustee, in writing, as to the investment of funds on deposit in the premium trust and provider trust account. If, for any reason, the Fund does not provide investment instructions to our trustee, then the availability of funds or the balances in the provider trust account and the premium trust account, all investment earnings on the funds shall be deemed not to be available or on deposit. Our manager shall not be responsible for any losses incurred in connection with any permitted investments.

      Our manager is required to deposit immediately or cause to be deposited in the operating trust account all collections, which it receives.

Priority of Payments

      Upon the maturity of a life insurance policy, a claim is filed with the insurance company. Once a claim has been paid to the Fund, our manager shall deposit the funds into the operating trust account. Our manager will then withdraw from the operating trust account, to the extent funds are available:
(1) an amount equal to funds advanced from our manager to the Fund in lieu of making a capital call or in order to preserve the fund, (2) an amount to fund any deficiency in the premium trust account, (3) an amount equal to any anticipated or necessary capital calls, (4) funds for payment to each member's capital contribution and interest based on their proportionate share of proceeds from life insurance policies.

      If the operating trust account is insufficient to make the return on investment to the members, the amount of such deficiency shall be referred to as the deficiency amount and shall be payable in later months and sufficient funds become available. Funds shall be paid, proportionately, to members on the Determination Date, which is generally the fifth day of the month following the Fund's receipt of proceeds from an insurance policy.

Servicing Reserve Fund

      Our manager shall set aside 1% of the manager's fee, up to a maximum of $250,000, received by our manager as a servicing reserve fund intended to be used as a reserve set aside for the Fund, in the event our manager has insufficient funds available to service the insurance policies purchased by the Fund. Upon final liquidation of the Fund, the servicing reserve fund remainder balance shall be distributed back to our manager.

Capital Calls

      In the event that sufficient funds are unavailable to pay any premium on an insurance policy and an insurance policy would thereby lapse, our manager shall have the right to require all of the Fund's members to make additional capital contributions (e.g., a "capital call") of up to six months premiums to insure that no policy lapses. When our manager deems it necessary to make a capital call our manager has the right, but not the obligation, to advance funds on behalf of the Fund in lieu of a capital call. A capital call to pay a policy premium shall only be made when the premium trust account is within six (6) months of being exhausted. If there are insufficient funds available for servicing the insurance policies purchased by the Fund, the Fund shall draw on the servicing reserve fund before making a capital call. There will be no other reserve fund (e.g., a sinking fund) available to pay policy premiums. Our manager also has the discretion to make a capital call to cover litigation costs, costs of servicing the insurance policies purchased by the Fund, and any other expenses to preserve the Fund and for which there are insufficient funds on hand. In addition, our manager may make a capital call on an individual member with respect to any state tax amounts that the Fund may be obligated to pay on behalf of such Fund member. The members will make the capital call in proportion to their membership interests in the Fund. Capital contributions pursuant to this provision shall be made within 30 days after receipt of notice from our manager of the amount of the contributions. If a member shall default in making any such capital contribution, the other members shall have, with respect to the defaulted contribution, the right to contribute proportionately and receive a substantial premium (expected to equal the annual premiums of each policy purchased by the Fund for the estimated life expectancy of the insured, plus an additional two years beyond such estimated life expectancy) of the membership interest attributable to the defaulted capital contribution.

Return on Investment

      With respect to the return on investment, with the maturity of each insurance policy and the payment of the proceeds to the Fund, our manager shall withdraw from the operating trust account, proceeds attributable to insurance policies, which are on deposit in the operating trust account for payment to the Fund's members on the above described Determination Date.

      With respect to the final maturity of the last insurance policy, our manager shall withdraw from the amount deposited in the operating trust account an amount equal to the outstanding amount of principal of the units as of the end of the day on the preceding record date.

Additional Rights upon the Occurrence of a Bankruptcy Event

      The Fund has no intention of filing a voluntary petition under the United States Bankruptcy Code or any applicable state law so long as the Fund is solvent and does not reasonably foresee becoming insolvent.

      The voluntary or involuntary application for relief under the United States Bankruptcy Code or any comparable state law with respect to our manager should not necessarily result in a similar voluntary application with respect to the Fund so long as the Fund is solvent and does not reasonably foresee becoming insolvent by reason of our manager's insolvency or otherwise. The Fund believes that:

      o a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to the Fund may not lawfully be filed without the prior consent of all members of the Fund, and;

      o subject to the assumption that separateness and corporate formalities are observed by our manager and the Fund, the assets and liabilities of the Fund should not be substantively consolidated with the assets and liabilities of our manager in the event of an application for relief under the United States Bankruptcy Code with respect to our manager.


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

      If the Fund voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within 90 days after its filing, the Fund shall on the date of the bankruptcy event immediately cease to acquire any additional insurance policies within l5 days of the bankruptcy event. Our manager shall then (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that our manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the members describing the proceeding and requesting instructions from the members. No sale, disposition or liquidation, whether in whole or in part, of the insurance policies shall be consummated until and unless our manager shall have first received written instructions, or other written response or affirmative refusal to provide a written response from members representing in excess of 51% of the principal amount of the units then outstanding.

Matters Relating to the Liability of the Fund

      Scope of Liability. The Fund shall be liable for the obligations specifically undertaken by the Fund under its operating agreement. Neither the Fund, nor any of our manager, officers, employees or agents of the Fund, shall be under any liability to the members or any other legal person for taking any action or for refraining from taking any action under the operating agreement whether arising from express or implied duties under the operating agreement. However, this limitation on liability shall not protect the Fund or any manager, officer, employee or agent of the Fund against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement.

      Indemnification. The Fund has indemnified and held harmless our manager and its affiliates in the Fund's operating agreement from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager in connection with the offering of units hereto or any agreement executed or delivered in connection thereto or in any way relating to or arising out of the transactions related thereto, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although the Fund shall indemnify our manager if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the Fund shall not indemnify our manager if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by our manager. Any indemnification shall only be from assets of the Fund.

Matters Relating to the Liability of Our Manager

      Scope of Liability. Our manager shall be liable for the obligations specifically undertaken by our manager pursuant to this prospectus and under the Fund's operating agreement. Neither our manager, its officers, employees or agents shall be under any liability to


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

the members, the Fund or any other legal person for taking any action or for refraining from taking any action under the operating agreement, whether arising from express or implied duties under the operating agreement or this prospectus. However, this limitation on liability shall not protect our manager, or any officer, employee or agent of our manager against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement. Our manager shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the insurance policies and which in its reasonable opinion may involve our manager in any expense or liability.

      Indemnification. Our manager shall indemnify and hold harmless the Fund from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager in connection with the offering of units in connection with this offering or any agreement executed or delivered in connection thereto or in any way relating to or arising out of the transactions related thereto, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although our manager shall indemnify the Fund if such acts, omissions or alleged acts or omissions constitute ordinary negligence, our manager shall not indemnify the Fund, if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the Fund. Any indemnification shall only be from assets of our manager.

                    DESCRIPTION OF LIFE SETTLEMENT CONTRACTS

Life Settlement Contract

      The Fund will purchase life insurance policies from licensed providers, including our provider. The provider will originate policies either directly from the insured when it is licensed or not required to be licensed, or from other licensed providers, or from a broker network pursuant to a "life settlement contract," a form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. Each life settlement contract may vary depending upon each state's applicable laws. Our provider has agreed in writing to assign all policies, which it purchases to the Fund, except those it sells to non-affiliates and/or affiliated companies not engaged in a public offering of securities, but having similar objectives of the Fund.

      In addition to the life settlement contract, the insured will be required to provide to the provider all documents required by the provider the insurer, and the state regulator to effectuate the transfer of the insured's interest in and to the policy to our provider and the original policy including, but not limited to: (i) "disclosure statement" which discloses to the insured various risks relating to entering into a life settlement, (ii) "authorization to release medical information" of the insured to our provider, (iii) "release and consent to change of beneficiary" of the policy to the Fund, (iv) "medical certification of mental competency" of the insured, (v) "personal references" of the insured, and (v) "distribution directions" which indicates how the insured wishes to receive the life settlement proceeds of the policy, all of which will be attached as an exhibit to the life settlement contract and deemed to be a part of life settlement contract.

      The life settlement contract, together with any and all additional documents required to effectuate the transfer from the insured to our provider shall become null and void at any time if it is determined that the policy was purchased from the insured, issued by the insurer or sold by the insured to our provider under fraudulent circumstances and/or the insured is in breach of the representations and warranties provided in the life settlement contract or any other documents provided by insured in connection therewith. If the life settlement contract is deemed null and void, the insured shall return to our provider, within up to thirty (30) days from the date of cancellation, the life settlement proceeds paid to the insured for the policy and premiums paid by the Fund or the provider, together with interest.

Assignment of Insurance Policies

      The provider will assign, transfer and convey to the Fund all its right, title and interest in and to each insurance policy being transferred. In any state which does not permit an assignment of a policy to the Fund, but only to a licensed provider, the Fund will become the irrevocable beneficiary of the policy. Upon request of the Fund, the provider will notify the Fund of the amount of insurance policies available for purchase. The Fund will purchase insurance policies with the gross proceeds of this offering by forwarding the purchase price together with broker's fees, where required, to the provider's trust account simultaneously with the execution of the agreement by the insured. The monies advanced by the Fund with respect to any one insurance policy shall not exceed an amount agreed upon between the provider and the Fund as to the discount from the face amount of the insurance policy, excluding the provider's fees. Such advance will be payable to the provider in cash or in some other form of payment in which funds will be immediately available.

      In connection with the assignment and transfer of the insurance policies to the Fund, the provider will indicate in its computer's master file that the insurance policies have been sold to the Fund by the provider. In addition, the provider will furnish to the Fund a computer printout readable by the Fund containing a true and complete list of all such insurance policies, identified by account number and by the total outstanding face amount upon the purchase of each life insurance policy. Furthermore, the provider will direct the insurers to send all policy proceeds payments to the operating trust account, which will be owned by the Fund.

      The Fund will not engage in any activities except acquiring insurance policies from the provider or other licensed providers or through the independent broker, and engaging in activities incidental to, or necessary or convenient to accomplish the foregoing.

                            OTHER OPERATING POLICIES

      o We do not intend to issue any additional securities with rights that are senior to your rights as a member.


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

      o Except for the purchase of life insurance policies in our usual business, we do not intend to invest in the securities of similar life settlement companies or other issuers for the purpose of exerting control or for any other purpose.

      o We do not intend to underwrite securities of other life settlement funds, life insurance companies or any other issuers, except our provider may sell life insurance policies to other affiliated and unaffiliated entities not engaged in a public offering of securities.

      o We may issue units in exchange for life insurance policies that satisfy our investment policies, but we will not issue securities in exchange for any other property.

      o We do not intend to purchase or otherwise re-acquire our units or other securities, except that we will apply the principal returned to us on the payment of insurance policy proceeds to return your investment to you and we will also return any funds that are not invested in life insurance policies on or before June __, 2006, unless the offering is extended up until December __, 2006.

      o We intend to provide the periodic reports to you that are described in the summary of the operating agreement in this prospectus.

                      OUR MANAGER, PROVIDER AND UNDERWRITER

Management

      Our manager was incorporated in Delaware on September 4, 2002, under the name AmeriFirst Financial Services, Inc. The address and telephone number for our manager is 2015 A Osborne Road, St. Marys, Georgia, telephone number (912) 882-8851. Our manager was formed to be a real estate broker, mortgage broker and to provide managerial services not only for our underwriter, provider and the Fund, but may also provide services to other outside companies or funds for a fee. Our manager will market its services to other outside entities and to additional funds. However, it does not believe for competitive reasons it would be able to do so, unless it was a separate entity from our provider or the broker-dealer. AmeriFirst Financial Services also holds a mortgage broker's license and real estate broker's license in the State of Florida. AmeriFirst Financial Services is regulated by the Department of Business and Professional Regulation--Division of Real Estate and the Florida Office of the Comptroller--Department of Banking and Finance along with the Secretary of State for the State of Florida. The management of our manager is described below.

      Our provider is Asset Settlement Group, Inc., a Delaware corporation, an affiliate of our manager, which will operate as a life settlement provider in the State of Georgia. The address and telephone number for our provider is 2015 A Osborne Road, St. Marys, Georgia 31558; telephone number (912) 882-8851. Our provider is currently in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of

Securities and Business Regulation. Before our provider can purchase policies in the State of Georgia, it must also comply with the rules and regulations currently being implemented by the Insurance Commissioner for the State of Georgia. Our provider will seek to comply with the insurance laws of the states in which it purchases and/or sells policies which regulate such purchases and/or sales. Our provider will purchase insurance policies directly from the insured when it is licensed or not required to be licensed, or from other providers or from a nationwide broker network. Our provider, together with the assistance of our manager, as servicer, will evaluate and choose the life insurance policies which we will purchase in accordance with the policies described in this prospectus. Our provider may sell life insurance policies to both affiliated and non-affiliated companies not engaged in the public offering of securities, but that have similar objectives of the Fund.

      Our manager will manage and control our affairs and have responsibility and final authority in almost all matters affecting our business. In addition, our manager currently intends to act as our servicer and service the policies we purchase; however, we may outsource any or all non-financial services to a third party. The Fund does not have its own employees or offices. The employees of our manager and provider and their parent, AmeriFirst, Inc., will carry out our operations at their offices or will outsource and oversee the services performed by a third party servicer. See "Management's Discussion and Analysis of Financial Condition of Capital Benefits, LLC." The duties of our manager, servicer and/or provider will include:

      o     dealings with members;

      o     accounting, tax and legal matters;

      o     communications and filings with regulatory agencies;

      o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in life insurance policies;

      o due diligence review of the insured and the life insurance policy, estimate the life expectancy of the insured with the assistance of medical review service companies, close the transaction, monitor the life status of the insured and status of the policy, and file claims for proceeds when the insured passes away; and

      o     managing our other operations, if any.

The loss of John Tooke's services would not terminate the Fund's business and operations. At this point in time, each company is established with experienced staff with the knowledge and ability to continue their departments in the case that Mr. Tooke is unable to fulfill his duties. The contingency plan would have current management run the operations of the companies until a replacement for Mr. Tooke could be found. Management believes that the business and operations of all the companies of AmeriFirst, Inc. would continue to be operational even with the loss of Mr. Tooke's services.


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

Executive Officers and Directors of our Manager

      The following persons are the executive officers and directors of our manager.

      Name                         Age                      Office
      ----                         ---                      ------

Brittany M. Ellis                  30         President, Secretary and Director

      Brittany M. Ellis has served as President of our manager since November 2003 and as Secretary and a Director of our manager since its inception in September 2002. She has served as Secretary and a Director of AmeriFirst, Inc. since its inception in August 2002. Ms. Ellis has also served as President and Secretary of Asset Settlement Group, Inc. since February 2005. Ms. Ellis is responsible for the management of the Fund, including overseeing the activities of underwriting and servicing the insurance policies. In addition, Ms. Ellis is Secretary and a member of the Board of Directors of Asset Settlement Group, Inc., and AmeriFirst Capital Corp. Ms. Ellis graduated from Florida Coastal School of Law in May 2002 and is a member of the Florida bar. Ms. Ellis received her Bachelors degree from the University of Southern Mississippi in 1997. Prior to her legal career, she worked in managed services for the Aramark Corporation and Maidpro, Inc. in Massachusetts. Ms. Ellis holds a NASD Series 7 and Series 24 securities license.

Officers and Directors of AmeriFirst, Inc.

      The following persons are the officers and directors of AmeriFirst, Inc.

Name                    Age      Officer
----                    ---      -------
John Tooke              62       Chief Executive Officer, President and a
                                 Director; Chief Executive Officer and Director of AmeriFirst Capital Corp.

Brittany M. Ellis       30       Secretary and Director; President, Secretary
                                 and Director of AmeriFirst Financial Services,
                                 Inc. and Asset Settlement Group, Inc., and
                                 Director of AmeriFirst Capital Corp.

Irving Strickstein      74       Member of the Board of Directors

O. Lee Tawes, III       57       Chairman of the Board of Directors

      See "Executive Officers and Directors of Our Manager" above for biographical information on Brittany M. Ellis, Secretary and a Director of AmeriFirst, Inc. All of the capital stock of our manager, provider and underwriter is owned by AmeriFirst, Inc., a Delaware holding company. John Tooke owns 41% of the equity common stock, Irving Strickstein and Denise Mugerdichian Lachman each beneficially own 22.42%, and O. Lee Tawes, III beneficially owns 14.16% of the common stock. See "Certain Relationships and Related Transactions."

      John Tooke has been Chief Executive Officer, President and a director of AmeriFirst, Inc. since its inception in August 2002. Mr. Tooke also acted as President of our manager from June 2002 to November 2003 and Chief Executive Officer and a director since its predecessor's formation in June 2002. Since April 2002, when the predecessor of our provider was formed, Mr. Tooke had been Chief Executive Officer and director of our provider, Asset Settlement Group, Inc., until February 2005. Mr. Tooke has been engaged in negotiations and start-up activities for the Fund and researching the life settlement industry commencing in April 2001. From 1998, when Mr. Tooke formed the predecessor to Global Express Securities, Inc. (previously known as First Florida Securities, Inc.) a member of the NASD, until he sold it in March 2002, he was president and director of Global Express Securities, Inc. Global Express Securities, Inc. was originally located in Florida and relocated to Nevada in 2000. The firm specialized in the placement of high yield collateralized investment products through the sale of public and private securities both to the retail market and to individual clients. The initial closing for the firm's sole public offering occurred after Mr. Tooke sold the firm. It was a best efforts offering under the name Global Express Capital Real Estate Investment Fund I, LLC. A permanent receiver was appointed to Global Express Capital Real Estate Investment Fund I, LLC on December 17, 2003. Mr. Tooke was neither an officer nor a director of this fund and the receivership occurred approximately 21 months after the sale.

      From 1991-1998, Mr. Tooke was employed as a private investor in commercial real estate projects as a principal for his own account. While he was an investment banker, Mr. Tooke originated and produced commercial mortgages and sold them to investors. Any relevant prior performance data of Mr. Tooke's experience is more than 10 years old and not in his possession. Form 1989 to 1991, Mr. Tooke was Senior Vice President of Sales and Trading for Drexel Burnham Lambert which sold and traded multi-family and commercial mortgages and portfolios in the secondary markets. Form 1984 to 1985, Mr. Tooke was Vice President of Sales and Trading of Morgan Stanley & Co. where he worked in all aspects of mortgage finance proposals such as CMO's, mortgage backed bonds and private placements. From 1981 to 1984, Mr. Tooke was a Vice President of Sales and Treading of Merrill Lynch where he traded whole loans, participation and conventional mortgage backed securities and analyzed and structured all securitized products. Mr. Tooke holds NASD Series 7, Series 24, Series 28, and Series 63 securities licenses. Mr. Tooke is a qualified securities principal. In addition, he is licensed in Nevada, California, and Florida for the sale of real estate mortgages and securities.

      Irving Y. Strickstein served as Chairman of the Board of Directors and a shareholder of AmeriFirst, Inc. from November 2002 until January 2005 and thereafter, as a director. Since February 1954, Mr. Strickstein has been a part-owner, officer and director of National Lumber Company in Warren, Michigan.

      O. Lee Tawes, III has been Chairman of the Board of Directors since January 2005. Mr. Tawes was a food analyst at Goldman Sachs & Co. from 1972 to 1979. As food analyst, he was named to the Institutional Investor All America Research Team five times from 1979 through 1989. He was Director of Equity Research at Oppenheimer & Co. and CIBC World Markets from 1991 until November 1999 and he was also Chairman of the Stock Selection Committee at CIBC, a member of the firm's Executive Committee, and Commitment Committee. Mr. Tawes was Managing Director and Director of Equity Research at C.E. Unterberg Towbin from November 1999 until June 2004. Since June 2004, Mr. Tawes has been the Executive VP of NorthEast Securities. Mr. Tawes was also a director of Infinity, Inc. from July 2001 until April 2005. Since 2001, Mr. Tawes has been a director and Chairman of the Audit Committee of Baywood International, Inc.

              COMPENSATION OF OUR MANAGER, PROVIDER AND UNDERWRITER

      Set forth below is a description of the compensation that the Fund may pay our manager, as servicer, our provider and underwriter. No other compensation will be paid to our manager, provider, underwriter or John Tooke in connection with the Fund. These compensation arrangements have been established by our manager and the Fund and are not the result of arms-length negotiations. Our manager has compared its compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their view, our manager has:

      o     analyzed the compensation arrangement in other offerings,

      o spoken to other professionals in the industry including issuers, promoters and broker-dealers,

      o examined rates from A.M. Best which set forth the rates being charged by those institutions for the same or similar services, and

      o collected data regarding compensation from trade association meetings and/or other relevant periodicals. The amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

      The exact amount of future compensation payable to our manager, provider and underwriter cannot be precisely determined. The compensation to be received by our manager and provider is based upon the total amount of units sold and the face amounts of the life insurance policies purchased. The sales commissions paid to our underwriter and any selected dealers or foreign entity are based on the number of units sold. However, sales commissions will only be paid to our underwriter upon the Fund's purchase of life insurance policies. If all $100 million of units are sold by our underwriter, our underwriter would receive $2,000,000 of commissions. However, the total sales commissions to our underwriter and all selected dealers and foreign entities cannot exceed $10,000,000, which is the maximum fee permitted by the NASD. All other fees are based on the face amount of life insurance policies purchased, which cannot at this time be determined since the purchase price is a policy by policy decision negotiated between our provider and the referring broker for the insured. Based upon our manager's current knowledge of the industry and upon its review of similar programs and upon certain assumptions made as set forth below, our manager estimated the fees it and its affiliates will receive.

      Our manager, provider and underwriter reserve the right to reduce the fees which they receive on certain policies purchased. Our manager, provider and underwriter reserve the right to reduce and/or increase the fees stated above which they receive on certain policies, so long as the aggregate fees paid to them (exclusive of fees paid to non-affiliated broker-dealers) do not exceed 10% of the gross proceeds of this offering. The amount of fees to be paid to our manager, provider and underwriter will vary from those estimated below due to varying economic factors, over which they have no control, including, but not limited to, the state of the economy, competition in the area of life settlement contracts and certain states' requirements as to minimum amounts to be paid to an insured. These limitations are expected to reduce the fees which can be paid to less than the amount allowed. We will be subject to public reporting requirements and the Fund will file quarterly and annual reports with the SEC. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our manager, provider and underwriter.

      The relationships among our manager, provider and underwriter referred to herein are described under the caption "Our Manager, Provider and Underwriter."

Operational Stage

Person Receiving              Form and Method of
Compensation                  Compensation
------------                  ------------
Underwriter                   Our underwriter will normally be paid selling
                              commissions of 2% of the gross proceeds of units sold by our underwriter at the time of purchase of insurance policies. Broker-dealers, other than
                              AmeriFirst Capital Corp., will be paid a portion of the selling commission upon acceptance of the investor as a member of the Fund unless the broker-dealer agrees to defer payment. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum fee permitted by the NASD. See "Plan of Distribution."

Provider Policy origination fees will normally equal 4% of the gross proceeds of this offering. The fees will be paid one time on each policy to the entity acting as a qualified provider which will either be our provider or other providers. This is exclusive of fees which the insured is obligated to pay to the broker selling his policy to the Fund.

Manager                       The fees to be paid to our manager for servicing
and/or Servicer               the policies and monitoring the insureds on behalf
                              of the Fund will normally equal 4% of the gross proceeds of this offering and will include: a fee for due diligence, which includes evaluating the terms of each policy and of all medical records of the insured; medical consultant's review fee for estimating the life expectancy of the insured;
                              fees for closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording the Fund as beneficiary and payment of the purchase price to the insured; a fee for servicing the insurance policies on an ongoing basis; and monitoring the life status of the insured.

John Tooke                    AmeriFirst, Inc. is paying John Tooke a salary of
                              $12,500 per month which will not be reimbursed from proceeds of this offering. Mr. Tooke is employed by our underwriter under an employment agreement currently ending on July 31, 2006 with automatic one-year renewals, pursuant to which he agreed not to compete with our underwriter or its affiliates for a two-year period following termination of employment.

Liquidation Stage

      Upon the dissolution of the Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Fund. Our manager may then elect to purchase the outstanding units of the Fund from members. After paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, the remaining assets will be distributed to the members, proportionately, in accordance with the positive balance in their respective capital accounts, without the payment of any fees to any affiliates of the Fund. See "Business - Investor Accounts and Allocation of Collections."

                              CONFLICTS OF INTEREST

      The relationships among the Fund, our manager, provider, underwriter, and John Tooke, may result in various conflicts of interest. Our manager, provider and underwriter are each, directly or indirectly, controlled by John Tooke. Our manager and its officers and directors, in their capacity as such, are required to exercise their fiduciary duties to the Fund and to you in a manner they believe will preserve and protect your rights as a member. Our provider may sell life insurance policies it purchases to non-affiliated companies and/or affiliates not engaged in a public offering of securities.

      The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of the Fund's operation of our business.

1. Payment of Fees and Expenses. Our manager, provider and underwriter will receive substantial fees in connection with this offering and our ongoing operations which are described above under the caption "Compensation of Our Manager, Provider and Underwriter."

2. Purchase of Life Insurance Policies from our Provider. The officers and directors of our manager, which is controlled by John Tooke through AmeriFirst, Inc., a Delaware holding company, will make all final decisions regarding the life insurance policies we will purchase. We will acquire our life insurance policies from or through our provider, Asset Settlement Group, Inc., either directly from insureds, when it is licensed or not required to be licensed, or from other licensed providers, or from a broker network. Our provider is also controlled by John Tooke through AmeriFirst, Inc. Accordingly, although a purchase will be made on terms no more favorable to our provider and underwriter than to other persons, we may face a conflict of interest in determining whether to purchase a policy from our provider or another provider and/or whether a specific life insurance policy is appropriate for our portfolio. Our manager and provider will each receive their fees based on a percentage of the gross proceeds of this offering, regardless of whether the insured dies within the estimated life expectancy, whereas the investors' return on investment will depend on the insured dying within his estimated life expectancy. Although we have no agreement or understanding to acquire an ownership interest in a broker, certain states permit a provider or its affiliates to have an ownership interest and we may acquire such an interest in the future. Our provider is in compliance with the laws of the State of Georgia that regulate the sale of insurance policies as a security through the Division of Securities and Business Regulation. Our provider will comply with the laws of all other states which regulate the purchase and/or sale of insurance policies by the Fund. The brokers will earn brokerage fees, described above, on life insurance policies our provider purchases through them or from them. Accordingly, since John Tooke controls our manager and our provider, he will face a conflict of interest in determining whether the life insurance policies meet our guidelines and are appropriate investments.

3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating our manager, provider and underwriter and the interest of our manager in managing the Fund are not the result of arm's-length negotiations. Additionally, none of the directors of our manager, provider and underwriter are independent.

4. Competition for the Time and Services of our Manager, Provider and Underwriter. We will rely on our manager, provider and underwriter and their directors and officers for the management of our operations. The directors and officers of our manager, provider and underwriter will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and to our members, to be necessary for our benefit.

      Our manager believes it has sufficient staff to be capable of discharging its responsibility to us. Our manager, provider, underwriter and their affiliate, AmeriFirst, Inc., had an aggregate of 11 employees as of November 1, 2005, including Mr. Tooke, a software developer, an executive assistant, in-house legal staff, accounting staff, insurance review, insurance analyst, medical review, policy administration, computer and data processing personnel, customer service, medical administration and administrative assistants, all of whom are full-time employees. For purposes of counting the foregoing number of aggregate employees, John Tooke, an employee AmeriFirst, Inc., and our underwriter was regarded as one employee. Mr. Tooke has in excess of 25 years of experience in selling mortgage backed securities and other securities. He began to research the life settlement industry in April 2001 (see "Our Manager, Provider and Underwriter" above), however, he has no actual experience in purchasing and securitizing life settlement policies. The staff of our manager includes two people with 55 years of combined insurance experience, and three other persons with between four and six years of experience in the life settlements industry. Virtually all of our manager's employees will devote all of their business time to the Fund's affairs until such time as the offering is completed.

5. Provider Resells the Life Insurance Policies. Our provider may also retain or sell existing life insurance policies purchased by our provider for itself, or to other clients on a non-public basis, should this satisfy the objectives of our provider. Our provider will base the decision on factors such as the amount of funds available for investment, yield, and portfolio diversification between medically impaired and senior citizens, insurance carriers, or other transaction terms. The Fund and our provider have entered into an agreement, a copy of which is attached as an exhibit to the registration statement of which this prospectus forms a part, that our provider may sell the life insurance policies it purchases to non-affiliates (one such agreement is signed) and affiliated companies not engaged in a public offering of securities, but that have similar objectives of the Fund. Accordingly, our provider may have conflicts of interest in determining which client will purchase the life insurance policy purchased by our provider ("Business-Provider").

6. Lack of Separate Representation. For purposes of this offering, we are represented by the same counsel as our manager, provider and underwriter and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our manager, provider or underwriter, they will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Certain relationships exist among the Fund, our manager, our provider and our underwriter, and the officers, directors and other affiliates of our manager, provider and underwriter, which may result in various conflicts of interest. See "Conflicts of Interest."

      Although each of our manager, provider and underwriter will have their own independent employees, John Tooke is the sole director of our underwriter. AmeriFirst, Inc. is a Delaware holding company incorporated on August 19, 2002, which owns all of the capital stock of our manager, provider and underwriter. Only the parent company, AmeriFirst, Inc., has independent directors serving on its board of directors.

      AmeriFirst, Inc. is a Delaware holding company incorporated on August 19, 2002, 41% of whose capital stock is owned by John Tooke, 22.42% is owned by Irving Strickstein, 22.42% is beneficially owned by Denise Mugerdichian Lachman and 14.16% is owned by O. Lee Tawes III. AmeriFirst owns all of the capital stock of our Manager, Provider and Underwriter.

      On February 13, 2003, as restated on December 23, 2003, AmeriFirst, Inc. entered into the Expense Agreement with the Fund whereby AmeriFirst, Inc. agreed to forgive approximately $218,100 of expenses, which were incurred on the Fund's behalf. In addition, AmeriFirst, Inc. agreed that the Fund would not have to repay any additional offering expenses paid by AmeriFirst, Inc., as well as expenses incurred for subsequent filings of the Fund with the SEC.

      On September 28, 2005, the above-described Expense Agreement was restated effective as of July 1, 2005, by and between AmeriFirst Capital Corp, our underwriter, and AmeriFirst, Inc. The restated Agreement provides for AmeriFirst to pay all expenses of the underwriter between January 1, 2005 and November 31, 2005 plus all organizational and offering expenses of the underwriter.

      See "Compensation of Our Manager, Provider and Underwriter" for information concerning the fees to be paid by the Fund to our manager, provider and underwriter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table indicates the security ownership of persons known to be the beneficial owner of units of the Fund and giving effect to the sale of the minimum amount and maximum amount of units in this offering.

                                                            After this offering                  After this offering
                       Before this offering                    Minimum Amount                       Maximum Amount
Name                   Unit           Percent of            Unit           Percent of           Unit            Percent of
                  Dollar Amount         Units          Dollar Amount         Units          Dollar Amount         Units
                   Beneficially      Beneficially      Beneficially       Beneficially      Beneficially       Beneficially
                      Owned             Owned              Owned             Owned              Owned             Owned
                      -----             -----              -----             -----              -----             -----
Investors              --                --             $2,500,000            100%           $100,000,000         100%
in the
aggregate


      All of the capital stock of our manager, provider and underwriter is beneficially owned by AmeriFirst, Inc. AmeriFirst, Inc. was formed in Delaware on August 19, 2002. John Tooke owns 45.6% of the voting stock and 41% of the equity, while Irving Strickstein and Denise Mugerdichian Lachman each beneficially own 22.42 %, and O. Lee Tawes, III beneficially owns 14.16% of the equity of AmeriFirst, Inc.

                    FIDUCIARY RESPONSIBILITIES OF OUR MANAGER

      Our manager is accountable to you and the Fund as a fiduciary. This requires our manager to exercise good faith and integrity in handling our affairs. Our manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets, whether or not in its control, and shall not employ or permit another to employ such funds, property or assets in any manner except as otherwise expressly set forth in the Fund's operating agreement or for our benefit.

      The Fund's operating agreement requires us to indemnify our manager, provider and underwriter from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager, provider and/or underwriter in good faith on behalf of the Fund and in a manner reasonably believed to be within the scope of authority conferred on our manager, provider and/or underwriter by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager, provider and underwriter for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Florida limited liability company law, we will not indemnify persons or advance payments if such manager, provider and/or underwriter was material to the cause of action and constituted either:

      1. A violation of criminal law, unless our manager, provider and/or underwriter had no reasonable cause to believe such conduct was unlawful;

      2. A transaction where our manager, provider and/or underwriter derived an improper personal benefit;

      3.    An improper distribution where the Fund became insolvent; or

      4. Willful misconduct or conscious disregard for the best interests of the Fund in a proceeding by or in the right of the Fund to procure a judgment in its interest or in a proceeding by or in the right of a member of the Fund.

      The Fund's operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

      Our manager may be removed for cause and as otherwise specifically provided in the Fund's operating agreement. "Cause" means our manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund, which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting cause has occurred or exists; provided that any removal of our manager for cause shall be effectuated by a vote of the members whose aggregate capital accounts exceed 50% of the aggregate of all members' capital accounts at such time.

      Our manager, provider and/or underwriter will not be indemnified against liabilities arising under the Securities Act of 1933 unless we succeed in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

      This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

                            MATERIAL TAX CONSEQUENCES

      This section is a discussion of the material tax considerations that may be relevant to prospective investors in the Fund who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Robinson & Cole LLP, counsel to the Fund, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to the Fund.

      The following discussion does not comment on all federal income tax matters affecting the Fund or its members. Moreover, the discussion focuses on members who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other members subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we urge each prospective member to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

      All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Robinson & Cole LLP and are based on the accuracy of the representations made by us.

      No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective members. Instead, we will rely on opinions of Robinson & Cole LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. The costs of any contest with the IRS will result in a reduction in cash available for distribution to our members and thus will be borne indirectly by our members. Furthermore, the tax treatment of the Fund, or of an investment in the Fund, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Partnership Status

      Under Federal Income Tax Regulations, a business entity that is a limited liability company may be taxed as a partnership or choose to be taxed as a corporation. The Fund intends to take those actions that will result in its classification as a partnership for tax purposes. A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner's adjusted basis in his partnership interest.

      Notwithstanding an election to be taxed as a partnership, the Code provides that a publicly traded partnership is treated as a corporation. The Code provides that a partnership is publicly traded if there are more than 100 partners and the interests in the partnership (i.e., membership interests in the Fund) are (1) traded on an established securities market or (2) readily tradable on a secondary market or the substantial equivalent thereof.

      The Income Tax Regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if, taking into account all of the facts and circumstances, members of the partnership are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market. In this regard, limitations on the transferability of interests at the admission of new members into the partnership are taken into consideration.

      The Fund's operating agreement precludes recognizing transfers of membership interests if the effect of such transfer will be to cause the Fund to be treated as a publicly traded partnership. It is the opinion of counsel, based in part on private letter rulings of the IRS that such limitation, if consistently implemented by the manager of the Fund, should protect the Fund from being treated as a publicly traded partnership for income tax purposes. However, private letter rulings are binding only with respect to the taxpayer to which they are addressed. Nevertheless, since the manager of the Fund intends to enforce the provisions in the operating agreement, it is counsel's opinion that the Fund should not be taxed as a corporation and should not be subject to tax other than as a partnership.

      If the Fund is taxable as a corporation in any taxable year, by application of the publicly traded partnership rules or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return, not passed through to its members, and its net income would be taxed at corporate rates. In addition, any distribution made to a member would be treated as either taxable dividend income, to the extent of the Fund's current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the member's tax basis in his membership interest, or taxable capital gain, after the member's tax basis in his membership interest is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a member's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the investment.

      The discussion below is based on Robinson & Cole LLP's opinion that we should be classified as a partnership for federal income tax purposes.

Tax Consequences of Membership

Flow-through of Taxable Income. The Fund will pay no federal income tax. Instead, each member will be required to report on his income tax return his share of the Fund's income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, a member may have income from the Fund that is subject to tax even if he has not received a cash distribution. Each member will be required to include in income his allocable share of the Fund's income, gains, losses and deductions for the Fund's taxable year ending with or within his taxable year. The Fund's taxable year ends on December 31.

Treatment of Distributions. Distributions by the Fund to a member generally will not be taxable to the member for federal income tax purposes to the extent of his tax basis in his membership interest immediately before the distribution. Cash distributions in excess of a member's tax basis generally will be considered to be gain from the sale or exchange of membership interests taxable in accordance with the rules described under "Sale or Exchange of Membership Interests" below. Any reduction in a member's share of our liabilities for which no member bears the economic risk of loss ("nonrecourse liabilities"), will be treated as a distribution of cash to that member. A decrease in a member's percentage interest in the Fund because of the purchase of new membership interest by others will decrease his share of the Fund's liabilities, and thus will result in a corresponding deemed distribution of cash.

      A non-pro rata distribution of money or property may result in ordinary income to a member regardless of his tax basis in his membership interest, if the distribution reduces the member's share of the Fund's "unrealized receivables," including depreciation recapture as defined in the Internal Revenue Code. To that extent, he will be treated as having been distributed his proportionate share of the unrealized receivables and having exchanged them with the Fund in return for the non-pro rata portion of the actual distribution made to him. This deemed exchange will generally result in the member's realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of the distribution over (2) the member's tax basis for the share of unrealized receivables deemed relinquished in the exchange.

      To the extent our distributions cause a member's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "Limitations on Deductibility of Losses" below.

Basis of Membership Interest. A member's initial tax basis for his membership interest will be the amount he paid for the membership interest plus his share of the Fund's nonrecourse liabilities. That basis will be increased by his share of the Fund's income and by any increases in his share of the Fund's nonrecourse liabilities. That basis will be decreased but not below zero, by distributions from the Fund, by the member's share of Fund losses, by any decreases in his share of the Fund's nonrecourse liabilities and by his share of the Fund's expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Limitations on Deductibility of Losses. The deduction by a member of his share of Fund losses is limited to the tax basis of his membership interest, and, in the case of an individual and certain closely held corporations, is also limited to the amount for which the member is "at risk." A member must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a member or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a member can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at risk or basis limitations is no longer utilizable.

      In general, a member will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of Fund nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in the Fund, is related to the member or can look only to the units for repayment. A member's at risk amount will increase or decrease as the tax basis of the member's unit increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of the Fund's nonrecourse liabilities.

      The Fund is a passive activity of its members who do not materially participate in management of the Fund. As a result, utilization of Fund losses is also limited. A passive activity is one in which a taxpayer does not materially participate. Losses from passive activities are deductible only against income from passive activities unless the taxpayer is a corporation that is not a subchapter S corporation or a personal service corporation.

      Passive activity losses which are not allowed in one taxable year may be carried forward indefinitely and utilized against income from passive activities in later years. Further, losses from a passive activity are allowed to offset any income without limitation when the taxpayer disposes of his entire interest in activity giving rise to the loss in a transaction that is taxable. Accordingly all losses of a member with respect to the Fund will be deductible in full at the time the Fund is liquidated and dissolved or upon the taxable disposition by a member of his entire membership interest in the Fund.

      It may be that interest expenses of the Fund included in a member's distributive share will be limited to utilization only against portfolio income of the member in the same way that passive activity losses are limited.

Entity-Level Collections. If the Fund is required or elects under applicable law to pay any federal state, local or foreign income tax on behalf of any member or former member, any such payment made will be treated as a distribution of cash to the member on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, the Fund is authorized to treat the payment as a distribution to all current members. The Fund is authorized to amend the operating agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of member's interests and to adjust later distributions so that, after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by the Fund as described above could give rise to an overpayment of tax on behalf of a member, in which event the member would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the members in accordance with the operating agreement of the Fund. Although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

      Robinson & Cole LLP is of the opinion that, with the exception of the issues described in "Section 754 Election" and "Sale or Exchange of Membership Interests," allocations under the Fund's operating agreement will be given effect for federal income-tax purposes in determining a member's share of an item of income, gain, loss or deduction.

Alternative Minimum Tax. Each member will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective members are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates. In general, the highest effective United States federal income tax rate for individuals is currently 35.0% and the maximum United States federal income tax rate for net capital gains of an individual is currently 15.0% if the asset disposed of was held for more than 12 months at the time of disposition.

Section 754 Election. The Fund will make the election permitted by Section 754 of the Internal Revenue Code. This election is binding on the members and cannot be revoked without the affirmative consent of the IRS. The purpose of a Section 754 election is to bring into balance a member's "inside" basis in partnership assets and his "outside" basis in his partnership interest when these two are brought out of balance in the acquisition of a membership interest. This is done by making adjustments to achieve such balance. When a member purchases his membership interest from the Fund, the purchase price of the membership interest (the member's "outside" basis) will equal the member's basis in the Fund assets, there will be no imbalance, and no adjustments, under a Section 754 election will be made. However, when a person acquires by purchase, gift or otherwise from a member a membership interest and becomes a member, the cost or other basis of the new member's partnership interest (his "outside" basis) may not equal the basis of that interest in partnership assets (his "inside" basis). In that event, we will adjust the member's inside basis to reflect his purchase price.

The effect of a Section 754 election is beneficial to a new member whose purchase price for his membership interest is greater than the membership interest's existing basis in our assets. In that case, when the adjustment is made, the new member would be allocated a greater amount of available deductions and a lesser amount of income. This would reduce his distributive share on which he must pay tax but have no effect on the amount actually distributed. On the other hand, the effect of a Section 754 election on a new member whose purchase price is less than the membership interest's basis in our assets will be exactly the opposite, with higher amounts of income and gain and lower amounts of deductible items allocated to his distributive share, again with no change in actual distributions.

The calculations involved in applying the 754 election are complex and require that the Fund under its manager make judgments as to the value of our assets and other matters. While we intend to apply appropriate criteria in making such judgments, they may nevertheless be successfully challenged by the IRS, resulting in a modification to the basis adjustments we have made.

Capital Gains Clarification

      In general, except as otherwise provided in section 751, the sale or exchange of a partnership interest is treated as the sale or exchange of a capital asset. Section 751(a), in turn, states that any portion of a selling partner's amount realized attributable to (1) unrealized receivables or (2) inventory items, shall be treated as being an amount realized from the sale or exchange of a non-capital asset and, therefore, taxable at ordinary income tax rates. Essentially, unrealized receivables include any amount that would be treated as ordinary income if the Company had sold its property for its fair market value. Since the assets of the Company will essentially be life insurance contracts, the appreciation in the value of those contracts will represent ordinary income and, therefore, to the extent of that value, the sale of an interest in the Company will not be entitled to capital gain treatment.

Tax Treatment of Operations

Accounting Method and Taxable Year. The year ending December 31 will be the Fund's taxable year and the Fund will use the accrual method of accounting for federal income tax purposes. Each member will be required to include in income his share of Fund income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a member who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of the Fund's taxable year but before the close of his taxable year must include his share of the Fund's income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read "Sale or Exchange of Membership Interests."

Life Insurance Contracts. The assets of the Fund are expected to be a pool of life insurance policies on the lives of individuals of all ages who are terminally or chronically ill and on the lives of individuals aged 65 and older. The Code provides that, with certain exceptions, gross income of a taxpayer does not include amounts received under a life insurance contract if such amounts are paid by reason of the death of the insured. One exception to this rule provides that, if a life insurance contract or any interest in it is transferred for valuable consideration, the exclusion from gross income is limited to an amount equal to the sum of the actual value of the consideration and the premiums or other amounts subsequently paid by the Fund after it acquires the policy. Accordingly, in the opinion of counsel, in the usual case, any income realized by the Fund upon the maturity of a life insurance contract will be taxed as ordinary business income.

Depreciable Property. The investments of the Fund will not ordinarily include depreciable property and a disposition of its investments is not expected to give rise to capital gain. However, if the Fund does disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to recapture and taxed as ordinary income rather than capital gain. Similarly, a member who has taken cost recovery or depreciation deductions with respect to Fund property will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in the Fund. Please read " Tax Consequences of Membership," "Allocation of Income, Gain, Loss and Deduction" and "Sale or Exchange of Membership Interests."

Sale or Exchange of Membership Interests. Gain or loss will be recognized on the sale or other disposition of all or part of a membership interest to the extent that the amount realized exceeds the member's basis in his membership interest. The amount realized includes the sum of cash, plus the fair market value of any other property received by the member and his share of the Fund's nonrecourse liabilities. Thus, the gain on the sale of all or part of a membership interest could result in a tax liability in excess of any cash received in such sale.

      In general, except as otherwise provided in Section 751 of the Code, the sale or exchange of a partnership interest is treated as the sale or exchange of a capital asset. However, Section 751(a) states that any portion of the amount realized attributable to certain unrealized receivables or inventory items (herein "section 751 assets") shall be treated as noncapital and, therefore, taxable as ordinary income. We are not aware of any Federal income tax authority addressing the question whether life insurance policies held by a viatical settlement provider such as the Fund constitute section 751 assets. However, since such policies represent assets of an entity regularly engaged in the trade or business of purchasing or taking assignments of life insurance policies, we think it likely that the IRS would conclude that gain realized in connection with the sale or exchange of an interest in the Fund would be taxable as ordinary income rather than capital gain to the extent that the gain is attributable to insurance policies held by the Fund.

      Prior distributions from us in excess of cumulative net taxable income for a membership interest that decreased a member's tax basis will, in effect, become taxable income if the membership interest is sold at a price greater than the member's tax basis, even if the price received is less than his original cost.

Constructive Termination. The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all members. In the case of a member reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Fees and Other Payments

      The Fund intends to take the position that the payment of management fees, legal fees, accounting fees and fees to other service providers, to the extent deducted, represents a reasonable expense amortizable over the period benefited or an "ordinary and necessary" business expense payable for services rendered or obligations undertaken for the benefit of the Fund.

      Organization expenses of the Fund are not deductible in the year paid. Pursuant to the Code, and subject to the recent legislation discussed below, the Fund may elect to deduct ratably over a period of not less than 60 months, amounts paid or incurred in organizing a business. This period begins with the month in which the Fund begins to do business. Organization expenses for this purpose are expenditures which are incident to the Fund's creation, chargeable to its capital account and of a character which, if expended in connection with the creation of a Fund having an ascertainable life, would be amortized over such life. In addition to such costs, another provision of the Code allows a taxpayer to elect to amortize over a 60-month period "start-up expenditures" in any amount (1) paid or incurred in connection with (a) investigating the creation or acquisition of an active trade or business, or (b) creating an active trade or business, or (c) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, anticipation of such activity becoming an active trade or business, and
(2) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (1)), would be allowable as a deduction for the taxable year in which paid or incurred.

      The foregoing rules have been changed materially by The American Jobs Creation Act of 2004 that was signed by President Bush on October 4, 2004 (the "2004 Act"). Under the Act, a current deduction will be permitted for certain start up and organizational expenses of the Fund, with the balance amortizable over a 15-year period, rather than the 60-month period under prior law. The new rules apply only to expenses incurred after the date of enactment of the Act.

      Neither the fund nor any member is entitled to deduct syndication expenses or amounts paid or incurred to promote the sale of (or sell) an interest in the Fund, nor will the Fund or any member be allowed a deduction for expenses connected with acquiring assets of the Fund.

Tax-Exempt Organizations and Other Investors

      Ownership of units by retirement plans, other tax-exempt organizations, regulated investment companies, non resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

      Retirement plans and most other organizations exempt from federal income tax, including IRAs, are subject to federal income tax on unrelated business taxable income. We expect that virtually all of our income allocated to a member that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

      A regulated investment company or "mutual fund" is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

      Non-resident aliens and foreign corporations, trusts or estates (generally "foreign persons") that own membership interests will be considered to be engaged in business in the United States because of the ownership of such interests. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain and, in the case of a foreign corporation, potentially be subject to the United States branch profits tax.

      Because of these adverse tax consequences, it is not contemplated that membership interests in the Fund will be offered to employee benefit plans, individual retirement accounts, tax exempt organizations or foreign persons.

Administrative and Procedural Matters

      The Fund will furnish to each member, within 90 days of the close of the Fund's taxable year, specific tax information, including a Schedule K-1 reporting his share of the Fund's income, deduction, credit gain and loss for that year. In preparing this information, which will not be reviewed by counsel, the Fund will take various accounting and reporting positions to determine such income, deduction, credit, gain and loss. Members cannot be assured that these positions will yield a result that is in conformance with the Code, Regulations or administrative interpretations of the IRS. Neither the Fund nor counsel can assure members that the IRS will not successfully contend in court that these positions are impermissible.

      An audit by the IRS of the Fund's federal informational tax returns may result in adjustments which may require members to adjust a prior year's tax liability and may possibly also result in an audit by the IRS of members' returns. Such an audit could result in adjustments to a member's return that are unrelated to the Fund's informational returns.

      Partnerships, including the Fund, are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. As a result, the tax treatment of items of income, deduction, gain and loss of the Fund would be determined in a proceeding involving the Fund rather than in separate proceedings involving each of the members. The Code requires that one partner (member) be designated as the Tax Matters Partner ("TMP") for the purpose of such a proceeding and the Fund will name AmeriFirst Financial Services, Inc. as the TMP.

      The TMP has authority to make certain elections on behalf of the Fund and its members, to extend the statute of limitations for assessment of tax deficiencies against members for items in the Fund's returns, and to bind members with less than a 1% profits interest in the Fund to a settlement with the IRS, unless the member files with the IRS a statement electing not to give that authority to the TMP. The TMP may also seek judicial review, binding on all members, of IRS adjustments. If the TMP fails to seek judicial review, such review may be sought by any member with a 1% interest in profits or by any group of members having in the aggregate at least a 5% interest in profits. Nevertheless, only one action for judicial review may be pursued by the Fund, and each member with an interest in the outcome may participate.

      A member must file with the IRS a statement identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of that item on the Fund's return. Intentional or negligent disregard of this requirement may subject a member to substantial penalties.

Tax Shelter/Reportable Transaction Rules

      Certain provisions of the Code apply to tax shelters. For most provisions, a "tax shelter" has meant an entity, plan or arrangement, including a limited liability company such as the Fund, if a substantial purpose of the entity, plan or arrangement is the avoidance or evasion of federal income tax. Treasury Regulations have provided that the principal purpose of an entity, plan or arrangement is the avoidance or evasion of federal income tax if that purpose exceeds any other purpose. The Treasury Regulations have further provided that typical tax shelters are transactions structured with little or no motive for the realization of economic gain, or which utilize the mismatch of income and deductions, overvalued assets or assets with values subject to substantial uncertainty, certain nonrecourse financing, financing techniques that do not conform to standard commercial business practices, or the mischaracterization of the substance of the transaction.

      Tax shelters may be required to be registered with the IRS. For purposes of the registration requirement, a "tax shelter" is defined as any substantial investment with respect to which any person could reasonably infer from the representations made, or to be made, in connection with offering for sale of interests in the investment that the "tax shelter ratio" (generally the ratio of deductions and a percentage of tax credits to the investment base) for any investor as of the close of any of the first five years ending after the date on which such investment is offered for sale may be greater than two to one. Organizers of tax shelters that meet this definition, are required to register the tax shelter prior to the date of first offering. In addition to registration requirements imposed on the entity and its organizers, the registration of a tax shelter imposes certain requirements on members. Members selling or otherwise transferring interests in a registered tax shelter are required to furnish a registration number to the transferee. Likewise, members participating in a registered tax shelter are required to report a registration number on their federal income tax returns when claiming any benefit derived from a registered tax shelter. Failure in either case would result in significant penalties imposed for each failure.

      The Fund's contemplated business plan represents an effort to obtain a rate of return in a manner consistent with commercial practices in this area and, other than ordinary course liabilities to be incurred in the regular conduct of its business, does not contemplate borrowing monies. Based on these representations of the Fund, in the opinion of counsel, the Fund should not be treated as a "tax shelter" for federal income tax purposes.

      Under the 2004 Act, a new penalty is imposed upon taxpayers who participate in a "reportable transaction" identified as such by the IRS and fail to disclose such participation. Reportable transactions include transactions designated as "listed transactions" by the IRS and certain other transactions such as those offered under conditions of confidentiality, those providing contractual protection against the loss of tax benefits and certain transactions with significant book/tax differences. Based upon its review of the contemplated business plan of the

Fund, and given the absence of an intention on the part of the Fund to incur indebtedness beyond that to be incurred in the ordinary course of its business, in the opinion of counsel to the Fund, your participation in the Fund should not constitute a reportable transaction for these purposes.

State, Local, Foreign and Other Tax Considerations

      In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident Although an analysis of those various taxes is not presented here, each prospective member should consider their potential impact on his investment in us. We will initially own property or may be deemed to do business in Georgia. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in any other jurisdictions in which we may do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a member who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular member's income tax liability to the jurisdiction, generally does not relieve a nonresident member from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to members for purposes of determining-the amounts distributed by us. Please read "Tax Consequences of Membership." Based on current law and our estimate of our future operations, the manager anticipates that any amounts required to be withheld will not be material.

      It is the responsibility of each prospective member to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective member is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each member to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Robinson & Cole LLP has not rendered an opinion on the state, local or foreign tax consequences of an investment in the Fund.

                         SUMMARY OF OPERATING AGREEMENT

      The following is a summary of the amended and restated operating agreement of the Fund dated as of October 31, 2005 and is qualified in its entirety by the terms of the operating agreement itself. You are urged to read the entire operating agreement, which is set forth as Exhibit B to this prospectus.

Rights and Liabilities of Members

      Your rights, duties and powers as a member, will be governed by the operating agreement and by the Florida Limited Liability Company Act ("FLLCA").

      If you become a member in the Fund by purchasing units in this offering, you will not be responsible for the obligations of the Fund and will be liable only to the extent of the purchase price you pay for the units, which is your capital contribution to the Fund. You may be liable for any return of capital plus interest, if necessary, to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

      You and other members will have no control over the management of the Fund except that in some cases, members who own together the percentages indicated on the table below of the capital accounts of the Fund may approve any of the following matters, generally subject to the approval of our manager as well:

                                                                                          Percentage of
                                                                               the Capital Accounts to be held by
                                                                                      Consenting Members for
                                    Action                                              Approval of Action
                                    ------                                              ------------------
Amendment to the  operating  agreement  (except for  admission  of  additional members on the terms of this offering,  which does not require the approval of
the members)                                                                                   51%

Amendment to the operating agreement that would increase your liabilities or
decrease your interest in the Fund's income, gains or distributions                            100%

Removal  of  our  manager  in  the  case  of  commission  of a  felony,  gross
negligence or willful misconduct                                                               51%

Removal of our manager after our manager has received  distributions  from the
Fund that  exceed 125% of the  aggregate  expenses  incurred  by our  manager, provider and  underwriter in making this offering and in operating the Fund in
the ordinary course                                                                          66 2/3%

Removal of our manager in the case of a default by our manager
or waiver of our manager's default                                                             51%

Election of a successor manager                                                                51%

Recapitalization  of the Fund, sale of substantially all of the Fund's assets, restructuring  of the Fund or merger of the Fund with or into another  entity,
in each case which adversely affects the members                                             66 2/3%

Dissolution  and  termination  of the Fund,  if the Fund is not  terminated in
accordance with the operating agreement                                                        100%


Term of the Fund

      The Fund will cease operating on December 31, 2027. The Fund is self-liquidating and will dissolve sooner upon the maturity of all life insurance policies purchased by the Fund. The Fund may dissolve earlier if AmeriFirst Financial Services, Inc. ceases serving as our manager and the members cannot agree on a new manager within six months.

The Fund Contributions

      Units, which represent ownership interests in the Fund, will be sold in multiples of $1,000, and no person may initially invest less than $100,000 with additional purchases in multiples of $1,000, although our underwriter reserves the right to accept subscriptions for less than $100,000. To purchase units you must deliver to the Fund a subscription agreement in the form attached to this prospectus as Exhibit A, together with your contribution. Contributions shall be made in cash, payable by check or wire transfer, or through a rollover of assets from a qualified plan, such as an IRA.

Rights, Powers and Duties of Manager

      Subject to the rights of members to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote its full resources to our business and affairs but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. Our manager acting alone, has the power and authority to act for and bind the Fund.

      Our manager is granted the special power of attorney of each member for the purpose of executing amendments to the operating agreement and confirming amendments to the Articles of Organization and any other governmental filings required as a result of these changes.

Profits and Losses

      Our net income and net losses for each fiscal year will be allocated to the members on their proportionate share. In the event of a permitted transfer of a unit, the transferee will have the same proportionate share as the transferor.

Distributions

      We intend to make distributions to members only of their proportionate share of the proceeds paid on life insurance policies. A member's proportionate share will entitle him to a return in proportion to his investment of the total amount of investments in the Fund. Any cash or other property remaining after distribution shall be distributed to members of the Fund.

         All distributions to members of cash payments received from insurance proceeds between the 26th day of one month through the 25th day of the following month shall be paid to members on the fifth day of the following month. All cash payments received after the 25th day of the month shall be paid to members on the fifth day of the second following month.

Assignment and Transfer of Units

      Your rights to sell or transfer units are limited. There is no public trading market in which you may sell your units and we do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our manager and must obey all relevant laws when you are permitted to transfer your units. Any person who buys the units from you must meet the investor suitability requirements described in this prospectus. Our manager must approve any new member and no transfers which cause us to be classified as a publicly traded partnership under the Internal Revenue Code will be permitted.

Repurchase of Units, Withdrawal from the Fund

      You may withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account within 90 days after you deliver written notice of withdrawal to our manager, subject to the following conditions:

      o You should not expect to be able to withdraw from the Fund until one year after you purchased the units.

      o Commencing one year after your purchase of the units, you may obtain all or part of your investment and receive back 85% of the principal amount of your investment less all distributions paid to date.

      o We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

      o We are not required to sell any portion of our assets to fund a withdrawal.

      o Our manager will not reinvest proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

      o The amount to be distributed to you depends solely on your capital account on the date of distribution, even if this is not the same as your proportionate share of the fair market value of the Fund's assets.

      o If your capital account is reduced below $100,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units and you will then cease to be a member.

      o All payments to meet request for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Meetings and Action by Written Consent

      Our manager may call meetings of members for such purposes as our manager shall determine. Meetings may be called upon not less than 7 nor more than 30 days notice to the members. In lieu of a meeting, members may give any approval or consent under the operating agreement in writing and delivered to our manager with the required percentage of interests in the Fund. If not otherwise specified in the operating agreement, the members shall vote in accordance with the percentage that their capital accounts represent of the aggregate of all capital accounts of members. Members whose aggregate capital accounts constitute a majority of all members' capital accounts shall constitute a quorum at any meeting of the members. Our manager may establish such additional and reasonable procedures (in the form of by-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

Reports and Records

      Our manager shall prepare and forward to each member of the Fund, every six months, a statement setting forth certain information regarding distributions paid and payable, including information regarding the funds deposited in the premium trust account. In addition, our manager will forward annually to each member an annual tax statement prepared by independent public accountants containing certain information that our manager deems necessary to enable the members to prepare their respective tax returns.

Dissolution of the Fund

      The Fund shall be dissolved upon the earliest to occur of the following:

      (a)   payment to the Fund of all proceeds of all life insurance policies;

      (b)   the express written consent of our manager;

      (c)   the unanimous consent of the members;

      (d)   the sale of all or substantially all of the assets of the Fund; or

      (e)   the entry of a decree of judicial dissolution of the Fund.

      The outside date for termination of the Fund is December 31, 2027.

      Upon the dissolution of the Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, and distribution of the remaining sinking fund to our manager and/or provider, to distribute the remaining assets to the members, proportionately, in accordance with the positive balance in their respective capital accounts.

                              PLAN OF DISTRIBUTION

      AmeriFirst Capital Corp., our underwriter, is using this prospectus to offer units on a "best efforts" $2,500,000 or none basis to the public on our behalf. The Fund will pay our underwriter, which is an NASD member, compensation equal to 2.0% of the gross proceeds of this offering on units sold by our underwriter. Units may also be sold by officers of AmeriFirst, Inc., who are sales representatives licensed by the NASD, who will receive commissions, where permitted.

      Our underwriter may also engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. Entities outside of the United States and not licensed with the NASD may also be permitted to sell our units and receive commissions, provided such foreign brokers are in compliance with their respective country's securities laws. Our underwriter has not identified any selected dealers or foreign entities which will participate in the offering and has no agreement, arrangement or understanding with any selected dealer or foreign entity. The total selling commissions to our underwriter, selected dealers and foreign entities cannot exceed 10% of the gross proceeds of units sold, which is the maximum amount permitted by the NASD. Selected dealers, other than our underwriter, and foreign entities will be paid upon acceptance of the investor as a member of the Fund unless the selected dealer or foreign entity agrees to defer payment.

      Selling commissions will only be paid to our underwriter upon the Fund's purchase of life insurance policies. Accordingly, the entire gross proceeds should be available to purchase life insurance policies and the return on investment to members shall be determined on the basis of the principal amount of their investments. Selected dealers' and foreign entities' sales commissions will not be segregated and escrowed. All funds received from investors after the minimum offering is completed will be disbursed from the operating trust account when our manager does the pricing for purchasing a policy. The selected dealers and foreign entities will be paid at closing of the purchase of an insurance policy which occurs when information is received by our manager from the insurance company that ownership and beneficiary information has been properly changed.

      Our underwriter is a newly formed Florida broker-dealer, all of whose stock is owned by AmeriFirst, Inc., an affiliate of the Fund. The principal business of our underwriter will be to sell the securities to be registered under this offering. Our underwriter does not intend to commence operations prior to commencement of this offering. Our manager and our provider are also wholly-owned subsidiaries of AmeriFirst, Inc. Our manager and our provider will each receive 4% of the gross proceeds of this offering. Our manager, provider and underwriter reserve the right to reduce and/or increase the fees stated above which they receive on certain policies, so long as the aggregate fees paid to them (exclusive of fees paid to non-affiliated broker-dealers) do not exceed 10% of the gross proceeds of this offering. See "Compensation of Our Manager, Provider and Underwriter."

      AmeriFirst, Inc. has agreed to pay all expenses of this offering, estimated as follows:

Securities and Exchange Commission Registration Fee        $  9,200
NASD Registration Fee                                        10,500
Blue Sky Fees                                                20,000
Accounting Fees and Expenses                                 70,000
Legal Fees and Expenses                                     250,000
Printing Fees and Expenses                                   10,000
Mailing                                                       5,300
Miscellaneous                                                 5,000
                                                           --------
                                           Total           $380,000
                                                           ========

      Our underwriter will solicit solely accredited investors on a direct basis or through other selected dealers or foreign entities. On a direct basis, our underwriter, the Fund or other selected dealers or foreign entities will solicit institutions, pension funds, banks, credit unions and other broker-dealers or financial advisors in the securities industry. Our underwriter will also seek other broker-dealers or financial advisors for them to solicit their high net worth, accredited investors with units of this offering. Our underwriter may either personally solicit these individuals or do a mass-mailing. Any advertising or mailing material will be approved by the NASD's advertising department before being submitted to the public.

      We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the amount of units that we will issue to the subscriber. Subscriptions are non-cancellable and irrevocable. We will place all proceeds from the sale of units in a segregated subscription escrow account until at least $2,500,000 in units have been sold. The escrow account will be with Wachovia Bank, National Association whose address is 110 Office Park Drive, 2nd Floor, Birmingham, Alabama 35223. We have entered into an escrow agreement with the escrow agent which you can find as an exhibit to the registration statement of which this prospectus forms a part.

      If we sell $2,500,000 in units by June __, 2006, unless extended up until December __, 2006, the escrow account will be closed and the proceeds, after deduction of the escrow agent's fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold $2,500,000 in units on or before June __, 2006, unless extended up until December __, 2006, the escrow agent will promptly return to all investors the amounts they have paid to buy units, with interest earned thereon less the escrow agent fees. We will then stop selling units and the subscription agreements will be canceled, regardless of whether or not previously accepted.

      Neither the Fund, our manager nor any of their affiliates intend to purchase units in this offering. Our manager may accept in lieu of cash from any one other than an affiliate of itself or the Fund, an interest in a life insurance policy in exchange for units.

      We will continue to sell units to the public through our underwriter and any selected dealers and/or foreign entities. We will seek to sell a total of 100,000 units for $100,000,000. Currently, we intend to offer the units for sale in Georgia and New York. We will end this offering in these states on December __, 2006, unless extended up until December __, 2007, or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering up until December __, 2007, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.

      Your purchase of units in the Fund entitles you to receive a return in proportion to your investment over the total amount of investments made in the Fund. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. You are entitled to receive, to the extent we receive proceeds on each life insurance policy that we acquire, a current return equal to your proportionate share of the face amount of the life insurance policy.

      There is no established public trading market and no comparable securities for reference purposes, nor are there expected to be a market for comparable securities following this offering.

      The underwriting agreement provides for reciprocal indemnification between the Fund and our underwriter against certain liabilities in connection with the registration statement of which this prospectus forms a part, including liabilities under the Securities Act of 1933. To the extent this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, it is the opinion of the SEC that such indemnification is against public policy and is therefore unenforceable.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit A to this prospectus and which will be provided by our underwriter or any selected dealer or foreign entity that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer. You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp., whose address is 2015 A Osborne Road, St. Marys, Georgia; telephone: (912) 882-8851.

                         INVESTMENT COMPANY ACT OF 1940

      The Investment Company Act of 1940 (the "Act") applies to investment companies as defined by the Act.

      Section 3(b)(i) of the Act provides that an investment company does not include "Any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities." Since insurance policies generally are not deemed to be investment securities as defined in the Act, the Fund should be considered as being primarily engaged in an activity other than investing, reinvesting, owning, holding or trading in securities. Accordingly, in the opinion of Robinson & Cole LLP, the Fund is not and its proposed activities will not result in it becoming an investment company. In order to maintain its exemption from registration as an investment company under the Act, the Fund will not purchase any insurance policy, such as a variable annuity, which may be deemed an investment security under the Act. However, the Securities and Exchange Commission has not passed upon any issues presented by the Act.

                                LEGAL PROCEEDINGS

      In the normal course of business we may become involved in various types of legal proceedings concerning life insurance policies, such as collecting the proceeds of policies or otherwise protect or recoup our investment in such policies. As of the date hereof, we are not involved in any legal proceedings.

                                 LEGAL OPINIONS

      Certain legal, federal income tax, and Investment Company Act matters in connection with the units offered in the offering will be passed upon for the Fund by Robinson & Cole LLP, 885 Third Ave, Suite 2800, New York, NY 10022. Such counsel does not represent the members in connection with the units offered in this offering.

                                     EXPERTS

      The balance sheet of the Fund at December 31, 2004, December 31, 2003 and September 30, 2003 and the related statements of operations, member's (deficiency) equity and cash flows of the Fund for the year ended December 31, 2004 and three month period ended December 31, 2003, and for the year ended September 30, 2003, the period April 22, 2002 (inception) through September 30, 2002 and the period April 22, 2002 (inception) through December 31, 2004, all included in this prospectus have been audited by Marcum & Kliegman LLP, our Independent Registered Public Accounting Firm, as set forth in their report, which includes an explanatory paragraph as to an uncertainty with respect to the Fund's ability to continue as a going concern, thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

      The statements under the caption "Material Tax Consequences" have been reviewed by Robinson & Cole, LLP and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

      The Fund has filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically. The address of the Commission's website is http://www.sec.gov.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

                                    CONTENTS

                                                                            Page
                                                                            ----
PART I - FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1

FINANCIAL STATEMENTS

   Balance Sheets as of June 30, 2005 (Unaudited),                           F-2
      December 31, 2004 (Audited), December 31, 2003
      (Audited) and September 30, 2003 (Audited)

   Statements of Operations and Member's (Deficiency) Equity                 F-3
      For the Six Months Ended June 30, 2005 (Unaudited), for the Six Months Ended June 30, 2004 (Unaudited),
      Cumulative from April 22, 2002 (Inception) through
      June 30, 2005 (Unaudited) For the Three Months Ended
      December 31, 2002 (Unaudited), for the Three Months ended December 31, 2003 transition period (Audited), the Years Ended December 31, 2004 (Audited),
      September 30, 2003 (Audited), for the period April
      22, 2002 (Inception) through September 30, 2002
      (Audited) and Cumulative from April 22, 2002
      (inception) through December 31, 2004 (Audited)

   Statements of Cash Flows                                                  F-4
      For the Six Months Ended June 30, 2005 (Unaudited), for the Six Months Ended June 30, 2004 (Unaudited),
      Cumulative from April 22, 2002 (Inception) through
      June 30, 2005 (Unaudited) For the Three Months Ended
      December 31, 2002 (Unaudited), for the Three Months ended December 31, 2003 transition period (Audited), the Years Ended December 31, 2004 (Audited),
      September 30, 2003 (Audited), for the period April
      22, 2002 (Inception) through September 30, 2002
      (Audited) and Cumulative from April 22, 2002
      (inception) through December 31, 2004 (Audited)

NOTES TO FINANCIAL STATEMENTS                                                F-5

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
AmeriFirst Fund I, LLC

We have audited the accompanying balance sheets of AmeriFirst Fund I LLC (a development stage company) (the "Company") as of December 31, 2004, December 31, 2003 and September 30, 2003, and the related statements of operations and member's (deficiency) equity, and cash flows for the year end December 31, 2004 and the three month period ended December 31, 2003, and for the year ended September 30, 2003, the period April 22, 2002 (Inception) through September 30, 2002 and the period April 22, 2002 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 December 31, 2003 and September 30, 2003, and the related statements of operations and member's (deficiency) equity, and cash flows for the year end December 31, 2004 and the three month period ended December 31, 2003, and for the year ended September 30, 2003, the period April 22, 2002 (Inception) through September 30, 2002 and the period April 22, 2002 (Inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Fund will continue as a going concern. As discussed in Note 3 to the financial statements, the Fund is a development stage company and has not yet begun operations nor raised any funds to fund such operations. These conditions raise substantial doubt about the Fund's ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, NY
April 5, 2005

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                    ASSETS

                                                           June        December       December      September
                                                         30, 2005      31, 2004       31, 2003      30, 2003
                                                       (Unaudited)     (Audited)     (Audited)      (Audited)
                                                       -----------     ---------     ---------      ---------
Cash                                                    $    203       $    254       $     --      $     --
Deferred offering costs                                       --             --        326,509       326,509
                                                        --------       --------       --------      --------
         Total Assets                                   $    203       $    254       $326,509      $326,509
                                                        --------       --------       --------      --------

                                 LIABILITIES AND MEMBER'S (DEFICIENCY) EQUITY

Accrued expenses                                        $ 46,334       $ 43,509       $ 11,075      $ 13,159

Commitments and contingencies

Member's Deficiency
  (Deficit) Equity Accumulated During the
     Development Stage                                   (46,131)       (43,253)       315,434       313,350
                                                        --------       --------       --------      --------
         Total Liabilities and Member's Deficiency      $    203       $    256       $326,509      $326,509
                                                        ========       ========       ========      ========

The accompanying notes are an integral part of these financial statements.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

            STATEMENTS OF OPERATIONS AND MEMBER'S (DEFICIENCY) EQUITY

                                                      Cumulative                      Three
                                                      from April                      Months
                                                       22, 2002        Three          Ended
                                         Six          Inception        Months        December
                        Six Months      Months         through         Ended         31, 2003
                        Ended June    Ended June       June 30,       December     Transition
                        30, 2005       30, 2004          2005         31, 2002       Period
                       (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)     (Audited)
                       -----------    -----------    -----------    -----------     ---------
Revenues from
  Policies Held in
  Trust                 $      --      $      --      $      --      $      --      $      --

Expenses                   52,044         59,331        268,382             --         32,485

Impairment charge              --             --        342,661             --             --
                        ---------      ---------      ---------      ---------      ---------
  Net Loss                (52,044)       (59,331)      (611,043)            --        (32,485)

Member's
(Deficiency) Equity
- Beginning               (43,256)       315,434             --        (34,382)       313,350


Contribution of
Capital                    49,169         40,175        564,912             --         34,569
                        ---------      ---------      ---------      ---------      ---------
Member's
(Deficiency) Equity
- Ending                $ (46,131)     $ 296,278      $ (46,131)     $ (34,382)     $ 315,434
                        =========      =========      =========      =========      =========

                                                        The
                                                       Period
                                                        from         Cumulative
                                                      April 22,      from April
                                                        2002          22, 2002
                            Year           Year      (Inception)     Inception
                           Ended          Ended        through          through
                         December       September     September       December
                         31, 2004       30, 2003      30, 2002        31, 2004
                         (Audited)      (Audited)     (Audited)      (Audited)
                         ---------      ---------     ---------      ---------
Revenues from
  Policies Held in
  Trust                 $      --      $      --      $      --      $      --

Expenses                   91,703         57,767         34,382        216,337

Impairment charge         342,661             --             --        342,661
                        ---------      ---------      ---------      ---------
  Net Loss               (434,364)       (57,767)       (34,382)      (558,998)

Member's
(Deficiency) Equity
- Beginning               315,434        (34,382)            --             --

Contribution of
Capital                    75,675        405,499             --        515,743
                        ---------      ---------      ---------      ---------

Member's
(Deficiency) Equity
- Ending                $ (43,255)     $ 313,350      $ (34,382)     $ (43,255)
                        =========      =========      =========      =========


The accompanying notes are an integral part of these financial statements.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                             Cumulative                      Three
                                                             from April                      Months
                                                              22, 2002      Three            Ended
                                 Six             Six         Inception      Months          December
                                Months          Months        through       Ended           31, 2003
                              Ended June      Ended June      June 30,      December       Transition
                               30, 2005        30, 2004         2005        31, 2002        Period
                             (Unaudited)     (Unaudited)    (Unaudited)   (Unaudited)      (Audited)
                             -----------     -----------    -----------   -----------      ---------
Cash Flows From
 Operating Activities
  Net loss                    $ (52,044)     $ (59,331)     $(611,043)     $      --      $ (32,485)

Changes in operating
 asset and liabilities:
  Accrued expenses                2,825         33,697         46,334        183,718         (2,084)

  Impairment charge                  --             --             --             --             --
                              ---------      ---------      ---------      ---------      ---------
Net Cash Flows Used In
 Operating Activities           (49,219)       (25,634)      (564,709)       183,718        (34,569)

Cash Flows From
 Financing Activities
  Contribution of capital        49,168         42,260        564,912             --         34,569

  Advance from related
   Party                             --             --             --             --             --

  Deferred offering costs            --        (16,152)            --       (183,718)            --
                              ---------      ---------      ---------      ---------      ---------
Net Cash Flows Used In
 Financing Activities            49,168         26,108        564,912       (183,718)        34,569
                              ---------      ---------      ---------      ---------      ---------
Net Increase (Decrease)
 in Cash                            (51)           474            203             --             --

Cash - Beginning                    254             --             --             --             --
                              ---------      ---------      ---------      ---------      ---------
Cash - Ending                 $     203      $     474      $     203      $      --      $      --
                              =========      =========      =========      =========      =========

                                                               The
                                                              Period       Cumulative
                                                            from April     from April
                                                             22, 2002       22, 2002
                                  Year           Year       (Inception)    Inception
                                 Ended          Ended        through        through
                               December       September     September       December
                               31, 2004       30, 2003       30, 2002       31, 2004
                               (Audited)      (Audited)     (Audited)      (Audited)
                               ---------      ---------     ---------      ---------
Cash Flows From
 Operating Activities
  Net loss                    $(434,364)     $ (57,767)     $ (34,382)     $(558,998)

Changes in operating
 asset and liabilities:
  Accrued expenses               32,434         13,159             --         43,509

  Impairment charge             342,661             --             --        342,661
                              ---------      ---------      ---------      ---------
Net Cash Flows Used In
 Operating Activities           (59,269)       (44,608)       (34,382)      (172,828)

Cash Flows From
 Financing Activities
  Contribution of capital        75,675        187,399             --        515,743

  Advance from related
   Party                             --             --        218,100             --

  Deferred offering costs       (16,152)      (142,791)      (183,718)      (342,661)
                              ---------      ---------      ---------      ---------
Net Cash Flows Used In
 Financing Activities            59,523         44,608         34,382        173,082

Net Increase (Decrease)
 in Cash                            254             --             --            254

Cash - Beginning                     --             --             --             --
                              ---------      ---------      ---------      ---------
Cash - Ending                 $     254      $      --      $      --      $     254
                              =========      =========      =========      =========

Non Cash Investing and Financing Activities

On February 13, 2003, the Fund converted $218,100 due to a related party to contributed capital pursuant to an expense agreement (See Note 4).

The accompanying notes are an integral part of these financial statements.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
    (unaudited with respect to the six months ended June 30, 2005, and 2004)

NOTE 1 - Formation, Nature of Business, and Management Plans

Capital Benefits, LLC (formerly known as AmeriFirst Fund I, LLC) (referred to as the "Fund") was organized on April 22, 2002 to offer units in a securitized pool of life insurance policies. The Fund will provide living benefits to medically impaired persons of all ages and senior citizens, age 65 and older with life expectancies based solely on actuarial tables in exchange for ownership of their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in and the right to receive the face value of a life insurance policy. The Fund will purchase life insurance policies from Asset Settlement Group, Inc., formerly AmeriFirst Funding Group, Inc. (the "Provider"), a related party. The Provider will assign and/or transfer beneficial interest to the Fund.

The Provider will originate policy purchases directly from the insured if licensed as a broker, through other providers, or through an unaffiliated broker network and transfer ownership or irrevocable beneficial interest to the Fund. In addition, the Fund's principal offices will be located at the principal offices of the Provider.

The Fund's Manager, AmeriFirst Financial Services, Inc. (the "Manager"), along with the Provider or other licensed providers, will determine the amount paid for an insurance policy based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the life settlement. The Fund's existence ends on December 31, 2027, unless liquidated sooner.

NOTE 2 - Significant Accounting Policies

Income Taxes

The Fund is a Florida limited liability company ("LLC"). The members of an LLC are taxed on their proportionate share of the Fund's taxable income. Accordingly, no provision or liability for Federal income taxes has been included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

Deferred offering costs in the amount of $342,661 include incremental costs directly attributable to the public offering discussed in Note 3. At December 31, 2004, the Fund determined that these costs had no future benefit. Accordingly, the Fund wrote off the deferred financing costs, which is shown as an impairment on the statement of operations.

Revenue Recognition for Investment in Insurance Policies

The Company recognizes revenue on its investment in life insurance policies in accordance with the Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance" ("FTB No. 85-4"). At the acquisition date of a policy the difference between the cost of the policy (including all related acquisition cost) and the policy's cash surrender value will be expensed. Premiums on such policies will be charged to expense as incurred. Revenue will be recognized upon an increase in the policies' cash surrender value. When a policy's benefit becomes payable, the Company will recognize revenue for the difference between the benefit to be received and cash surrender value. At December 31, 2004 and 2003, the Fund held no investments in life insurance policies.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
    (unaudited with respect to the six months ended June 30, 2005, and 2004)

NOTE 2 - Significant Accounting Policies, continued

Basis of Presentation

Our accompanying unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results that may be expected for any other interim period or the full year.

New Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"), which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The adoption of SFAS 150 did not have a material effect on the Company's financial statements.

In January 2003, FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not provide sufficient financial resources for the entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, on October 8, 2003, FASB deferred the latest date by which all public entities must apply FIN 46 to the first reporting period ended after December 15, 2004. The adoption of FIN 46 did not have a material effect on the Fund's financial statements.

NOTE 3 - Going Concern

The Fund has not commenced principal operations as of April 8, 2005. The Fund will be offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of 100 units (the "Offering"). The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp., an affiliate of the Manager and Provider. The proceeds of this offering will be held in escrow with a Bank until the $2,500,000 minimum amount is received. If the minimum amount is not received by June __, 2006, unless extended for an additional six months until December __, 2006, then all subscription amounts (including interest), will be returned to all subscribers. The Fund has not raised any monies from this Offering. These factors raise substantial doubt as to the Fund's ability to continue as a going concern. The ability of the Fund to continue as a going concern is dependent upon the success of the Fund to raise the $2,500,000 minimum subscription needed within the specified time pursuant to the Fund's operating agreement. The financial statements do not include any disclosures that might be necessary should the Fund be unable to continue as a going concern.

                             CAPITAL BENEFITS, LLC.
                       (Formerly AMERIFIRST FUND I, LLC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
    (unaudited with respect to the six months ended June 30, 2005, and 2004)

NOTE 4 - Related Parties

(A) As discussed in Note 1, AmeriFirst, Inc. ("AmeriFirst") through its wholly owned subsidiaries, AmeriFirst Funding Group, Inc. and AmeriFirst Financial Services, Inc., will be the Fund's Provider of insurance policies and Manager, respectively. The Provider will originate policy purchase directly from the insured if licensed as a broker, through other providers, or through an unaffiliated broker network and transfer ownership or irrevocable beneficial interest to the Fund. The Manager will negotiate the Provider's fees for providing policies to the Fund at the time of each transaction.

AmeriFirst, through its wholly owned subsidiary, AmeriFirst Capital Corp. (the Underwriter"), will act as the primary underwriter of the Offering (See Note 3).

John Tooke is the Chief Executive Officer and controlling shareholder of our Manager, Provider and Underwriter and may be deemed to be a founder and /or promoter of the Fund.

(B) On February 13, 2003, the Fund and AmeriFirst entered into an expense agreement, as restated on December 23, 2003 (the "Agreement"). Such Agreement provides that the Fund is not required to repay amounts due to AmeriFirst arising from organizational and offering expenses incurred on its behalf by AmeriFirst, or for services rendered by AmeriFirst to the Fund through the date of the Agreement. In addition, AmeriFirst will not charge the Fund for organizational and offering expenses incurred on its behalf by AmeriFirst for services rendered to the Fund subsequent to February 13, 2003.The Fund recorded the cumulative effect of this Agreement as a contribution to capital in the amount of $515,743 through December 31, 2004. Subsequent to December 31, 2004 the Fund received $75,675 of contributions from AmeriFirst for organizational and offering expenses and deferred financing costs incurred by the Fund. The Fund recorded the monies received as contributed capital.

                                                                       EXHIBIT A

                              CAPITAL BENEFITS, LLC

                             SUBSCRIPTION AGREEMENT
                             ----------------------

                       SUBSCRIPTION AGREEMENT INSTRUCTIONS

A. Completion of Subscription Agreement: Please read carefully pages A-1 through A-18 and Appendix A to this Subscription Agreement.

      If Investor is an exiting member of Capital Benefits, LLC and wishes to purchase additional units, skip to number 5 below of these instructions.

      1. Subscription and related undertakings, representations and warranties:

            o     Indicate how Investor will own the Units in Section 12 on page
                  A-7.

      2.    Investment Account Application

            o     If Investor is an "Individual," complete Section 13 on page
                  A-8.

            o If Investor is a "Trust" (i.e., trust, estate, conservatorship), complete Section 14 on page A-9.

            o If Investor is a "Legal Entity" (i.e., corporation, partnership, etc.), complete Section 15 on page A-10.

            o     All Investors must complete Section 17 on pages A-11 to A-15.

      3.    Registration Information for the Units.

            o     All Investors must complete Section 18 on page A-16.

      4.    Signature Page.

            o     All Investors must complete, sign and date, as applicable,
                  Section 19 on page A-17.

      5.    Additional Subscription Request (Existing Members Only)

            o If Investor is an existing member of Capital Benefits, LLC and wishes to purchase additional units, complete Section 18 on page A-16 and complete, sign and date, as applicable, Section 20 on page A-19.

PLEASE NOTE: Section 21 on page A-21 is for Office Use Only. Do not make any marks in Section 21.

B. Payment. Initial subscriptions should be for at least 100 units at $100,000. Additional subscriptions may be made in integral multiples of $1,000 per unit. (Capital Benefits, LLC reserves the right to accept initial subscriptions of less than $100,000).

                  If Investor is purchasing             If Investor is purchasing
                  during the course of                  following the period of
                  the Minimum Offering                  the Minimum Offering
                  -----------------------------------   -----------------------------------
Payment by Bank   Make payable to the order of          Make payable to the order of
Check             "Wachovia Bank"                       "Capital Benefits, LLC"
or Certified
Check:.........

Payment by
Wire Transfer:... Wachovia Bank, National Association   Wachovia Bank, National Association
                  Charlotte ABA No. 053000219           Charlotte ABA No. 053000219
                  Trust Ops Ledger #DDA-000000016439    Trust Ops Ledger #DDA-000000016439
                  ATTN: CT-84 Birmingham                ATTN: CT-84 Birmingham
                  Re: AmeriFirst Trust #                AmeriFirst Trust #

C. Questions. If Investor has any questions when completing this Subscription Agreement, please call AmeriFirst Capital Corp. at (912) 882-8851.

D. Return of Documents. This Subscription Agreement should be returned to the following address:

                        AmeriFirst Capital Corp.
                        2015 A Osborne Road
                        St. Marys, Georgia 31558

                              CAPITAL BENEFITS, LLC

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS

1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in Capital Benefits, LLC, a Florida limited liability company (the "Fund"). Investor hereby subscribes $__________________ for the purchase of _____________________ units (the "Units") of limited liability membership interests in the Fund, the price being $1,000.00 per Unit. Investor agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Fund's Amended and Restated Operating Agreement dated as of October 31, 2005 (the "Operating Agreement"), a copy of which is attached as Exhibit A to the Fund's prospectus (the "Prospectus") to which this Subscription Agreement forms a part. The Units which Investor offers to purchase shall not be deemed issued to, or owned by, Investor until: (a) Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Fund's manager, AmeriFirst Financial Services, Inc. (the "Manager") has, in its sole discretion, accepted all or any portion of Investor's subscription herein.

2. PAYMENT OF SUBSCRIPTION. The amount of Investor's subscription set forth above either (a) has already been delivered by wire transfer to the appropriate account set forth in this Subscription Agreement, or (b) is enclosed with this Subscription Agreement in the form of a certified or bank check.

3. ACCEPTANCE. Investor acknowledges that the Manager, in its sole discretion, can accept or reject all or any part of Investor's subscription, and that this offering may be terminated at any time by the Manager. Investor understands that Investor's subscription will be held in escrow with Wachovia Bank until the minimum $2.5 million is raised in this offering and thereafter deposited into the Fund's operating trust account where it will earn interest at money market rates until such funds are withdrawn to purchase life insurance policies or for other proper purposes as provided in the Prospectus. The Fund will continue to seek to distribute a total of 100,000 Units for $100,000,000. If Investor's subscription is rejected in part or in whole, the funds delivered herewith by Investor, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned. If any part of Investor's subscription is accepted, the Manager will return a countersigned copy of this Subscription Agreement to Investor, which copy will evidence Investor's purchase of the number of Units indicated therein.

4. REPRESENTATIONS BY INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 15 of the Prospectus. In connection with Investor's investment described in Section 1 of this Subscription Agreement, Investor hereby represents and warrants to the Fund, the Manager, AmeriFirst Capital Corp., the Fund's underwriter, and any other relevant broker-dealers, the following:

      (a) Investor has received the Prospectus five (5) days prior to the date of this Subscription Agreement, and has read and understands the Prospectus, and in making this investment is relying solely on the information contained in the Prospectus.

      (b) Investor acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units.

      (c) Investor acknowledges that there will be no public market for resale of the Units and Investor cannot privately sell, gift, pledge or otherwise transfer Investor's Units without the prior written consent of the Manager, and therefore, it may not be possible for Investor to liquidate Investor's investment in the Fund.

      (d) Investor represents that Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. (See page 34 of Prospectus under the heading "Investor Suitability Standards" for the definition of an accredited investor).

      (e) Investor represents that Investor has sufficient knowledge and experience in financial and business matters generally to be capable of evaluating the merits and risk of an investment in the Fund, or has employed the services of an attorney, certified public accountant or investment advisor to read the Prospectus and to evaluate the merits and risks of such an investment on Investor's behalf.

      (f) Investor, if an individual, has attained the age of majority (as established in the state in which domiciled) and Investor has full power, capacity and authority to enter into a contractual relationship with the Fund, (i) on behalf of himself or herself, if Investor is an individual, or (ii) if Investor is acting in a fiduciary capacity for a corporation, partnership, trust or other entity, or as custodian or agent for any person or entity, on behalf of such person or entity.

      (g) Investor, if a partner, corporation, trustee or other entity, represents that (i) it was not formed for the specific purpose of investing in the Fund, (ii) it is authorized and otherwise duly qualified to purchase and hold the Units, and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered by Investor and constitutes the legal, binding obligation of Investor.

      (h) Investor acknowledges that Investor has been advised to read the "Risk Factors" set forth in the Prospectus beginning on page 15.

      (i) Investor understands that an investment in the Fund may involve tax consequences and acknowledges that he/she/it must retain his/her/its own professional advisor to evaluate the tax and other consequences of an investment in the Fund.

      (j) Investor understands that counsel representing the Fund, the Manager and their affiliates does not and will not represent Investor in any respect.

      (k) Investor represents that the information furnished in this Subscription Agreement is accurate and compete in all material respects.

      (l) If Investor is a Michigan resident, Investor agrees the securities will not be sold without registration under the Michigan Uniform Securities Act or an exemption therefrom. The undersigned acknowledges that the Units have not been registered under the Michigan

            Uniform Securities Act; the Fund may not engage in any general advertising or general solicitation and that the transfer and sale of the Units is subject to the restrictions set forth in the Prospectus and this Subscription Agreement. In addition, no commission may be paid for soliciting any purchaser in Michigan except to a registered broker-dealer who is not affiliated with the Fund.

5. PURCHASE BY FIDUCIARY. If Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom Investor is so purchasing, except that such person(s) need not be over 18 years of age.

6. ADOPTION OF OPERATING AGREEMENT. Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a member with respect to the Units to be purchased.

7. LIMITATION ON ASSIGNMENT. Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement, and Investor further acknowledges the restrictions set forth in the Operating Agreement and as described in the Prospectus relating to Investor's ability to resell, transfer, or assign the Units.

8.    SPECIAL POWER OF ATTORNEY.

      A. Investor hereby makes, constitutes, and appoints the Manager to be Investor's true and lawful attorney-in-fact, with full power of substitution, in Investor's name, place and stead, to make, execute, sign, acknowledge, verify, deliver, record, publish and file on Investor's behalf the following, as is necessary or appropriate:

            (i) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Florida or of any other state or which the Manager deems advisable to prepare, execute and file;

            (ii) any other certificate, instrument or document which may be required to be filed by the Fund by any governmental agency or by the laws of any state or other jurisdiction in which the Fund is doing or intends to do business, or which the Manager deems advisable to prepare, execute and file; and

            (iii) any documents which may be required to effect the continuation of the Fund, the admission of an additional or substituted member, or the dissolution and termination of the Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      B. Investor acknowledges and agrees that the foregoing grant of power of attorney:

            (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of Investor and shall not be affected by the subsequent incapacity of Investor;

            (ii) may be exercised by the Manager for Investor by a facsimile signature of or on behalf of the Manager or by listing all of the members of the Fund and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

            (iii) shall survive the delivery of an assignment by a member of the Fund of the whole or any portion of such member's interest, except that where the assignee thereof has been approved by the Manager for admission in the Fund as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to the Special Power of Attorney set forth in Section 8 above of this Subscription Agreement, the Operating Agreement shall govern.

10. INDEMNIFICATION. Investor agrees to fully indemnify and hold harmless the Fund, the Manager and their affiliates, from any and all claims, actions, causes of action, damages and expenses (including legal fees and expenses) whatsoever which may result from (i) any false statement, omission or misrepresentation furnished by Investor in this Subscription Agreement, or (ii) any breach of any of the representations by Investor contained in Section 4 of this Subscription Agreement.

11. NOTICE TO MANAGER. Investor agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.

12.   TYPE OF OWNERSHIP: (CHECK ONE)

1.  |_| SINGLE PERSON (I)
        (Investor and Trust Custodian must sign)

2.  |_| MARRIED PERSON--SEPARATE PROPERTY (I-2)

*3. |_| COMMUNITY PROPERTY WITH RIGHTS OF SURVIVORSHIP (COM)

*4. |_| TENANTS IN COMMON (T)
        (All parties must sign)

*5. |_| JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (J)
        (All parties must sign)

6.  |_| CORPORATION (C):
        (Authorized party must sign)

7.  |_| TRUST (TR)
        (Trustee signature required)
        o  Taxable
        o  Tax Exempt

8.  |_| PARTNERSHIP (P)
        (Authorized Party must sign)

9.  |_| CUSTODIAN (CU)
        (Custodian signature required)

10. |_| CUSTODIAN/UGMA (UGM)
        (Custodian signature required)

11. |_| OTHER (Explain)

_____________________________
* Two or more signatures required.

13.   INDIVIDUAL INVESTOR: Complete this Section 13 if Investor is an
      Individual.

Name:________________________________________________        Co-Subscriber's Name:___________________________________

Address:  ___________________________________________        Address (if different):_________________________________

City: _______________________ State: _____ Zip:______        City: ______________________ State: _____ Zip:__________

Social Security #: ________ - ______ - ________              Co-Subscriber's Social Security #: ______ - ___ - ______

Home Phone: _________________________________________        Co-Subscriber's Home Phone:  ___________________________

Business Phone: _____________________________________        Co-Subscriber's Business Phone:  _______________________

E-Mail: ___________________________ Fax:_____________        Co-Subscriber's E-mail:_________________ Fax:___________

Date of Birth:_______________________________________        Co-Subscriber's Date of Birth:__________________________

Marital Status (check one):                                  Co-Subscriber's Marital Status (check one):
  Single [ ] Married [ ]                                         Single [ ] Married [ ]

Country of Citizenship: U.S. [ ]  Other:_____________        Co-Subscriber's County of Citizenship: U.S. [ ]
(Attach proof of Country of Citizenship)                     Other _________
                                                             (Attach proof of Country of Citizenship)

If other than U.S. citizen: _________________________        If other than U.S. citizen: ____________________________
(Indicate Passport#, alien#, or government ID#)              (Indicate Passport#, alien#, or government ID#)

Country of Legal Residence:  ________________________        Co-Subscriber's Country of Legal Residence :____________
(if different than mailing address)                          (if different than mailing address)

Employer:  __________________________________________        Co-Subscriber's Employer: ______________________________

Business Address: ___________________________________        Co-Subscriber's Business Address: ______________________

_____________________________________________________        ________________________________________________________

Occupation:  ________________________________________        Co-Subscriber's Occupation:  ___________________________

Is Subscriber's employer a registered broker/dealer?         Is Co-Subscriber's employer a registered broker/dealer?
[ ] No [ ] Yes                                               [ ] No [ ] Yes

If Yes, see your compliance officer for written approval, which we must receive prior to opening your account.


14. TRUST: Complete this Section 14 if Investor is a trust, estate, conservatorship, etc.

Name of Investor (i.e., full legal name of trust, estate conservatorship):_______________________________________________________________

(Attach copy of certificate of trust or similar document)

Name of Trustee, Grantor, Executor or Conservator executing this agreement on behalf of Investor:_____________________________________________________________

Address:________________________ City:_______________State:______ Zip:__________

Phone:______________________Fax:_____________________Email:_____________________

Date of Formation of Investor:__________________________________________________

Jurisdiction in which Investor Formed: _________________________________________

Tax I.D. of Investor:   _____________ - ____________ - ______________

If Trust does not have a Tax I.D. Number, indicate the Social Security Number ("SSN") of the person having voting power over the Trust, including such person's name and his/her relationship to the Trust (i.e., grantor, trustee, beneficiary, etc.):

           SSN:_________________________________________________

           Name:________________________________________________

           Relationship to Trust:_______________________________

15. LEGAL ENTITY: Complete this Section 15 if Investor is a sole proprietorship, corporation, partnership, limited liability company, etc.

Check One:

[ ] Sole Proprietorship [ ] Corporation [ ] Partnership

[ ] Limited Liability Company [ ] Unincorporated Organization [ ]Other__________

Name of Investor (Company Name):________________________________________________

Business Address:_______________________ City:_____________State:____ Zip:______

Phone:________________________ Fax:__________________ Email:____________________

Tax Identification #:__________________________

Date of incorporation or organization:__________________________________________
(Attach a copy of a certified copy of the Certificate of Incorporation, Articles of Organization, or similar document)

Jurisdiction of incorporation or organization: _________________________________

Tax Year End:___________________________________

Individual executing this agreement on behalf of Investor:

         Name of Authorized Person or Officer:  ______________________________

         Title of Authorized Person:  ________________________________________

16.   [INTENTIONALLY LEFT BLANK ]

17.   INVESTOR SUITABILITY. All Investors must complete this Section 17.

(A) The following information is required to ascertain whether you would be deemed an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended ("the Securities Act"). Please check whether you are any of the following:

1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                                                     Yes_____         No_____

2. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                                                     Yes_____         No_____

3. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units offered, with total assets in excess of $5,000,000.

                                                     Yes_____         No_____

4.    A director or executive officer of Capital Benefits, LLC.

                                                     Yes_____         No_____

5. A natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000.

                                                     Yes_____         No_____

6. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                                                     Yes_____         No_____

7. A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person (i.e., directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).

                                                     Yes_____         No_____

8.    An entity in which all of the equity owners are accredited investors.

                                                     Yes_____         No_____

If Investor is a Michigan resident, please check whether you are either:

            (i) A business entity having either net income from operations after taxes in excess of $100,000.00 in its last fiscal year or its latest 12-month period or a net worth in excess of $1,000,000.00 at the time of purchase, and after the purchase has less than 10% of its total assets invested in the securities of the Fund.

                                                     Yes_____         No_____

            (ii) An individual who after the purchase has an investment of $50,000.00 or more in the securities of the Fund, including installment payments to be made within 1 year after purchase by the investor; has either personal income before taxes in excess of $100,000.00 for his or her last fiscal year or latest 12-month period and is capable of bearing the economic risk, or net worth in excess of $1,000,000.00; and has the knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment or has obtained the advice of an attorney, certified public accountant, or investment adviser registered under the Investment Advisers Act of 1940, or an investment adviser registered under the Michigan Uniform Securities Act, with respect to the merits and risks of the prospective investment.

                                                     Yes_____         No_____

(B)   Frequency of prior investments (check one each row):

                                     Frequently      Occasionally       Never

         Life Settlements            _________       __________         ________

         Trust Deeds/Real Estate     _________       __________         ________

         Options                     _________       __________         ________

         Stocks                      _________       __________         ________

         Mutual Funds                _________       __________         ________

         Bonds                       _________       __________         ________

         Variable Annuities          _________       __________         ________

         Fixed Annuities             _________       __________         ________

         Commodities                 _________       __________         ________

(C)   Investment Objective:

            Preservation of Capital/Income: [ ]

            Other: [ ] Describe: _______________________________________________

(D) Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (you, trustee, beneficiary, director, officer, manager, partner, financial adviser, broker, accountant, attorney, etc.):__________________________________________________________________________

________________________________________________________________________________

(E) Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.
________________________________________________________________________________

________________________________________________________________________________

(F) Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential company investment?
[ ] Yes [ ] No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

(G)   Is Investor associated with another member of the NASD? ____YES ____NO

(H) Net worth, inclusive of the net worth of your spouse and of the value of your principal residence, furnishings therein and personal automobiles (IT IS IMPORTANT THAT YOU CHECK THE HIGHEST APPLICABLE AMOUNT):

      ( ) less than $100,000    ( ) $100,000 to $149,999
      ( ) $150,000 to $199,999  ( ) $200,000 to $249,999
      ( ) $250,000 to $349,999  ( ) $350,000 to $699,999
      ( ) $700,000 to $799,999  ( ) $800,000 to 1,000,000
                                ( ) over $1,000,000

(I) Net worth, inclusive of the net worth of your spouse and excluding the value of your principal residence, furnishings therein and personal automobiles (HIGHEST APPLICABLE AMOUNT):

      ( ) less than $100,000    ( ) $100,000 to $149,999
      ( ) $150,000 to $199,999  ( ) $200,000 to $249,999
      ( ) $250,000 to $349,999  ( ) $350,000 to $699,999
      ( ) $700,000 to $799,999  ( ) $800,000 to 1,000,000
                                ( ) over $1,000,000

(J) Indicate (a) your individual income from all sources for the calendar years 2003 and 2004 and estimated income for 2005 or (b) your joint income with your spouse from all sources for the calendar years 2003 and 2004 and estimated income for 2005 (IT IS IMPORTANT THAT YOU CHECK THE HIGHEST APPLICABLE AMOUNT):

      (a)   Individual Income:

      $60,000         $100,001         $150,000          $200,000
      to              to               to                to             $300,000
      $100,000        $149,999         $199,999          $299,999       and over
      --------        --------         --------          --------       --------
2003  ( )             ( )              ( )               ( )            ( )
2004  ( )             ( )              ( )               ( )            ( )
2005  ( )             ( )              ( )               ( )            ( )

      (b)   Joint Income:

      $60,000         $100,001         $150,000          $200,000
      to              to               to                to             $300,000
      $100,000        $149,999         $199,999          $299,999       and over
      --------        --------         --------          --------       --------
2003  ( )             ( )              ( )               ( )            ( )
2004  ( )             ( )              ( )               ( )            ( )
2005  ( )             ( )              ( )               ( )            ( )

(K)   Income tax rate:

      (a) Was some portion of your income during your last taxable year taxed at the highest rate for federal income tax purposes?
            ______ Yes ______ No

      (b) At what rate do you anticipate that your income during your current taxable year will be taxed for federal income tax purposes?
            ______ 0-10%    ______ 10-20%    ______ 20-30%   _____ 30% or higher

18.   REGISTRATION INFORMATION FOR THE UNITS

Subscriber Name(s)______________________________________________________________

Co-Subscriber Name (if applicable):_____________________________________________

Number of Units Subscribed For: ________________________________________________

Subscription Amount:  $_________________________________________________________

Check One:    [ ] Initial Investment     [ ] Additional Investment

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to Sections 13, 14 or 15 of this Subscription Agreement) is:

Name(s)_________________________________________________________________________

Address:___________________________ City:_______________ State:_____ Zip:_______

Telephone:____________________ Fax:__________________ Email: ___________________

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, provide the account information to which such proceeds should be electronically transferred is:

Name of Financial Institution:__________________________________________________

Routing ABA Number-if bank:_____________________________________________________

Account Name: ___________________________ Account Number: ______________________

Address of Financial Institution:_______________________________________________

Telephone:____________________________ Fax: ____________________________________

Name of Contact Person at Financial Institution:________________________________

19.   SIGNATURE PAGE

Investor hereby certifies that the information provided by Investor in this Subscription Agreement is true, accurate and complete as of the date hereof, and further agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.

INDIVIDUAL(S)

Investor's primary residence is in (indicate State)_____________________________

____________________________   ____________________________ Date:_______________
Signature of Subscriber                Print Name

____________________________  _____________________________ Date:_______________
Signature of Co-Subscriber             Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

______________________________________
Print Legal Name of Trust

_______________________________ ________________________ Date:__________________
Signature of Authorized Person    Print Name and Title
(i.e., Trustee)

____________________________ ___________________________ Date:__________________
Signature of Required Other    Print Name and Title
  Authorized Person

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

______________________________________________________________
         Print Name of Legal Entity (name of company)

By:_____________________________________________________ Date:__________________
         Signature of Authorized Person

________________________________________________________
         Print Name and Title

By: _________________________________________________    Date:__________________
       Signature of Required Other Authorized Person

________________________________________________________
         Print Name and Title

================================================================================

FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected [ ] Other

Subscription Amount Accepted:  $____________________________

Dated: __________________________

                               Capital Benefits, LLC

                               By:  AmeriFirst Financial Services, Inc., Manager

                               By:  ________________________________________

                               Name: _______________________________________

                               Title: ______________________________________

20.   ADDITIONAL SUBSCRIPTION REQUEST

    (TO BE COMPLETED BY ONLY BY EXISTING INVESTORS OF CAPITAL BENEFITS, LLC)

Name(s) of Subscriber(s): ______________________________________________________

Additional Subscription Amount: ________________________________________________

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL(S)

Investor's primary residence is in (indicate State)_____________________________

___________________________  ___________________________   Date:________________
Signature of Subscriber               Print Name

___________________________ ____________________________  Date:_________________
Signature of Co-Subscriber            Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

______________________________________
Print Legal Name of Trust

___________________________________  _______________________  Date:_____________
Signature of Authorized Person        Print Name and Title
 (i.e., Trustee)
__________________________________   _______________________  Date:_____________
Signature of Required Other           Print Name and Title
 Authorized Person

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

______________________________________________________________
         Print Name of Legal Entity (name of company)

By: __________________________________________________ Date:____________________
         Signature of Authorized Signatory

______________________________________________________________
         Print Name and Title

By: ________________________________________________________ Date:______________
       Signature of Required Other Authorized Person

_______________________________________________________________
         Print Name and Title

================================================================================

FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected  [ ] Other

Subscription Amount Accepted:  $____________________________

Dated: __________________________

                                Capital Benefits, LLC
                                By: AmeriFirst Financial Services, Inc., Manager

                                By: ____________________________________________

                                Name: __________________________________________

                                Title:  ________________________________________

21.   ACCEPTANCE

      (Office Use Only)

      This Subscription Agreement will not be an effective agreement until it or a facsimile is signed by Capital Benefits, LLC.

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been: ____Accepted ____Accepted in Part ____Rejected ____Other

Subscription Amount: $________________________ Dated:___________________________

[ ] Initial Investment                [ ] Additional Investment

Capital Benefits, LLC

By:  AmeriFirst Financial Services, Inc., Manager

By: ___________________________________

Name: _________________________________

Title:  _______________________________

By:________________________________________    Date:____________________________
         Registered NASD Representative

By:________________________________________    Date:____________________________
         Principal

By:________________________________________    Date:____________________________
         Principal

                                   APPENDIX A

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1) to the issuer;

      (2) pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6) by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

      (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                                                       EXHIBIT B

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                              CAPITAL BENEFITS, LLC

                      (A FLORIDA LIMITED LIABILITY COMPANY)

                          DATED AS OF OCTOBER 31, 2005

                                TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE I: INTERPRETATION........................................................................................1

         SECTION 1.1  DEFINITIONS................................................................................1
         SECTION 1.2  TERMS DEFINED ELSEWHERE....................................................................4
         SECTION 1.3  CAPTIONS...................................................................................4
         SECTION 1.4  CONSTRUCTION...............................................................................5

ARTICLE II:  THE FUND AND ITS BUSINESS...........................................................................5

         SECTION 2.1  FORMATION OF FUND..........................................................................5
         SECTION 2.2  NAME.......................................................................................5
         SECTION 2.3  TERM OF FUND...............................................................................5
         SECTION 2.4  PURPOSES OF FUND...........................................................................5
         SECTION 2.5  REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE.......................5
         SECTION 2.6  FILINGS....................................................................................6
         SECTION 2.7  NAMES OF MEMBERS...........................................................................6
         SECTION 2.8  RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS..................................6
         SECTION 2.9  MEETINGS OF MEMBERS........................................................................6

ARTICLE III:  FUND INTERESTS AND CAPITALIZATION..................................................................7

         SECTION 3.1  CAPITAL CONTRIBUTION OF THE MANAGER........................................................7
         SECTION 3.2  CAPITAL CONTRIBUTIONS OF MEMBERS...........................................................7
         SECTION 3.3  PROVIDER TRUST ACCOUNT.....................................................................7
         SECTION 3.4  PREMIUM TRUST ACCOUNT......................................................................7
         SECTION 3.5  SERVICING RESERVE FUND.....................................................................8
         SECTION 3.6  CAPITAL CALL...............................................................................8
         SECTION 3.7  NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS....................8
         SECTION 3.8  NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS.............................9
         SECTION 3.9  LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES......................................9
         SECTION 3.10  CONTRIBUTIONS OF LIFE INSURANCE POLICIES..................................................9

ARTICLE IV:  ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL ACCOUNTS.................................................9

         SECTION 4.1  ALLOCATION OF NET INCOME AND NET LOSS......................................................9
         SECTION 4.2  OTHER ALLOCATION PROVISIONS................................................................9
         SECTION 4.3  ALLOCATIONS FOR INCOME TAX PURPOSES.......................................................12
         SECTION 4.4  WITHHOLDING...............................................................................12
         SECTION 4.5  CAPITAL ACCOUNTS..........................................................................12

ARTICLE V:  DISTRIBUTIONS.......................................................................................12

         SECTION 5.1  DISTRIBUTIONS.............................................................................12
         SECTION 5.2  OPERATING TRUST ACCOUNT...................................................................13
         SECTION 5.3  CERTAIN STATE AND LOCAL TAXES.............................................................13
         SECTION 5.4  TIMING OF DISTRIBUTIONS...................................................................13


         SECTION 5.5  LIMITATIONS ON DISTRIBUTIONS..............................................................13
         SECTION 5.6  RESERVES..................................................................................14
         SECTION 5.7  TAX DISTRIBUTIONS.........................................................................14
         SECTION 5.8  INCORRECT DISTRIBUTIONS...................................................................14
         SECTION 5.9  DISTRIBUTIONS IN KIND.....................................................................14

ARTICLE VI:  MANAGEMENT.........................................................................................14

         SECTION 6.1  MANAGEMENT POWERS OF THE MANAGER..........................................................14
         SECTION 6.2  MANAGER'S OBLIGATIONS.....................................................................16
         SECTION 6.3  PROCEDURES................................................................................16
         SECTION 6.4  MANAGER'S DUTY TO DEVOTE TIME.............................................................16
         SECTION 6.5  CONDUCT OF MANAGER; LIMITED LIABILITY OF THE MANAGER......................................16
         SECTION 6.6  INDEMNIFICATION...........................................................................17
         SECTION 6.7  CERTAIN TRANSACTIONS BETWEEN THE FUND AND THE MANAGER AND ITS AFFILIATES..................17
         SECTION 6.8  DEFAULT OF MANAGER........................................................................18
         SECTION 6.9  REMOVAL OF MANAGER; SUCCESSOR.............................................................19

ARTICLE VII:  BOOKS, RECORDS, TAXES AND REPORTS.................................................................20

         SECTION 7.1  BOOKS OF ACCOUNT..........................................................................20
         SECTION 7.2  BANK ACCOUNTS.............................................................................20
         SECTION 7.3  TAX RETURNS...............................................................................20
         SECTION 7.4  TAX MATTERS PARTNER.......................................................................20
         SECTION 7.5  RECORDS...................................................................................20
         SECTION 7.6  MANAGER'S ANNUAL REPORT...................................................................21
         SECTION 7.7  ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SUBSERVICING REPORTS...............................21
         SECTION 7.8  REPORTS TO MEMBERS........................................................................22

ARTICLE VIII:  ADMISSION OF MEMBERS.............................................................................22

         SECTION 8.1  ADMISSION OF MEMBERS......................................................................22

ARTICLE IX:  TRANSFERS OF INTERESTS OF MEMBERS..................................................................23

         SECTION 9.1  GENERAL PROHIBITION.......................................................................23
         SECTION 9.2  GENERAL CONDITIONS TO PERMITTED TRANSFER..................................................23
         SECTION 9.3  VOID TRANSFERS............................................................................24
         SECTION 9.4  PERMITTED TRANSFERS.......................................................................24
         SECTION 9.5  NOTICE....................................................................................25

ARTICLE X:  DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER................................................25

         SECTION 10.1  EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE FUND............................25
         SECTION 10.2  RIGHTS OF PERSONAL REPRESENTATIVE........................................................25
         SECTION 10.3  WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS................................................25

ARTICLE XI:  BANKRUPTCY, DISSOLUTION AND TERMINATION............................................................27

         SECTION 11.1  BANKRUPTCY...............................................................................27
         SECTION 11.2  DISSOLUTION..............................................................................27


         SECTION 11.3  LIQUIDATION..............................................................................27
         SECTION 11.4  TERMINATION..............................................................................28

ARTICLE XII:  AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY......................................................28

         SECTION 12.1  AMENDMENTS...............................................................................28
         SECTION 12.2  AMENDMENT OF ARTICLES OF ORGANIZATION....................................................28
         SECTION 12.3  POWER OF ATTORNEY........................................................................28

ARTICLE XIII:  MISCELLANEOUS PROVISIONS.........................................................................29

         SECTION 13.1  NOTICES..................................................................................29
         SECTION 13.2  SEVERABILITY.............................................................................29
         SECTION 13.3  COUNTERPARTS.............................................................................29
         SECTION 13.4  ENTIRE AGREEMENT.........................................................................29
         SECTION 13.5  FURTHER ASSURANCES.......................................................................29
         SECTION 13.6  SUCCESSORS AND ASSIGNS...................................................................29
         SECTION 13.7  WAIVER OF ACTION FOR PARTITION...........................................................30
         SECTION 13.8  CREDITORS................................................................................30
         SECTION 13.9  REMEDIES.................................................................................30
         SECTION 13.10  WRITING REQUIREMENT.....................................................................30
         SECTION 13.11  WAIVER..................................................................................30
         SECTION 13.12  APPLICABLE LAW..........................................................................30
         SECTION 13.13  SIGNATURES..............................................................................30


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                              CAPITAL BENEFITS, LLC

AMENDED AND RESTATED OPERATING AGREEMENT, dated as of October 31, 2005 (this "Agreement"), by and among AmeriFirst Financial Services, Inc., as manager of Capital Benefits, LLC, and each of the Members (as defined below) listed on Schedule A, annexed hereto, as the same shall be updated by the Manager from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.

                                    RECITALS

      WHEREAS, Capital Benefits, LLC (the "Fund") was formed on September 20, 2002, as a Florida limited liability company under the name AmeriFirst Fund I, LLC pursuant to Florida Limited Liability Company Act, 608 Fla.C. Section 608.401, et seq., as amended from time to time (the "Florida Act") and an Operating Agreement dated as of May 13, 2003 (the "Original Agreement");

      WHEREAS, the Fund has been established for the purpose of acquiring life insurance policies ("Life Insurance Policies") for less than the face amount of the Life Insurance Policy by providing financial benefits to medically impaired persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables, in exchange for an assignment of, and an irrevocable beneficial interest in, and right to receive the face value of, such Life Insurance Policy ("Life Settlements");

      WHEREAS, the Manager shall be the Manager of the Fund and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the Florida Act; and

      WHEREAS, the purposes of this amendment to, and restatement of, the Original Agreement are, among other things, to (i) reflect the Company's change of name and (ii) set out more fully the rights, obligations and duties of the Manager and the Members of the Company.

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager and each Member agree as follows:

                            ARTICLE I: INTERPRETATION

SECTION 1.1  DEFINITIONS.

      Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

"AFFILIATE" (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term `control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

"ARTICLES OF ORGANIZATION" The Articles of Organization of the Fund, and any amendments thereto, executed and filed in accordance with the Florida Act.

"CAPITAL ACCOUNT" With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Regulations. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Fund and, throughout the term of the Fund, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the Value of any property (net liabilities secured by the property that the Fund is considered to assume or take subject to pursuant to the provisions of Section 752 of the
Code)subsequently contributed by such Member to the Fund and (ii) decreased by the amount of (A) Net Losses and deductions and expenditures described in
Section 705(a)(2)(B) of the Code, allocated to such Member pursuant to Article IV and (B) the amount of cash and the Value of (net of liabilities secured by the property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and IX.

"CAPITAL CONTRIBUTIONS" Any contributions made to the Fund pursuant to Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).

"CODE" The Internal Revenue Code of 1986, as amended, and as may be amended from time to time.

"FISCAL  YEAR" The fiscal  year of the Fund as  determined  in  accordance  with
Section 7.1 of this Agreement.

"GROSS PROCEEDS" The gross proceeds paid from the Life Insurance Policies at Maturity.

"INDEMNIFIED PERSON" The Manager; any Affiliate of the Manager; any officer, director, manager, shareholder, partner, member, employee, representative or agent of the Manager; and any employee or agent of the Fund.

"INSURED" Any individual named as the insured in the Life Insurance Policy.

"INTEREST" The ownership interest of a Member in the Fund as reflected in the records maintained by the Fund at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.

"MANAGER" AmeriFirst Financial Services, Inc. or any Person replacing AmeriFirst Financial Services, Inc.

"MATURITY" The time at which the proceeds of a Life Insurance Policy become due (i.e., upon the death of the Insured).

"MEMBER" An owner of the Units in the Fund, unless the instruments through which the Units were Transferred to the owner did not also convey the transferor's status as a Member.

"NASD" National Association of Securities Dealers.

"NET INCOME OR NET LOSS" respectively, for any period means the income or loss of the Fund for such period as determined in accordance with the method of accounting followed by the Fund for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Fund which are described in Section 705(a)(2)(B) of the Code; provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any of the Fund's assets shall be computed as if the adjusted basis of such asset of the Fund on the date of such disposition equaled its book value as of such date, (ii) if any of the Fund's assets is distributed in kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any of the Fund's assets shall be computed by assuming that the adjusted basis of such asset of the Fund equaled its book value determined under the methodology described in Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, further, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.

"PERSON" An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

"PRESUMED TAX LIABILITY" For any Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such Member for that Fiscal Year and (b) the Presumed Tax Rate.

"PRESUMED TAX RATE" The highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the States in which individual Members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Section 67 and 68 of the Code).

"PRO RATA SHARE" A proportionate share equal to the Capital Account of the Member divided by the aggregate Capital Accounts of all Members.

"PROSPECTUS" The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units.

"PROVIDER" Asset Settlement Group, Inc. (formerly known as AmeriFirst Funding Group, Inc.) or any Person replacing Asset Settlement Group, Inc., whom is responsible for purchasing Life Insurance Policies on behalf of the Fund either directly from the Insured, when it is licensed or not required to be licensed, from other providers or from a broker network.

"REGULATIONS" The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

"RETURN" The amount actually received, in proportion to such Member's Pro Rata Share, on a Life Insurance Policy at Maturity.

"SERVICING AGREEMENT" The agreement entered into between the Fund and a third party servicer, in connection with the servicing of the Life Insurance Policies.

"SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Fund must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

"SUBSTITUTED  MEMBER" Person admitted to the Fund as a substituted  Member under
Article IX.

"TRANSFER/TRANSFERRED" The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

"UNITS" Represent fractional undivided beneficial Interests in the income to be generated from a pool of Life Insurance Policies acquired by the Fund and that are (a) issued to Members upon their admission to the Fund under the Subscription Agreement and the Prospectus, or (b) Transferred to those who become Substituted Members.

"VALUE" Fair market value.

SECTION 1.2 TERMS DEFINED ELSEWHERE.

      The following terms have been defined in the locations set forth below.

            Defined Term                       Location
            ------------                       --------

            Adjusted Capital Account           Section 4.2(c)
            Agreement                          Preamble
            Capital Call                       Section 3.6
            Family Member                      Section 9.4(b)(i)
            Florida Act                        1st Recital
            Fund                               1st Recital
            Fund Counsel                       Section 6.7(b)
            Life Insurance Policies            2nd Recital
            Life Settlements                   2nd Recital
            Manager Default                    Section 6.8(b)
            Operating Trust Account            Section 5.2
            Original Agreement                 1st Recital
            Permitted Transferee               Section 9.4(b)
            Premium Trust Account              Section 3.4
            Provider Trust Account             Section 3.3
            Rules                              Section 6.7(b)
            Servicing Reserve Fund             Section 3.5
            TMP                                Section 7.4

SECTION 1.3 CAPTIONS.

      The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

SECTION 1.4 CONSTRUCTION.

      Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                      ARTICLE II: THE FUND AND ITS BUSINESS

SECTION 2.1 FORMATION OF FUND.

      The Fund has been organized as a Florida limited liability company pursuant to the provisions of the Florida Act. The rights and liabilities of the Members, the management of the affairs of the Fund and the conduct of its business shall be as provided in the Florida Act, except as herein otherwise expressly provided.

SECTION 2.2 NAME.

      The name of the Fund shall be Capital Benefits, LLC, but the Manager, in its discretion, may change the name of the Fund at any time and from time to time upon written notice to the Members.

SECTION 2.3 TERM OF FUND.

      The existence of the Fund shall be deemed to have commenced as of the date of the initial filing of the Articles of Organization with the office of the Department of State of the State of Florida on September 20, 2002 and shall terminate on December 31, 2027, unless earlier dissolved or terminated in accordance with Article XI of this Agreement or as provided by law.

SECTION 2.4 PURPOSES OF FUND.

      The Fund may engage in any lawful act or activity for which limited liability companies may be formed under the Florida Act and engage in any and all activities necessary or incidental.

SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS
OFFICE.

      The registered office of the Fund required by the Florida Act to be maintained in the State of Florida shall be at such place as set forth in the Articles of Organization, or at such other location as may hereafter be determined by the Manager. The registered agent of the Fund in the State of Florida shall be the initial registered agent named in the Articles of Organization or such other Person or Persons as the Manager may designate from time to time. The principal office of the Fund shall be at 2015-A Osborne Road, St. Marys, Georgia 31558 or at such other place as the Manager may designate from time to time, and the Fund shall maintain records as such place as required by the Florida Act.

SECTION 2.6 FILINGS.

      (a) The Manager is authorized to execute, file and record all such certificates and documents, including amendments to the Articles of Organization, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Florida and any other jurisdiction in which the Fund may own property or conduct business, including, without limitation, qualification of the Fund as a foreign limited liability company in any state in which such qualification is required. The Manager is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Fund conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

      (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Fund as a limited partnership in all jurisdictions in which the Fund shall desire to conduct business.

SECTION 2.7 NAMES OF MEMBERS.

      The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Fund at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS.

      The Fund may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by the Florida Act and subject to any other applicable terms of this Agreement and the Florida Act; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

SECTION 2.9 MEETINGS OF MEMBERS.

            (a) Meetings of the Members may be called by the Manager, and shall be called by the Manager upon request of Members whose aggregate Capital Accounts total at least 20% of all Members' Capital Accounts at such time.

            (b) Members whose aggregate Capital Accounts constitute a majority of all Members' Capital Accounts, shall constitute a quorum at any meeting of Members.

            (c) Written notice stating the place, day and hour of each meeting of Members and the general purpose or purposes for which the meeting is called shall be given not less than seven (7) nor more than thirty (30) days before the date of the meeting to each Member.

            (d) A Member may waive any notice required by law or this Agreement, before or after the date and time of the meeting that is the subject of such notice. Except as provided in the next sentence, the waiver shall be in writing, signed by the Member entitled to the notice and delivered to the Manager for inclusion in the Fund's minutes or records. A Member's attendance at or participation in a meeting waives any required notice to such Member of the meeting unless the Member, at the beginning of the meeting or promptly upon such Member's arrival, objects to the transaction of any business at such meeting on the ground that such meeting is not lawfully called or convened. A Member may participate in a meeting in person or by proxy, subject to Manager's consent, in its sole discretion.

            (e) Any vote, consent or approval of the Members may be accomplished by written consent in lieu of a meeting signed by Members constituting the required vote for the action so taken.

                 ARTICLE III: FUND INTERESTS AND CAPITALIZATION

SECTION 3.1 CAPITAL CONTRIBUTION OF THE MANAGER.

            (a) The Manager has contributed $10.00 to the capital of the Fund in cash or property.

            (b) The Manager shall not be required to contribute any additional capital to the Fund or, except as expressly set forth in this Agreement, to lend any funds to the Fund.

SECTION 3.2 CAPITAL CONTRIBUTIONS OF MEMBERS.

      The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager in the form attached hereto as Schedule A. The Manager shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

"Capital Contribution" shall include cash contributions or otherwise, including, but not limited to, contributions of entire or fractional interest in Life Insurance Policies.

SECTION 3.3 PROVIDER TRUST ACCOUNT.

      A separate interest bearing trust account ("Provider Trust Account") shall be established by the Provider for which funds deposited therein by the Fund shall be used by the Provider to purchase Life Insurance Policies from the Insured and when applicable, pay the broker's fee to the Insured's broker, and pay any other fees assumed with the purchase of the Life Insurance Policies. Funds on deposit in the Provider Trust Account may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short-term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any Life Insurance Policy from an Insured.

SECTION 3.4 PREMIUM TRUST ACCOUNT.

      The Fund shall establish a premium trust account (the "Premium Trust Account") to pay premiums on all Life Insurance Policies. The Premium Trust Account shall equal approximately the annual premiums of each Life Insurance Policy purchased by the Fund for the estimated life expectancy of the Insured plus an additional two years beyond such estimated life expectancy. Upon final liquidation of the Fund, the remaining Premium Trust Account balance shall be transferred to our Members on a proportionate basis with all accrued interest thereon. Funds on deposit in the Premium Trust Account may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short-term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any Life Insurance Policy from an Insured.

SECTION 3.5 SERVICING RESERVE FUND.

         The Manager shall set aside 1% of the Manager's fee received, up to a maximum of $250,000, as a servicing reserve fund ("Servicing Reserve Fund") intended to be used as a reserve set aside for the Fund in the event there are insufficient funds available to service the Life Insurance Policies purchased by the Fund. Upon final liquidation of the Fund, the Servicing Reserve Fund remainder balance shall be distributed back to the Manager. Funds on deposit in the Servicing Reserve Fund may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short-term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any Life Insurance Policy from an Insured.

SECTION 3.6  CAPITAL CALL.

      (a) In the event that sufficient funds are unavailable to pay the premiums on any Life Insurance Policy, and a Life Insurance Policy would thereby lapse, the Manager shall have the right, in its sole discretion, to require all Members to make additional Capital Contributions ("Capital Call") of up to six (6) months premiums to insure that no Life Insurance Policy lapses. The Manager shall have the right, but not the obligation, to advance funds on behalf of the Fund in lieu of a Capital Call. Notwithstanding the foregoing, a Capital Call shall only be made when the Premium Trust Account is within six (6) months of being exhausted.

      (b) The Manager shall also have the right, in its sole discretion, to make a Capital Call to cover litigation costs, costs of servicing the Life Insurance Policies and any other expenses to preserve the Fund and for which there are insufficient funds on hand. In addition, the Manager may make a Capital Call on an individual Member with respect to any state or local tax amounts that the Fund may be obligated to pay on behalf of such Member.

      (c) The Members will make the Capital Call in proportion to their Interests in the Fund. Capital Calls made pursuant to this provision shall be made within thirty (30) days after receipt of notice from the Manager. If a Member shall default in making any such Capital Call, then the other Members shall have, with respect to the defaulted Capital Contribution, the right to contribute, pro rata, and receive a premium to be determined by the Manager of the Interest attributable to the defaulted Capital Contribution.

SECTION 3.7 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS.

      (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Fund, except as expressly provided in Article V and Section 10.3 of this Agreement. No Member shall have the right to receive interest on its Capital Contribution.

      (b) None of the Members, or any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

SECTION 3.8 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS.

      No Member shall have an obligation, at any time during the term of the Fund or upon its liquidation, to pay to the Fund or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

SECTION 3.9  LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES.

      Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither the Manager or any Member, nor any Affiliate of the Manager or any Member, shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Manager or Member or being an Affiliate of either of them.

SECTION 3.10 CONTRIBUTIONS OF LIFE INSURANCE POLICIES.

      The Manager, in its sole discretion, may accept, in lieu of cash, from anyone other than an Affiliate of the Manager or the Fund, as an initial Capital Contribution in exchange for Units in the Fund, an entire or fractional interest in Life Insurance Policies.

         ARTICLE IV: ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL ACCOUNTS

SECTION 4.1 ALLOCATION OF NET INCOME AND NET LOSS.

      Except as provided in Section 4.2, the Fund's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated to the Members on their Pro Rata Share.

SECTION 4.2 OTHER ALLOCATION PROVISIONS.

            (a) Items of tax expense payable by the Fund or withheld on income received by the Fund shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1 hereof, provided, that where an item of tax expense payable by the Fund or where a withholding tax on income or payments received by the Fund is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Fund, such tax expense or withholding shall be allocated, as reasonably determined by the Manager, only to such Members to whom allocations of income are subject to tax in the hands of the Fund and distributions to the Members shall be adjusted appropriately.

            (b) If there is a net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(d) of the Regulations) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(g)(2)of the Regulations) subject to the exceptions set forth in Sections 1.704-2(f)(2), (3) and (5) of the Regulations, provided, that if the Fund has any discretion as to an exception set forth pursuant to Section 1.704-2(f)(5)of the Regulations, the Manager may exercise such discretion on behalf of the Fund. The Manager shall, if the application of the "minimum gain chargeback" requirement pursuant to Section 1.704-2(f)(4) of the Regulations would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement. The foregoing is intended to be a "minimum gain chargeback" provision as described in Section 1.704-2(f) of the Regulations and shall be interpreted and applied in all respects accordingly.

            If during the Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Section 1.704-2(i)(3) of the Regulations), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Section 1.704-2(i)(5)-2 of the Regulations as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Section 1.704-2(i)(4)of the Regulations
(provided, that if the Fund has any discretion as to an exception, the Manager may exercise such discretion on behalf of the Fund) shall be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Manager shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) and 1-704-2(i)(4)of the Regulations. The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in all respects accordingly.

            (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b),(2)(ii)(d), (5) or (6) of the Regulations, which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Fund income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as set forth in Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in all respects accordingly.

            A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Sections 1.704-2(g)(1) and (3) of the Regulations, (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Section 1.704-2(i)(5) of the Regulations), and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Fund or other amount that the Member is treated as obligated to restore pursuant to Sections 1.704-1 (b)(2)(ii)(c) and (y) of the Regulations, decreased by reasonably expected adjustments, allocations and distributions set forth in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)of the Regulations. This definition shall be interpreted consistently with Section 1.704-1 (b)(2)(ii)(d)of the Regulations.

            (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Fund income and gain in the amount of such deficit as rapidly as possible, provided, that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this
Section 4.2(d) were not in this Agreement.

            (e) Notwithstanding anything to the contrary in this Article IV,

                  (i) Company losses,  deductions or  expenditures  described in
            Section 705(a)(2)(b) of the Code, that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Section 1.704-2(i) of the Regulations; and

                  (ii) Company losses,  deductions or expenditures  described in
            Section 705(a)(2)(b) of the Code, that are attributable to Fund nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.

            (f) Notwithstanding any provision of Section 4.1 hereof, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 hereof notwithstanding this Section 4.2(f).

            (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs (b), (c), (d), (f), and (h) of this Section 4.2, which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f) and (h).

            (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Fund or part thereof is Transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Fund for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year that such Interest is held by each of them, except that, if they agree between themselves and so notify the Manager within thirty (30) days after the Transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Fund.

            (i) In determining the Members' share of the excess nonrecourse liabilities of the Fund, if any, for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' share of Fund profits shall be proportional to the Members' Capital Contributions.

            (j) Any allocations made pursuant to this Article IV shall be made in the following order:

                  (i) Section 4.2(b);

                  (ii) Section 4.2(c);

                  (iii) Section 4.2(e);

                  (iv) Section 4.2(g);

                  (v) Section 4.2(a);

                  (vi) Section 4. 1; and

                  (vii) Section 4.2(d).

            These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital

Account shall be determined after the operation of all preceding provisions for the Fiscal Year. These allocations shall be made consistently with the requirements of Section 1.704-2(j)of the Regulations.

            (k) The  Manager  may  vary  the  allocations  provided  for in this
Article IV to the extent it believes it reasonably necessary to comply with the requirements of Sections 1-704-1(b)and 1.704-2 of the Regulations, provided, that any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

SECTION 4.3 ALLOCATIONS FOR INCOME TAX PURPOSES.

      The income, gains, losses, deductions and credits of the Fund shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Sections 4.1 and 4.2 above; provided, however, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Fund's books at a book value other than the tax basis of such property shall be allocated in a manner determined in the Manager's discretion, so as to take into account (consistently with Section 704(c) of the Code and Section 1.704-3 of the Regulations) the difference between such property's book value and its tax basis.

SECTION 4.4 WITHHOLDING.

      The Fund shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Fund is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Fund may, at its option, (i) require the Member to reimburse the Fund for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Fund with any representations and forms as shall reasonably be requested by the Fund to assist it in determining the extent of, and in fulfilling, its withholding obligations.

SECTION 4.5 CAPITAL ACCOUNTS.

      The Fund shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I hereof.

                            ARTICLE V: DISTRIBUTIONS

SECTION 5.1 DISTRIBUTIONS.

      Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections 5.4 and 5.5, the amount of all distributions of cash and of property other than cash, will be at the discretion of the Manager; provided, however, no distribution is permitted, if after the distribution, the Fund would be insolvent. All distributions pursuant to this
Section 5.1 will be made to the Members as follows:

            (a) An amount equal to the Gross Proceeds, less all amounts previously distributed to the Members, shall be distributed to the Members in proportion to their respective Pro Rata Share; and

            (b) Any cash or other property, other than Life Insurance Policies and Capital Contributions that have not been invested, remaining after the distributions set forth in Paragraph (a) above and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Members.

SECTION 5.2 OPERATING TRUST ACCOUNT.

      The Fund shall establish a separate, interest bearing money market trust account ("Operating Trust Account") for which funds received in connection with the Prospectus and proceeds received upon Maturity of a Life Insurance Policy are deposited therein. Funds in the Operating Trust Account shall be used to purchase Life Insurance Policies and to make the distributions provided in
Section 5.1 above. Funds on deposit in the Operating Trust Account may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short- term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any Life Insurance Policy from an Insured.

SECTION 5.3 CERTAIN STATE AND LOCAL TAXES.

      Notwithstanding Section 5.1 above, if the Manager, or any direct or indirect shareholder or other equity owners of the Manager (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes, in the state of Florida or any other state or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Fund shall distribute to the Manager an amount which, after deducting all Federal, state and local income taxes payable by the Manager as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties, and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.

SECTION 5.4 TIMING OF DISTRIBUTIONS.

      Unless as otherwise provided in this Agreement, the Manager shall use reasonable efforts to make the distributions provided in Section 5.1 above in the following manner: all cash payments of insurance proceeds to the Fund, including accrued interest thereon, received between the 26th day of one month through the 25th day of the following month, shall be paid to Members on the fifth day of the second following month. Distributions will only be made following months in which insurance proceeds are received on matured policies.

SECTION 5.5 LIMITATIONS ON DISTRIBUTIONS.

      Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the Florida Act. A Member who receives a distribution in violation of the Florida Act shall be liable to return the distribution to the Fund if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Fund, other than liabilities for which the recourse of creditors is limited to specified property of the Fund, exceed the Value of the assets of the Fund (except that the Value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Fund only to the extent that the Value of that property exceeds that liability). The Manager who votes for or assents to a distribution in violation of this

Agreement or the Florida Act shall be personally liable to the Fund for the amount of the distribution that exceeds what could have been distributed without such violation if it is established that person did not meet their duties as set forth in the Florida Act. In addition, no distribution shall be made to any Member to the extent that such Member has not satisfied any outstanding Capital Call as set forth in Section 3.6 hereof.

SECTION 5.6 RESERVES.

      In connection with any distribution to a Member under this Article V, the Manager shall cause the Fund to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Fund liabilities, and, at the expiration of such period as shall be deemed advisable by the Manager, the balance shall be distributed to such Member (or such Member's legal representative).

SECTION 5.7 TAX DISTRIBUTIONS.

      For each Fiscal Year, the Fund shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than sixty (60) days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, an amount equal to such Member's Presumed Tax Liability for such Fiscal Year. Any amount distributed pursuant to this
Section 5.7 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

SECTION 5.8 INCORRECT DISTRIBUTIONS.

      To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Fund, the recipients shall promptly repay all incorrect payments and the Fund shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

SECTION 5.9 DISTRIBUTIONS IN KIND.

      In the event any proceeds available for distribution consist of items other than cash, the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                             ARTICLE VI: MANAGEMENT

SECTION 6.1 MANAGEMENT POWERS OF THE MANAGER.

            (a) The Manager shall manage the Fund, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the Florida Act. Except as expressly limited by the provisions of this Agreement and the Florida Act, the Manager shall have the full, exclusive and absolute right, power and authority to manage and control the Fund and the property, assets, affairs and business thereof. Except as so expressly limited, the Manager shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by the Florida Act, the Members shall have no voice or participation in the management of the Fund's business, and no power to bind the Fund or to act on behalf of the Fund in any manner whatsoever. However, a majority in interest of the Members shall designate, appoint, elect, and replace the manager by a vote in person or by consent.

            (b) The Manager shall have the power and authority to effectuate the purposes of the Fund as set forth in this Agreement. The Manager shall not permit the Fund to undertake any activity that would cause the Fund to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Fund's assets to be "plan assets" or the trading and investment activity of the Fund to constitute "prohibited transactions" under the Code and the Employee Retirement Income Security Act of 1974, as may be amended.

            (c) Without limiting the generality of the foregoing Sections 6.1(a) and 6.1(b), the Manager shall have the power on behalf of the Fund to:

                  (i) authorize and engage in transactions and dealings on behalf of the Fund, including transactions and dealings with any Member or any Affiliate of any Member;

                  (ii) call meetings of Members on reasonable notice as provided in this Agreement, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, permit Members to vote by proxy at such meetings;

                  (iii) determine and make distributions,  in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the Florida Act;

                  (iv) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

                  (v) redeem,  repurchase  or  exchange,  on behalf of the Fund,
            Interests which may be so redeemed, repurchased or exchanged;

                  (vi) appoint (and dismiss from appointment) attorneys and agents on behalf of the Fund, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Fund, or such other employees or agents as the Manager deems necessary or desirable for the management and operation of the Fund, including any Member or any Affiliate of any Member;

                  (vii) open accounts and deposit,  maintain and withdraw  funds in the name of the Fund in banks, savings and loan associations, brokerage firms or other financial institutions;

                  (viii) effect a dissolution of the Fund and act as liquidating trustee or the Person winding up the Fund's affairs, all in accordance with the provisions of this Agreement and the Florida Act;

                  (ix) bring and defend, on behalf of the Fund, actions and proceedings, at law or in equity, before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

                  (x) prepare and cause to be prepared  reports,  statements and other relevant information for distribution to Members, as may be required or determined to be necessary or desirable by the Manager from time to time;

                  (xi) effect: (a) a sale or exchange of all or substantially all of the assets of the Fund, (b) a merger or consolidation or similar transaction of the Fund (whether the Fund or another Person is the surviving entity of such transaction), (c) a sale of all of the Interests of the Fund, or (d) any similar transaction; provided, however, that if any transaction set forth in
            (a), (b), (c) or (d) above adversely affects the Members, the vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts shall be required to effect any such transaction;

                  (xii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Fund; and

                  (xiii) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Fund in all matters necessary or desirable or incidental to the foregoing.

The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

SECTION 6.2 MANAGER'S OBLIGATIONS.

      The Manager shall operate the business of the Fund in the ordinary course of business, including without limitation, identifying potential Life Insurance Policies for the Fund to acquire, management of cash and cash equivalents, providing office space as necessary and telephones and any other necessary telecommunications and office support and supplies. In addition, the Manager shall service the Life Insurance Policies, monitor the Insured and conduct medical and insurance due diligence review of the Life Insurance Policies, or outsource such responsibilities to a third party.

SECTION 6.3 PROCEDURES.

      Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than seven (7) days notice to the Members or, in lieu thereof, by consent of Members delivered to the Manager with the required percentage of the Interests in the Fund, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under the Florida Act or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost certificates.

SECTION 6.4 MANAGER'S DUTY TO DEVOTE TIME.

      The Manager shall be responsible for the conduct of the business of the Fund as set forth in this Agreement in such a manner as to maximize the value of the Fund's assets, and the Manager shall devote such resources to the Fund business as shall be necessary or useful to manage and supervise the Fund's business and affairs in a proper and efficient manner.

SECTION 6.5 CONDUCT OF MANAGER; LIMITED LIABILITY OF THE MANAGER.

            (a) The Manager shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of the Florida Act.

            (b) The liability of the Manager shall be eliminated and limited to the maximum extent permitted by the Florida Act and any other applicable law.

            (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Fund, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Fund.

SECTION 6.6 INDEMNIFICATION.

            (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Fund for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Fund and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 6.6 shall be provided out of and to the extent of the Fund's assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this
Section 6.6 shall include the right to be paid, in advance, or reimbursed by the Fund for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            (b) The Manager shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

SECTION 6.7 CERTAIN TRANSACTIONS BETWEEN THE FUND AND THE MANAGER AND ITS AFFILIATES.

            (a) Nothing herein shall preclude the Manager and its Affiliates from receiving any of the fees for due diligence review, medical review, processing, administering, monitoring, closing and filing claims for the Life Insurance Policies, as more fully described in the Prospectus, provided, that such compensation does not reduce the Returns paid to the Members.

            (b) Counsel to the Fund may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Fund and the Members any consent to the representation of the Fund that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Fund in connection with the formation of the Fund and the offer and sale of Units ("Fund Counsel") is not involved in the underwriting, documentation or routine servicing of the Life Insurance Policies acquired by the Fund. Each Member acknowledges that Fund Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement, Fund Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Fund, or between any Member or the Fund, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Fund Counsel may represent either the Fund or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

            (c) Each Member further acknowledges that Fund Counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Fund and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

SECTION 6.8 DEFAULT OF MANAGER.

            (a) Upon the occurrence of a Manager Default (as defined below), the Manager shall give prompt written notice of the Manager Default to the Fund and the Fund shall give written notice to the Members at the addresses appearing in the list of Members prepared in accordance with Section 7.5(b) below. If the Manager fails to cure the Manager Default or is incapable of curing the Manager Default, the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time, may (i) terminate all of the rights and obligations of the Manager, or (ii) elect to waive the Manager Default; provided, however, a Manager Default in connection with the Manager's failure to make any required deposits or payments may not be waived. Upon any waiver of a past Manager Default, the Manager Default shall cease to exist, and any Manager Default arising therefrom shall be deemed to have been remedied for every purpose. No waiver shall extend to any subsequent or other Manager Default or impair any right of the Members in connection with the Servicing Agreement except to the extent expressly so waived.

      Upon receipt by the Manager of a termination notice, the Manager shall continue to perform all servicing functions under the Servicing Agreement until the date specified in the termination notice or as otherwise specified by the Fund in writing or, if no date is specified in the termination notice, until a date agreed upon by the Fund.

            (b) A "Manager Default" refers to any one of the following events which shall occur and be continuing:

                  (i) any failure by the Manager to report or give  instructions or notice to the Fund on or before the date occurring five (5) business days after the date the report or the instruction or notice is required to be given, as the case may be; or

                  (ii) failure on the part of the Manager to observe or perform in any material respect any other covenants or agreements which has a material adverse effect on the Members and which continues unremedied for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Fund, or to by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or

                  (iii) the Manager's delegation of its duties; or

                  (iv) any representation, warranty or certification made by the
            Manager in the agreements comprising the Servicing Agreement(s), shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Members and which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Fund, or by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or

                  (v) the Manager shall:

                        (A) become insolvent,

                        (B) fail to pay its debts generally as they become due,

                        (C) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or

                        (D) become a party to, or be made the subject of, any proceeding provided by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, the petition instituting the same is not dismissed within ninety (90) days after its filing.

            (c) In the event the Manager is terminated as a result of a Manager Default, the Fund may appoint any established financial institution whose regular business includes purchasing Life Insurance Policies to act as successor manager. Upon its appointment, the successor manager shall be the successor in all respects to the Manager and shall be subject to all the responsibilities, duties and liabilities placed on the Manager. All power and authority of the Manager shall pass to and vest in the successor manager, and, without limitation, the successor manager shall execute and deliver all documents and other instruments required of the Manager to be executed or delivered, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of the transfer of servicing rights to the successor manager.

SECTION 6.9  REMOVAL OF MANAGER; SUCCESSOR.

            (a) The Manager may be removed from the Fund for Cause (as defined below) and as otherwise specifically provided in Section 6.8 or this Section
6.9. For purposes of this Agreement, "Cause" shall mean the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists, provided, that any removal of the Manager for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Manager may also be removed, other than for Cause, after the Manager has received distributions from the Fund that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable, in connection with the public offering of Interests in the Fund, incurred by the Manager and its Affiliates in connection with the business of the Fund, provided, that any removal of the Manager pursuant to this Section 6.9 other than for Cause may be effected by a vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts. In the event of the removal or resignation of the Manager, nominations for a successor Manager may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Members' Capital Accounts at such time. Appointment of a successor Manager shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

            (b) If the Manager is removed from the Fund pursuant to Section 6.8 or this Section 6.9 or otherwise withdraws or resigns as Manager, the Manager will have none of the powers of a Manager.

                 ARTICLE VII: BOOKS, RECORDS, TAXES AND REPORTS

SECTION 7.1 BOOKS OF ACCOUNT.

      Complete books of account shall be kept by the Manager at the principal office of the Fund or at such other office as the Manager may designate. The Fiscal Year of the Fund shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Manager; provided, however, that the last Fiscal Year of the Fund shall end on the date the Fund is terminated.

SECTION 7.2 BANK ACCOUNTS.

      The Fund shall maintain one or more bank accounts for such funds of the Fund as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

SECTION 7.3 TAX RETURNS.

      The Fund shall prepare income tax returns for the Fund and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Fund will be classified as a "partnership" for federal, state and local income tax purposes. The Fund and its Members will take such reasonable action as may be necessary or advisable, as determined by the Manager, including the amendment of this Agreement to cause or ensure that the Fund shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Fund for Federal income tax or other tax purposes shall be made by the Manager.

SECTION 7.4 TAX MATTERS PARTNER.

      The Manager shall act as the "tax matters partner" ("TMP") of the Fund, as such term is defined in Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Manager as TMP.

SECTION 7.5 RECORDS.

            (a) The Manager shall cause the Fund to keep the following records, which shall be maintained at the Fund's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the
Manager:

                  (i) a copy of the  Articles  of  Organization  and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles of Organization or any amendments thereto have been executed;

                  (ii) copies of the Fund's federal, state, and local income tax or information returns and reports, if any, for the three (3) most recent taxable years;

                  (iii) a copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed for the three (3) most recent Fiscal Years;

                  (iv) copies of the  financial  statements of the Fund, if any, for the three (3) most recent Fiscal Years; and

                  (v) the Fund's books and records as they relate to the internal affairs of the Fund for at least the current and past three
            (3) Fiscal Years, including a list of all Members and Managers and their last known residence, business or mailing address.

            (b) The Manager shall furnish or cause to be furnished by the transfer agent and registrar, if other than the Manager, to the Fund within five
(5) business days after receipt by the Manager of a request therefor from the Fund, in writing, a list in such form as the Fund may reasonably require, of the names and addresses of the Members as of the most recent record date for payment of distributions to Members. Members may apply in writing to the Manager, that they desire to communicate with other Members with respect to their rights under the servicing agreement or under the units. If such request is accompanied by a copy of the communication which such applicants propose to transmit, then the Manager, after having been adequately indemnified by such applicants for its costs and expenses, shall afford or shall cause the transfer agent and registrar, if other than the Manager, to afford such applicants access during normal business hours to the most recent list of Members held by the Manager. The list shall be as of a date not more than forty-five (45) days prior to the date of receipt of such applicants' request and shall give the Manager notice that such request has been made, within five (5) business days after the receipt of such application. Every Member, by receiving and holding units, agrees with the Manager that neither the Manager, the transfer agent and registrar, if other than the Manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the Members, regardless of the source from which such information was obtained.

SECTION 7.6 MANAGER'S ANNUAL REPORT.

      The Manager shall deliver to the Fund for filing with the Department of State of Florida on or before January 15th of each calendar year, an annual certificate, in the form as the Department of State of Florida prescribes setting forth (1) the name of the Fund; (2) date of the Fund's organization; (3) the street and mailing address of the Fund's principal office; (4) the Fund's federal employee identification number; (5) the names and business of the Fund's managing member; (6) the street address of the Fund's registered agent; and (7) any other additional information as is required by the Department of State of Florida.

SECTION 7.7 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SUBSERVICING REPORTS.

      The Manager, at the sole expense of the Fund, shall undertake to cause annual reports to be prepared by independent public accountants for the Fund, which reports will be available for inspection by the Members at the offices of the Manager during normal business hours. On or before January 15th of each calendar year, beginning with January 15, 2004, the Manager shall cause, at cost and expense of the Fund, a firm of nationally recognized independent public accountants to furnish a report to the Manager covering the preceding annual period to the effect that the accountants have applied agreed-upon procedures to documents and records relating to the servicing of the Life Insurance Policies, compared the information contained in the Manager's units delivered during the period covered by the report with the documents and records and that no matters came to the attention of such accountants that caused them to believe that the servicing was not conducted in compliance with the Servicing Agreement, except for exceptions as the firm shall believe to be immaterial and other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed. A copy of the report may be obtained by any Member by a request in writing to the Manager.

SECTION 7.8 REPORTS TO MEMBERS.

            (a) The Manager shall prepare and distribute to each Member, semi-annually, a statement, which shall include the following information stated on an original principal amount of $1,000 per Unit:

                  (i) the original capital contribution to date;

                  (ii) the amount of principal and interest  previously  paid to all Members on Life Insurance Policies;

                  (iii) the aggregate amount of funds on deposit for the Fund as of the date of this distribution; and

                  (iv) the amount of accrued  but  unpaid  interest  on funds on deposit.

            (b) On or before January 31 of each calendar year, beginning with calendar year 2003, the Fund will furnish to each person who at any time during the preceding calendar year was a Member, an annual Member's tax statement prepared by an independent public accounting firm containing the information required to be contained in the regular semi-annual report to Members, as set forth in subparagraph (d) above, aggregated for the calendar year or the applicable portion thereof during which the person was a Member, together with the other customary information, consistent with the Fund's tax treatment of the Units, as the Fund and the Manager deem necessary or desirable to enable the Members to prepare their respective tax returns. The obligations of the Fund shall be deemed to have been satisfied to the extent that the Fund provides information which is substantially comparable to information which is required by applicable requirements of the Code, as from time to time in effect.

                       ARTICLE VIII: ADMISSION OF MEMBERS

SECTION 8.1 ADMISSION OF MEMBERS.

            (a) Subject to Paragraph (b) of this Section 8.1, the Manager, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time, admit one or more Persons as Members. The Fund shall only accept initial Capital Contributions from Members in an amount not less than $100,000.

            (b) Notwithstanding the provisions of Paragraph (a) of this Section 8.1, no Person may be admitted as an Member if such admission would (i) cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) result from the Transfer of an Interest if such Transfer is (or the Manager determines in its sole discretion with advice of Fund Counsel, that such Transfer could be) deemed to be effectuated through an "established securities market," a "secondary market" or the substantial equivalent thereof, within the meaning of Section 7704 of the Code, or (iii) violate or cause the Fund to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

            (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Manager pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

            (d) The Manager shall reflect each admission  authorized  under this
Article VIII by preparing an amendment to Schedule A attached hereto, to reflect such admission.

                  ARTICLE IX: TRANSFERS OF INTERESTS OF MEMBERS

SECTION 9.1 GENERAL PROHIBITION.

      Except as otherwise expressly provided for in this Agreement or as otherwise provided in the Florida Act, a Member may not Transfer its Interest without the prior written consent of the Manager, which consent may be granted or denied in its sole discretion. The Manager shall withhold consent to such Transfer where required under the terms of this Agreement and may do so without any liability or accountability to any Member or Person.

SECTION 9.2 GENERAL CONDITIONS TO PERMITTED TRANSFER.

            (a) No Transfer of an Interest shall be effective  unless  permitted by the terms of this  Agreement.  Notwithstanding  any other  provisions of this
Article IX, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would (i) cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Fund to be treated as a "publicly traded partnership" within the meaning of
Section 7704 of the Code, or (iii) violate or cause the Fund to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In no event shall the Manager have authority to consent to the Transfer of an Interest if such Transfer is (or the Manager determines in its sole discretion with advice of Fund Counsel, that such Transfer could be) deemed to be effectuated through an "established securities market", a "secondary market" or the substantial equivalent thereof, within the meaning of section 7704 of the Code. In addition, no Transfer shall be permitted unless the following conditions are satisfied:

                  (i) such Transfer  shall have been  consented to in writing by the Manager in accordance with the provisions of Section 8.1 hereof;

                  (ii) the transferee  shall accept and adopt in writing,  by an instrument in form and substance satisfactory to the Manager, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

                  (iii) the  transferee  shall pay all filing,  publication  and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Fund in connection with such transaction;

                  (iv) the  transferee  shall  execute  such other  documents or instruments as counsel to the Fund may require (or as may be required by law) in order to effect the admission of such Person as a Member;

                  (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;

                  (vi) if required by the Manager,  the Fund receives an opinion of counsel (who may be counsel for the Fund), in form and substance satisfactory to the Manager, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

                  (vii) if required by the Manager, Fund Counsel delivers to the
            Fund an opinion that such Transfer (a) will not result in a termination of the Fund under Section 708 of the Code; (b) will not cause the Fund to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Fund to become subject to the Investment Company Act of 1940.

            (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Fund until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Manager shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

            (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Fund attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Fund and the Manager shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Fund and the effective date of Transfer has passed.

            (d) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Manager determines is required.

            (e) The transferring Member shall cease to be a Member, and the transferee shall become a Substituted Member, as to the Interest so Transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Fund insofar as the Interest Transferred is concerned.

SECTION 9.3 VOID TRANSFERS.

      Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Fund.

SECTION 9.4 PERMITTED TRANSFERS.

            (a) Member may Transfer its right to receive distributions and allocations of Net Income and Net Loss and other economic benefits under this Agreement to any Permitted Transferee (as defined below); provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Fund or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Manager, which consent may be withheld in its sole and absolute discretion; provided, further, that if required by the Manager, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from Fund Counsel.

            (b) A "Permitted Transferee" means:

                  (i) Member's spouse,  children  (including  adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries; or

                  (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person; or

                  (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

                  (iv) another Member.

SECTION 9.5 NOTICE.

      Appropriate notice, including the following, under applicable securities laws shall be provided to purchasers in other states.

      NOTICE TO CALIFORNIA RESIDENTS:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                      ARTICLE X: DEATH, LEGAL INCOMPETENCY,
                            OR WITHDRAWAL OF A MEMBER

SECTION 10.1 EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE FUND.

      The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

SECTION 10.2 RIGHTS OF PERSONAL REPRESENTATIVE.

      On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.

SECTION 10.3 WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS.

            (a) With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) results in the Fund being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and the Regulations thereunder. To withdraw or partially withdraw from the Fund, a Member must give written notice thereof to the Manager and may thereafter obtain the Return in cash of his Capital Account, or the portion thereof, as to which he requests withdrawal, within ninety (90) days after the written notice of withdrawal is delivered to the Manager, subject to the following limitations:

                  (i) Except with regard to the right of the personal representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal shall be made, of or for any Units, until the expiration of at least one year from the date of purchase of those Units.

                  (ii) To assure that the payments to a Member or his representative do not impair the capital or the operation of the Fund, any cash payments in return of an outstanding Capital Account shall be made by the Fund only from Gross Proceeds and Capital Contributions.

                  (iii) A Member  shall have the right to receive  distributions in cash from his Capital Account only to the extent that cash from Gross Proceeds and Capital Contributions are available. The Manager shall not be required to (a) establish a reserve fund for the purpose of making a cash distribution of any Capital Account; (b) use any other sources of the Fund's funds other than cash from Gross Proceeds and Capital Contributions; (c) sell or otherwise liquidate any portion of the Fund's investments in Life Insurance Policies or any other asset in order to make a cash distribution of any Capital Account.

                  (iv) During the ninety (90) days following  receipt of written notice of withdrawal from a Member, the Manager shall not reinvest any Gross Proceeds or Capital Contributions in new Life Insurance Policies or other non-liquid investments unless and until the Fund has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account.

                  (v) Subject to the  restrictions  on  withdrawal  contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 10.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current Value of the Fund's net assets.

                  (vi) Requests by Members for withdrawal will be honored in the order in which the Manager receives them. If any request may not be honored, due to any limitations imposed by this Section 10.3 (except the one year holding limitation set forth in Subparagraph (i) of this Section 10.3), the Manager will notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

                  (vii) If a Member's  Capital  Account  would have a balance of less than one hundred thousand dollars ($100,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

            (b) Subject to all of the limitations set forth in Paragraph (a) above, a Member may withdraw or partially withdraw as a member of the Fund commencing one year after becoming a Member and obtain a Return of all or part of your Capital Account and receive back 85% of the face amount of your Capital Contribution, less any distributions paid to such date.

               ARTICLE XI: BANKRUPTCY, DISSOLUTION AND TERMINATION

SECTION 11.1 BANKRUPTCY.

      If the Fund voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within ninety (90) days after its filing, the Fund shall within fifteen (15) days after the date of the bankruptcy event (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that the Manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the Members describing the proceeding and requesting instructions from the Members. No sale, disposition or liquidation, whether in whole or in part, of the Life Insurance Policies shall be consummated until and unless the Manager shall have first received written instructions, or other written response, or affirmative refusal to provide a written response from Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

SECTION 11.2 DISSOLUTION.

      The Fund shall be dissolved  upon the earliest to occur of the  following:

            (a) payment to the Fund of all proceeds of all Life Insurance Policies; or

            (b) the express written consent of the Manager; or

            (c) the unanimous consent of the Members; or

            (d) the termination of the Fund in accordance with Section 2.3; or

            (e) sale of all or substantially all of the assets of the Fund; or

            (f) the entry of a decree of judicial dissolution of the Fund; or

            (g) the withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Fund and, within six (6) months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Fund as managers.

      SECTION 11.3 LIQUIDATION.

            (a) Upon the dissolution of the Fund, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Fund and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund to distribute the remaining assets to the Members, pro rata, in accordance with the positive balance in their respective Capital Accounts.

            (b) Upon dissolution, the Members shall look solely to the assets of the Fund for the return of their Capital Contributions. The winding up of the affairs of the Fund and the distribution of its assets shall be conducted exclusively by the Manager, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

SECTION 11.4  TERMINATION.

      The Fund shall terminate when all property owned by the Fund shall have been disposed of and the assets, after payment of, or due provision has been made for, and liabilities to Fund creditors shall have been distributed as provided in this Agreement. Upon such termination, the Manager shall execute and cause to be filed a certificate of discontinuance of the Fund and any and all other documents necessary in connection with the termination of the Fund.

            ARTICLE XII: AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

SECTION 12.1 AMENDMENTS.

      Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Manager without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Manager and by Members with Capital Accounts that exceed 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each of the Members adversely affected thereby, (i) increase the liability of any Member, (ii) decrease any Member's interest in Net Income or items of income or gain and distributions or (iii) increase any Member's interest in Net Loss or items of deduction or loss. The Manager shall send to each Member a copy of any amendment to this Agreement.

SECTION 12.2 AMENDMENT OF ARTICLES OF ORGANIZATION.

      In the event this Agreement shall be amended under Section 12.1, the Manager shall amend the Articles of Organization or any other governmental filings of the Fund, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

SECTION 12.3 POWER OF ATTORNEY.

         Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following: (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Articles of Organization and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing all of the Members, including such Member, by a single signature of the Manager acting as attorney-in-fact for all of them, and
(iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Fund, except that where the assignee thereof has been approved by the Manager for admission to the Fund as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

                     ARTICLE XIII: MISCELLANEOUS PROVISIONS

SECTION 13.1 NOTICES.

            (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Fund or to such other addresses as may have been specified in a written notice duly given to the other.

            (b) Any notices addressed as aforesaid shall be deemed to have been given (i) on the date of delivery, if delivered by hand or overnight courier,
(ii) on the date of transmission, if transmitted by facsimile, provided, that if transmitted by facsimile such transmittal is confirmed, and (iii) three (3) days after the deposit of same in the United States certified mail, return receipt requested.

SECTION 13.2 SEVERABILITY.

      If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

SECTION 13.3 COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

SECTION 13.4 ENTIRE AGREEMENT.

      This Agreement, the Exhibits hereto, and any Subscription Agreement or other documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

SECTION 13.5 FURTHER ASSURANCES.

      The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Fund to carry out the intent and purposes of this Agreement.

SECTION 13.6 SUCCESSORS AND ASSIGNS.

      Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

SECTION 13.7 WAIVER OF ACTION FOR PARTITION.

      Each of the parties hereto irrevocably waives, during the term of the Fund and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Fund.

SECTION 13.8 CREDITORS.

      None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Fund or any other Person not a party to this Agreement.

SECTION 13.9 REMEDIES.

      The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

SECTION 13.10 WRITING REQUIREMENT.

      Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

SECTION 13.11 WAIVER.

      No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

SECTION 13.12 APPLICABLE LAW.

      This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws.

SECTION 13.13 SIGNATURES.

      The signature of the Manager shall be sufficient to bind the Fund to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets; provided, however, that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

                             Signature Pages Follow

IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

                            CAPITAL BENEFITS, LLC

                            By: AmeriFirst Financial Services, Inc., its Manager
                                ------------------------------------------------

                            By: /s/ Brittany Ellis
                                ------------------------------------------------
                                Brittany Ellis, President

                              MEMBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of Capital Benefits, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                          ADDRESS FOR NOTICE
(Exact Name to appear on Certificate)    (Please Print):

-------------------------------------    ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         Attention:
                                                    ----------------------------

                                         Telecopy:
                                                    ----------------------------

By: ---------------------------------
              [Signature]

Printed Name:
              -----------------------
Title:
       ------------------------------
Tax Identification #:
                      ---------------
Dollar Amount of Capital Contribution: $
                                         --------------------
Dated:
       ------------------------------


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

                                   SCHEDULE A

                              CAPITAL BENEFITS, LLC

                                     MEMBERS

NAME AND ADDRESS                         AMOUNT OF CAPITAL CONTRIBUTION

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

                                         TOTAL $
                                                 -------------------------------

================================================================================

                             $100,000,000 -- MAXIMUM
                              $2,500,000 -- MINIMUM

                              CAPITAL BENEFITS, LLC

                                   ----------

                                   PROSPECTUS

                                   ----------

                            AMERIFIRST CAPITAL CORP.

                                ________ __, 2005

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MANAGER OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED IN THIS OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

UNTIL ______________ __, 2006 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTION IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee                   $  9,200
NASD Registration Fee                                                   10,500
Blue Sky Fees                                                           20,000
Accounting Fees and Expenses                                            70,000
Legal Fees and Expenses                                                250,000
Printing Fees and Expenses                                              10,000
Mailing                                                                  5,300
Miscellaneous                                                            5,000
                                                                      --------
                                                     Total            $380,000

Item 14. Indemnification of Directors and Officers.

      Pursuant to Section 608.4229 of the Florida Limited Liability Company Act, a Florida limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

      Our operating agreement requires us to indemnify our manager, provider and underwriter from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by our operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager, provider and underwriter for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. No member is required to make payments from his/her separate assets. We will not indemnify persons or advance payments for acts or omissions which are established to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      Our operating agreement further gives our manager the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

      In addition, our operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

Item 15. Recent Sales of Unregistered Securities.

      None.

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits.

      1.1   Form of Underwriting Agreement *

      3.1   Articles of Organization, as amended (6)

      4.1 Form of Subscription Agreement (included as Exhibit A to the Prospectus)*

      4.2 Amended and Restated Operating Agreement of Capital Benefits, LLC, dated as of October 31, 2005 (included as Exhibit B to the Prospectus) *

      5.1 Opinion of Robinson & Cole LLP with respect to legality of the securities *

      8.1 Opinion of Robinson & Cole LLP with respect to federal income tax matters *

      10.1 Escrow Agreement by and among AmeriFirst Capital Corp., Capital Benefits, LLC, and Wachovia Bank dated as of June 26,2005*

      10.2  Employment Agreement between AmeriFirst Capital Corp. and John Tooke
            (1)

      10.3  Form of Life Settlements Contract *

      10.4 Lease Agreement by and between William A. Watson, Jr. and AmeriFirst, Inc., dated January 24, 2005 *

      10.5 Letter Agreement between Capital Benefits, LLC and Asset Settlement Group, Inc., dated July 31, 2005 *

      10.6 Consulting Agreement between Asset Settlement Group, Inc. and 21st Services, dated as of September 21, 2005 *

      10.7 Consulting Agreement between AmeriFirst Financial Services, Inc. and Fasano Associates, Inc., dated as of November 1, 2002 **

      10.8 Underwriting Solutions Service Agreement between Examination Management Services, Inc. and Asset Settlement Group, Inc., dated as of October 11, 2005 *

      10.9 Approved Underwriter Agreement between Asset Settlement Group, Inc. and AVS, LLC dated as of September 21, 2005 *

      10.10 Restated Expense Agreement between AmeriFirst Fund I, LLC and AmeriFirst, Inc. dated as of December 23, 2003 (4)

      10.11 Servicing Agreement by and between AmeriFirst Financial Services, Inc. and 21st Holdings, LLC, dated May 14, 2003 (3)

      10.12 Amended and Restated Stockholders' Agreement by and among AmeriFirst, Inc. and the undersigned shareholders thereto, dated as of December 31, 2004 (5)

      10.13 Employment and Non-Compete Agreement by and between AmeriFirst, Inc. and John G. Tooke, dated as of January 1, 2005 (5)

      10.14 Restated Expense Agreement by and between AmeriFirst Capital Corp. and AmeriFirst, Inc., dated as of September 28, 2005, effective January 1, 2005 *

      23.1  Consent of Robinson & Cole LLP (included in the opinion filed as
            Exhibit 5.1 to this Registration Statement) *

      23.2  Consent of Marcum & Kliegman LLP *

      __________

      *     Filed with this amendment

      **    To be filed by amendment

            (1) Filed with registrant's registration statement on Form S-1, filed on August 23, 2002.

            (2) Filed with Amendment No. 3 to registrant's registration statement on Form S-1, filed on February 20, 2003.

            (3) Filed with Post-Effective Amendment No. 1 to registrant's registration statement on Form S-1, filed on May 15, 2003.

            (4) Filed with registrant's Annual Report on Form 10-KSB for its fiscal year ended September 30, 2003.

            (5) Filed with registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004.

            (6) Filed with registrant's current report on Form 8-K filed on June 27, 2005.

(B)   Financial Statement Schedules.

      Item 17. Undertakings

      The undersigned registrant undertakes to provide to the underwriter on each closing date as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 5 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Marys, State of Georgia on November 2, 2005.

                                        CAPITAL BENEFITS, LLC

                                        By: AMERIFIRST FINANCIAL SERVICES, INC.,
                                            MANAGER

                                            /s/ Brittany M. Ellis
                                            ------------------------------------
                                            Brittany M. Ellis
                                            President
                                            (Principal Executive Officer
                                            and Principal Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

/s/ Brittany M. Ellis     President, Secretary                 November 2, 2005
------------------------  and Director of Manager
Brittany M. Ellis